CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
$500,000,000 Floating Rate Senior Notes due March 7, 2022	$500,000,000	$60,600
$1,500,000,000 3.218% Senior Notes due March 7, 2022	$1,500,000,000	$181,800
$1,500,000,000 3.407% Senior Notes due March 7, 2024	$1,500,000,000	$181,800
$1,500,000,000 3.741% Senior Notes due March 7, 2029	$1,500,000,000	$181,800
$500,000,000 4.153% Senior Notes due March 7, 2039	$500,000,000	$60,600

(1)	Calculated in accordance with Rule 457(r) of the U.S. Securities Act of 1933, as amended.

Filed Pursuant to Rule 424(b)(2)

Registration No. 333-229697

PROSPECTUS SUPPLEMENT

(To prospectus dated February 15, 2019)

Mitsubishi UFJ Financial Group, Inc.

$500,000,000 Floating Rate Senior Notes due March 7, 2022

$1,500,000,000 3.218% Senior Notes due March 7, 2022

$1,500,000,000 3.407% Senior Notes due March 7, 2024

$1,500,000,000 3.741% Senior Notes due March 7, 2029

$500,000,000 4.153% Senior Notes due March 7, 2039

Mitsubishi UFJ Financial Group, Inc., or MUFG, expects to issue the above-listed senior notes, collectively the Notes, pursuant to a senior indenture, dated March 1, 2016, or the Indenture. MUFG Securities Americas Inc. and other broker-dealers may use this prospectus supplement and the accompanying prospectus in connection with market-making transactions in the Notes after their initial sale.

The floating rate senior notes due March 7, 2022, or the 3-year floating rate notes, will bear interest commencing March 7, 2019 at a floating rate, payable quarterly in arrears on March 7, June 7, September 7 and December 7 of each year, subject to adjustments, with the first interest payment to be made on June 7, 2019. The interest rate on the 3-year floating rate notes for each interest period will be a per annum rate equal to the London interbank offered rate for three-month deposits in U.S. dollar, or the three-month U.S. dollar LIBOR, plus 0.70%. Each of the fixed rate senior notes due March 7, 2022, or the 3-year fixed rate notes, the fixed rate senior notes due March 7, 2024, or the 5-year fixed rate notes, the fixed rate senior notes due March 7, 2029, or the 10-year fixed rate notes, and the fixed rate senior notes due March 7, 2039, or the 20-year fixed rate notes, collectively the fixed rate notes, will bear interest commencing March 7, 2019 at a per annum rate listed above, payable semi-annually in arrears on March 7 and September 7 of each year, with the first interest payment to be made on September 7, 2019.

We may at our option redeem a series of Notes in whole, but not in part, at 100% of their principal amount plus any accrued and unpaid interest to (but excluding) the date of redemption upon the occurrence of certain tax events, subject to certain conditions. See “Description of Senior Debt Securities” in the accompanying prospectus.

The Notes are intended to qualify as total loss-absorbing capacity, or TLAC, debt upon the implementation of applicable TLAC regulations in Japan, which is expected to commence on March 31, 2019. The Notes will be our senior unsecured obligations and will rank senior to all of our existing and future subordinated debt, will rank equally in right of payment with all of our existing and future unsecured and unsubordinated debt (except for statutorily preferred exceptions) and will be effectively subordinated to any secured indebtedness we incur, to the extent of the value of the assets securing the same. See “Risk Factors—Risks Related to the Senior Debt Securities—The senior debt securities will be structurally subordinated to the liabilities of MUFG’s subsidiaries, including the Bank and the Trust Bank.” and other risk factors in the same section included in the accompanying prospectus, and “Description of Senior Debt Securities” in the accompanying prospectus.

We have made an application to the Luxembourg Stock Exchange to list the Notes on the official list of the Luxembourg Stock Exchange and for the Notes to be admitted to trading on the Luxembourg Stock Exchange’s Euro MTF Market. The Luxembourg Stock Exchange’s Euro MTF Market is not a regulated market for the purposes of Directive 2014/65/EU. This prospectus supplement with the accompanying prospectus constitutes the listing prospectus for purposes of Part IV of the Luxembourg law on prospectus for securities dated July 10, 2005, as amended. This prospectus supplement and the accompanying prospectus may be used only for the purposes for which it has been published, and does not constitute a prospectus for the purposes of the Prospectus Directive (Directive 2003/71/EC, as amended or superseded).

Investing in the Notes involves risks. See “Risk Factors” beginning on page 5 of the accompanying prospectus and as incorporated by reference herein from our most recent annual report on Form 20-F.

Neither the U.S. Securities and Exchange Commission, or the SEC, nor any state securities regulators has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

These securities are not deposits or savings accounts. These securities are not insured by the U.S. Federal Deposit Insurance Corporation, or the FDIC, or any other governmental agency or instrumentality.

	Price to Public(1)	Underwriting Discounts and Commissions(2)	Proceeds to us (before expenses)(1)
Per Floating Rate Note due 2022	100.000%	0.250%	99.750%
Total Floating Rate Notes due 2022	$500,000,000	$1,250,000	$498,750,000
Per Fixed Rate Note due 2022	100.000%	0.250%	99.750%
Total Fixed Rate Notes due 2022	$1,500,000,000	$3,750,000	$1,496,250,000
Per Fixed Rate Note due 2024	100.000%	0.350%	99.650%
Total Fixed Rate Notes due 2024	$1,500,000,000	$5,250,000	$1,494,750,000
Per Fixed Rate Note due 2029	100.000%	0.450%	99.550%
Total Fixed Rate Notes due 2029	$1,500,000,000	$6,750,000	$1,493,250,000
Per Fixed Rate Note due 2039	100.000%	0.875%	99.125%
Total Fixed Rate Notes due 2039	$500,000,000	$4,375,000	$495,625,000

(1)	Plus accrued interest, if any, after March 7, 2019.
(2)	For additional underwriting compensation information, see “Underwriting (Conflicts of Interest).”

The Notes are expected to be delivered to purchasers in book-entry form only through the facilities of The Depository Trust Company, or DTC, for the accounts of its participants, including Euroclear Bank SA/NV, or Euroclear, and Clearstream Banking S.A., or Clearstream, Luxembourg, on or about March 7, 2019.

Joint Lead Managers and Joint Bookrunners

MORGAN STANLEY		MUFG
BofA Merrill Lynch (3-year notes)	CITIGROUP (5-year notes and 20-year notes)	J.P. Morgan (10-year notes)

Senior Co-Managers

Barclays	BofA Merrill Lynch	CITIGROUP	J.P. Morgan
	(5-year notes, 10-year notes and 20-year notes)	(3-year notes and 10-year notes)	(3-year notes, 5-year notes and 20-year notes)

Co-Managers

Bank of China	BNP PARIBAS	Crédit Agricole CIB
HSBC	Nomura	Wells Fargo Securities

The date of this prospectus supplement is February 26, 2019

i

ABOUT THIS PROSPECTUS SUPPLEMENT

In making an investment decision, you should rely only on the information provided or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free-writing prospectus that we prepare or authorize. We have not authorized anyone to provide you with different or additional information. You should not assume that the information in this prospectus supplement, the accompanying prospectus or any related free-writing prospectus that we prepare or authorize or in any document incorporated by reference herein or therein is accurate as of any date after its date.

The distribution of this prospectus supplement, the accompanying prospectus and any related free-writing prospectus that we prepare or authorize and the offering of the Notes in certain jurisdictions may be restricted by law. This prospectus supplement, the accompanying prospectus and any related free-writing prospectus that we prepare or authorize do not constitute an offer, or an invitation on our behalf or on behalf of the underwriters or any of them, to subscribe to or purchase any of the Notes, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

The Notes may not be a suitable investment for all investors and you must determine on your own or with the assistance of a financial adviser the suitability of an investment in the Notes in light of your own circumstances. You should not invest in the Notes unless you have the knowledge and expertise, either on your own or with the assistance of a financial adviser, to evaluate how the Notes will perform under changing conditions, the effect on the value of the Notes of the uncertainty relating to whether and how the Notes will be qualified or treated under applicable TLAC requirements, the impact this investment will have on your overall investment portfolio, and the use of proceeds from the sale of the Notes. Prior to making an investment decision, you should consider carefully, in light of your own financial circumstances and investment objectives, all the information contained in this prospectus supplement, the accompanying prospectus and any related free-writing prospectus that we prepare or authorize and in any document incorporated by reference herein and therein and in any applicable supplement to this prospectus supplement.

As used in this prospectus supplement, the terms “MUFG,” “we,” the “Company” and the “Group” generally refer to Mitsubishi UFJ Financial Group, Inc. and its consolidated subsidiaries but, from time to time as the context requires, may refer to Mitsubishi UFJ Financial Group, Inc. as an individual legal entity, except that on the cover page of this prospectus supplement, under the heading “Joint Lead Managers and Joint Bookrunners” and on the back cover page of this prospectus supplement, the reference to “MUFG” is to MUFG Securities Americas Inc.

In this prospectus supplement, references to “yen” or “¥” are to Japanese yen, references to “U.S. dollars,” “dollars,” “U.S.$” or “$” are to United States dollars, references to “AU$” are to Australian dollars, and references to “euro” or “€” refer to the currency of those member states of the European Union which are participating in the European Economic and Monetary Union pursuant to the Treaty of the European Union.

Unless otherwise specified, the financial information presented in this prospectus supplement and our consolidated financial statements, which are incorporated by reference in this prospectus supplement, are prepared in accordance with accounting principles generally accepted in the United States, or U.S. GAAP. Our fiscal year ends on March 31 of each year.

Some of our financial information contained or incorporated by reference herein, where specified, is prepared in accordance with accounting principles generally accepted in Japan, or Japanese GAAP. We report our financial results in accordance with Japanese GAAP on a quarterly basis under Japanese banking and securities regulations and Tokyo Stock Exchange rules. The basis of our financial information prepared in accordance with U.S. GAAP may be significantly different in certain respects from the basis of our financial information prepared in accordance with Japanese GAAP. For information on certain differences between U.S. GAAP and Japanese GAAP, see Exhibit 99(b) “Unaudited Reverse Reconciliation of Selected Financial Information” attached to our most recent annual report on Form 20-F, which is incorporated by reference herein. You should consult your own professional advisers, as necessary, for a more complete understanding of the differences among U.S. GAAP, Japanese GAAP, International Financial Reporting Standards and any other generally accepted accounting principles applicable in your jurisdiction and how such differences affect the financial information contained or incorporated by reference herein.

The Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended; the “Financial Instruments and Exchange Act”) and are subject to the Special Taxation Measures Act of Japan (Act No. 26 of 1957, as amended; the “Special Taxation Measures Act”). The Notes may not be offered or sold in Japan or to, or for the benefit of, any resident of Japan (which term as used in this sentence means any person resident of Japan, including any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and governmental guidelines of Japan. The Notes are not, as part of the distribution by the underwriters pursuant to the underwriting agreement dated the date of this prospectus supplement at any time, to be directly or indirectly offered or sold to, or for the benefit of, any person other than a beneficial owner that is, (i) for Japanese tax purposes, neither (x) an individual resident of Japan or a Japanese corporation, nor (y) an individual non-resident of Japan or a non-Japanese corporation that in either case is a person having a special relationship with the Company as described in Article 6, Paragraph 4 of the Special Taxation Measures Act (a “specially-related person of the Company”) or (ii) a Japanese financial institution, designated in Article 6, Paragraph 9 of the Special Taxation Measures Act, except as specifically permitted under the Special Taxation Measures Act. BY SUBSCRIBING FOR THE NOTES, AN INVESTOR WILL BE DEEMED TO HAVE REPRESENTED THAT IT IS A PERSON WHO FALLS INTO THE CATEGORY OF (i) OR (ii) ABOVE.

Interest payments on the Notes generally will be subject to Japanese withholding tax unless it is established that such Notes are held by or for the account of a beneficial owner that is (i) for Japanese tax purposes, neither (x) an individual resident of Japan or a Japanese corporation, nor (y) an individual non-resident of Japan or a non-Japanese corporation that in either case is a specially-related person of the Company, (ii) a Japanese designated financial institution described in Article 6, Paragraph 9 of the Special Taxation Measures Act which complies with the requirement for tax exemption under that paragraph or (iii) a Japanese public corporation, financial institution or financial instruments business operator described in Article 3-3, Paragraph 6 of the Special Taxation Measures Act which complies with the requirement for tax exemption under that paragraph.

Interest payments on the Notes to an individual resident of Japan, to a Japanese corporation not described in the preceding paragraph, or to an individual non-resident of Japan or a non-Japanese corporation that in either case is a specially-related person of the Company will be subject to deduction in respect of Japanese income tax at a current rate of 15.315% (15% on or after January 1, 2038) of the amount of such interest.

PRIIPs Regulation / Prospectus Directive / Prohibition of sales to EEA retail investors—The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or (ii) a customer within the meaning of Directive 2002/92/EC, as amended (the “Insurance Mediation Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the

Prospectus Directive. Consequently, no key information document required by Regulation (EU) No. 1286/2014, as amended (the “PRIIPs Regulation”), for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and, therefore, offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of our obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”), we have determined, and hereby notify all relevant persons (as defined in Regulation 3(b) of the Securities and Futures (Capital Markets Products) Regulations 2018 (the “SF (CMP) Regulations”) that the Notes are “prescribed capital markets products” (as defined in the SF (CMP) Regulations) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements do not relate strictly to historical or current facts and include statements regarding our current intent, belief, targets or expectations or the current intent, belief, targets or expectations of our management with respect to, among others:

•

changes in banking and other regulations, including those affecting whether and how the Notes will be qualified or treated under applicable TLAC requirements and resolution measures to be implemented in Japan,

•	our financial condition,

•	our results of operations,

•	our business plans and other management objectives,

•	our business strategies, competitive positions and growth opportunities,

•	the financial, regulatory and geopolitical environment in which we operate,

•	our borrower credit quality and credit losses,

•	the equity, interest and foreign exchange markets,

•	the occurrence and impact of natural disasters, terrorism and other disruptions caused by external events,

•	our ability to appropriately maintain and, as necessary, enhance our information, communications and transaction management systems, and

•	the benefits of recently completed or announced transactions and realization of related financial and operating synergies and efficiencies, including estimated cost savings and revenue enhancement.

In many, but not all, cases, we use words such as “aim,” “anticipate,” “believe,” “estimate,” “expect,” “hope,” “intend,” “may,” “plan,” “predict,” “probability,” “risk,” “should,” “will,” “would” and similar expressions, as they relate to us or our management, to identify forward-looking statements. These statements reflect our current views with respect to future events and are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may vary materially from those which are anticipated, aimed at, believed, estimated, expected, intended or planned.

Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual results may differ from those in forward-looking statements as a result of various factors. Important factors that could cause actual results to differ materially from estimates or forecasts contained in the forward-looking statements include those which are discussed in this prospectus supplement, the accompanying prospectus and our most recent annual report on Form 20-F and other documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of their respective dates. We do not undertake to update any forward-looking statements, whether as a result of new information, future events or developments, or otherwise.

WHERE YOU CAN OBTAIN MORE INFORMATION

We file reports and other information with the SEC. Documents filed with the SEC are available to the public on the SEC’s internet website at http://www.sec.gov.

This prospectus supplement is part of a registration statement on Form F-3 that we filed with the SEC. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities that may be offered from time to time.

v

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus supplement and the accompanying prospectus some or all of the documents we file with the SEC. This means:

•	the information in a document that is incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus;

•	we can disclose important information to you by referring you to those documents; and

•

information that we file with the SEC will automatically update and modify or supersede some of the information included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or the accompanying prospectus or in any document incorporated by reference herein or therein have been modified or superseded. The accompanying prospectus describes documents that are incorporated by reference into the accompanying prospectus and this prospectus supplement. See “Incorporation of Documents by Reference” in the accompanying prospectus.

The documents incorporated by reference into this prospectus supplement and the accompanying prospectus include:

•	our annual report on Form 20-F for the fiscal year ended March 31, 2018, filed on July 12, 2018,

•	our current report on Form 6-K relating to changes in our corporate executives, dated December 26, 2018,

•	our current report on Form 6-K relating to our unaudited financial information under U.S. GAAP as of and for the six months ended September 30, 2018, dated January 11, 2019,

•

our current report on Form 6-K relating to our unaudited financial information under Japanese GAAP as of and for the nine months ended December 31, 2018, dated February 4, 2019, except for the forward-looking statements which were made as of the date thereof,

•

our current report on Form 6-K relating to our additional unaudited financial information under Japanese GAAP as of and for the nine months ended December 31, 2018, and certain additional information, dated February 14, 2019,

•	our current report on Form 6-K relating to our regulatory capital ratios as of December 31, 2018, dated February 14, 2019, and

•	our current report on Form 6-K relating to MUFG Bank, Ltd. entering into a consent order with the U.S. Office of the Comptroller of the Currency, dated February 22, 2019.

In addition, we incorporate by reference in this prospectus supplement all subsequent annual reports filed on Form 20-F and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the U.S. Securities Exchange Act of 1934, as amended, or the U.S. Exchange Act, and certain reports on Form 6-K, which we furnish to the SEC, if they state that they are incorporated by reference in this prospectus supplement, after the date of this prospectus supplement until the offering contemplated in this prospectus supplement is completed. Reports on Form 6-K we may furnish to the SEC after the date of this prospectus supplement (or portions thereof) are incorporated by reference in this prospectus supplement only to the extent that the report expressly states that it is (or such portions are) incorporated by reference in this prospectus supplement.

Our annual report on Form 20-F for the fiscal year ended March 31, 2018 contains:

•	Report of Independent Registered Public Accounting Firm on page F-3,

•	Consolidated Balance Sheets as of March 31, 2017 and 2018, starting on page F-4,

•	Consolidated Statements of Income for the Fiscal Years ended March 31, 2016, 2017 and 2018, starting on page F-6,

•	Consolidated Statements of Comprehensive Income for the Fiscal Years ended March 31, 2016, 2017 and 2018 on page F-8,

•	Consolidated Statements of Equity for the Fiscal Years ended March 31, 2016, 2017 and 2018, starting on page F-9,

•	Consolidated Statements of Cash Flows for the Fiscal Years ended March 31, 2016, 2017 and 2018, starting on page F-11, and

•	Notes to Consolidated Financial Statements, starting on page F-13.

Our current report on Form 6-K relating to our unaudited financial information under U.S. GAAP as of and for the six months ended September 30, 2018 contains:

•	Condensed Consolidated Balance Sheets (Unaudited), starting on page F-2,

•	Condensed Consolidated Statements of Income (Unaudited), starting on page F-4,

•	Condensed Consolidated Statements of Comprehensive Income (Unaudited) on page F-6,

•	Condensed Consolidated Statements of Equity (Unaudited), starting on page F-7,

•	Condensed Consolidated Statements of Cash Flows (Unaudited), starting on page F-9, and

•	Notes to Condensed Consolidated Financial Statements (Unaudited), starting on page F-11.

We will provide you without charge upon written or oral request a copy of any of the documents that are incorporated by reference in this prospectus supplement. If you would like us to provide you with any of these documents, please contact us at the following address or telephone number: 7-1, Marunouchi 2-chome, Chiyoda-ku, Tokyo 100-8330, Japan, Attention: Public Relations Office (telephone: +81-3-3240-8111).

Copies of documents incorporated by reference in this prospectus supplement may be inspected, free of charge, at the website of the Luxembourg Stock Exchange at www.bourse.lu.

Except as described above, no other information is incorporated by reference in this prospectus supplement (including, without limitation, information on our website at https://www.mufg.jp/).

Selected Financial Data

For certain selected financial data relating to us, see “Item 3.A. Key Information—Selected Financial Data” in our most recent annual report on Form 20-F on file with the SEC incorporated by reference herein.

SUMMARY

This summary highlights some of the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein. Because this is only a summary, it does not contain all of the information that may be important to you. You should read the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein carefully, including the section entitled “Risk Factors” and our financial statements and related notes to those statements included in our most recent annual report on Form 20-F and the sections entitled “Risk Factors,” “Description of Senior Debt Securities” and “Use of Proceeds” and other information included elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying prospectus, prior to making an investment decision.

Mitsubishi UFJ Financial Group, Inc.

We are a bank holding company incorporated on October 1, 2005 as a joint stock company (kabushiki kaisha) under the Company Law of Japan. We are one of the world’s largest and most diversified financial groups with total assets of ¥300.12 trillion and total deposits of ¥192.88 trillion as of September 30, 2018. We are the holding company for MUFG Bank, Ltd., or the Bank, Mitsubishi UFJ Trust and Banking Corporation, or the Trust Bank, Mitsubishi UFJ Morgan Stanley Securities Co., Ltd., or MUMSS (through Mitsubishi UFJ Securities Holdings Co., Ltd., or the Securities HD, an intermediate holding company), Mitsubishi UFJ NICOS Co., Ltd., and other subsidiaries. In addition, we have the largest overseas network among Japanese banks, including MUFG Union Bank, N.A. and Bank of Ayudhya Public Company Limited, in about 50 countries. Through our subsidiaries and affiliated companies, we engage in a broad range of financial businesses and services, including commercial banking, investment banking, trust banking and asset management services, securities businesses, and credit card businesses, and provide related services to individuals and corporate customers in Japan and abroad. For a more detailed description of our history and business, see “Item 4. Information on the Company” in our most recent annual report on Form 20-F.

S-1

The Offering

Floating Rate Senior Notes due 2022

Notes offered	$500,000,000 aggregate principal amount of floating rate senior notes due March 7, 2022.

Issue price	100% of the principal amount plus accrued interest, if any, from March 7, 2019.

Maturity	March 7, 2022.

In the event March 7, 2022 or any other date fixed for redemption is not both a Business Day and London Banking Day, the payment of interest and principal in respect of the 3-year floating rate notes will be made on the next succeeding day that is both a Business Day and London Banking Day, and no interest on such payment shall accrue for the period from and after March 7, 2022 or any such other date fixed for redemption.

Interest	The 3-year floating rate notes bear interest at a floating rate, payable quarterly in arrears on March 7, June 7, September 7 and December 7 of each year, subject to adjustments, with the first interest payment to be made on June 7, 2019. The interest rate on the 3-year floating rate notes for each interest period is a per annum rate equal to the three-month U.S. dollar LIBOR plus 0.70%. Interest on the 3-year floating rate notes will be computed on the basis of the actual number of days and a 360-day year.

For purposes of the first interest payment on June 7, 2019, the Interest Period will begin on (and include) March 7, 2019. For purposes of the interest payment on the maturity date, the Interest Period will end on (and exclude) March 7, 2022.

See “Description of Senior Debt Securities—Floating Rate Interest” in the accompanying prospectus.

Other terms	For more information on the terms of the 3-year floating rate notes, including redemption, covenants and events of default, see “—General Terms of the Notes” in this prospectus supplement and “Description of Senior Debt Securities” in the accompanying prospectus.

Calculation agent	The Bank of New York Mellon

Security codes	CUSIP: 606822 BF0

ISIN: US606822BF02

Common Code: 195830673

S-3YRFL

3.218% Senior Notes due 2022

Notes offered	$1,500,000,000 aggregate principal amount of 3.218% senior notes due March 7, 2022.

Issue price	100% of the principal amount plus accrued interest, if any, from March 7, 2019.

Maturity	March 7, 2022.

In the event March 7, 2022 or any other date fixed for redemption is not a Business Day, the payment of interest and principal in respect of the 3-year fixed rate notes will be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after March 7, 2022 or any such other date fixed for redemption.

Interest	The 3-year fixed rate notes will bear interest from March 7, 2019 at the rate of 3.218% per annum payable semi-annually in arrears on March 7 and September 7 of each year, with the first interest payment to be made on September 7, 2019. Interest on the 3-year fixed rate notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

See “Description of Senior Debt Securities—Fixed Rate Interest” in the accompanying prospectus.

Other terms	For more information on the terms of the 3-year fixed rate notes, including redemption, covenants and events of default, see “—General Terms of the Notes” in this prospectus supplement and “Description of Senior Debt Securities” in the accompanying prospectus.

Security codes	CUSIP: 606822 BG8

ISIN: US606822BG84

Common Code: 195830690

S-3YRFX

3.407% Senior Notes due 2024

Notes offered	$1,500,000,000 aggregate principal amount of 3.407% senior notes due March 7, 2024.

Issue price	100% of the principal amount plus accrued interest, if any, from March 7, 2019.

Maturity	March 7, 2024.

In the event March 7, 2024 or any other date fixed for redemption is not a Business Day, the payment of interest and principal in respect of the 5-year fixed rate notes will be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after March 7, 2024 or any such other date fixed for redemption.

Interest	The 5-year fixed rate notes will bear interest from March 7, 2019 at the rate of 3.407% per annum payable semi-annually in arrears on March 7 and September 7 of each year, with the first interest payment to be made on September 7, 2019. Interest on the 5-year fixed rate notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

See “Description of Senior Debt Securities—Fixed Rate Interest” in the accompanying prospectus.

Other terms	For more information on the terms of the 5-year fixed rate notes, including redemption, covenants and events of default, see “—General Terms of the Notes” in this prospectus supplement and “Description of Senior Debt Securities” in the accompanying prospectus.

Security codes	CUSIP: 606822 BD5

ISIN: US606822BD53

Common Code: 195688737

S-5YRFX

3.741% Senior Notes due 2029

Notes offered	$1,500,000,000 aggregate principal amount of 3.741% senior notes due March 7, 2029.

Issue price	100% of the principal amount plus accrued interest, if any, from March 7, 2019.

Maturity	March 7, 2029.

In the event March 7, 2029 or any other date fixed for redemption is not a Business Day, the payment of interest and principal in respect of the 10-year fixed rate notes will be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after March 7, 2029 or any such other date fixed for redemption.

Interest	The 10-year fixed rate notes will bear interest from March 7, 2019 at the rate of 3.741% per annum payable semi-annually in arrears on March 7 and September 7 of each year, with the first interest payment to be made on September 7, 2019. Interest on the 10-year fixed rate notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

See “Description of Senior Debt Securities—Fixed Rate Interest” in the accompanying prospectus.

Other terms	For more information on the terms of the 10-year fixed rate notes, including redemption, covenants and events of default, see “—General Terms of the Notes” in this prospectus supplement and “Description of Senior Debt Securities” in the accompanying prospectus.

Security codes	CUSIP: 606822 BH6

ISIN: US606822BH67

Common Code: 195830738

S-10YRFX

4.153% Senior Notes due 2039

Notes offered	$500,000,000 aggregate principal amount of 4.153% senior notes due March 7, 2039.

Issue price	100% of the principal amount plus accrued interest, if any, from March 7, 2019.

Maturity	March 7, 2039.

In the event March 7, 2039 or any other date fixed for redemption is not a Business Day, the payment of interest and principal in respect of the 20-year fixed rate notes will be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after March 7, 2039 or any such other date fixed for redemption.

Interest	The 20-year fixed rate notes will bear interest from March 7, 2019 at the rate of 4.153% per annum payable semi-annually in arrears on March 7 and September 7 of each year, with the first interest payment to be made on September 7, 2019. Interest on the 20-year fixed rate notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

See “Description of Senior Debt Securities—Fixed Rate Interest” in the accompanying prospectus.

Other terms	For more information on the terms of the 20-year fixed rate notes, including redemption, covenants and events of default, see “—General Terms of the Notes” in this prospectus supplement and “Description of Senior Debt Securities” in the accompanying prospectus.

Security codes	CUSIP: 606822 BE3

ISIN: US606822BE37

Common Code: 195689601

S-20YRFX

General Terms of the Notes

Issuer	Mitsubishi UFJ Financial Group, Inc.

Notes offered	The Company will offer each series of Notes set forth on the cover page of this prospectus supplement and in accordance with the terms set forth elsewhere in this prospectus supplement and the accompanying prospectus.

Issue date	March 7, 2019

Ranking of the Notes	Each series of Notes, when issued, will constitute direct, unconditional, unsubordinated and unsecured obligations of the Company and rank senior to all of the existing and future subordinated debt of the Company and equally in right of payment with all of the existing and future unsecured and unsubordinated debt of the Company (except for statutorily preferred exceptions). Each series of Notes will be effectively subordinated to any secured indebtedness incurred by the Company to the extent of the value of the assets securing the same. See also “Risk Factors—Risks Related to the Senior Debt Securities—The senior debt securities will be structurally subordinated to the liabilities of MUFG’s subsidiaries, including the Bank and the Trust Bank.” in the accompanying prospectus.

Minimum denomination	Each series of Notes will be in denominations of $2,000 or integral multiples of $1,000 in excess thereof. No Notes will be sold in the offering to any purchaser unless the purchaser purchases at least $2,000 in principal amount of a series of Notes.

Additional amounts	All payments of principal and interest in respect of the Notes will be made without withholding or deduction for or on account of withholding taxes imposed by or within Japan, unless such withholding or deduction is required by law. Interest payments on the Notes generally will be subject to Japanese withholding tax with certain exceptions. See “Taxation—Japanese Taxation” in the accompanying prospectus. If the payments are subject to Japanese withholding tax, the Company will pay such additional amounts (subject to certain exceptions) in respect of Japanese taxes as will result in the payment of amounts otherwise receivable absent any deduction or withholding on account of such Japanese taxes. See “Description of Senior Debt Securities—Payment of Additional Amounts” in the accompanying prospectus.

References to principal or interest in respect of the Notes shall be deemed to include any additional amounts which may be payable as set forth in the Indenture.

Redemption for tax reasons

A series of Notes may, subject to prior confirmation of the Financial Services Agency of Japan (if such confirmation is required under Japanese banking laws and regulations then in effect), be redeemed at any time, at the option of the Company, in whole, but not in part,

S-GEN-1

upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of the relevant series of Notes then outstanding plus accrued and unpaid interest to (but excluding) the redemption date, if the Company has or will become obligated to pay additional amounts as described under “Description of Senior Debt Securities—Payment of Additional Amounts” in the accompanying prospectus as a result of any change in, or amendment to, the laws, regulations or rulings of Japan (or of any political subdivision or taxing authority thereof or therein) affecting taxation, or any change in the official application or interpretation of such laws, regulations or rulings, which change or amendment becomes effective on or after the date of this prospectus supplement, and the obligation cannot be avoided by the Company taking reasonable measures available to it.

No notice of redemption may be given earlier than 90 days prior to the earliest date on which the Company would be obligated to pay the additional amounts if a payment in respect of such series of Notes were then due. See “Description of Senior Debt Securities—Optional Tax Redemption” in the accompanying prospectus.

Use of proceeds	We intend to use the net proceeds from the sale of the Notes to fund the operations of the Bank through loans. See “Use of Proceeds.”

Limitations on the right to obtain attachment under specified circumstances	Each holder of the Notes will be deemed to have acknowledged, accepted, consented and agreed that, for a period of 30 days from the time the Prime Minister confirms that any measures (tokutei dai nigo sochi) set forth in Article 126-2, Paragraph 1, Item 2 of the Deposit Insurance Act of Japan (Act No. 34 of 1971, as amended), or the Deposit Insurance Act, (or any successor provision thereto) need to be applied to the Company, the ability of holders of the Notes and the trustee to enforce the rights under the Indenture and the Notes shall be subject to the limitations on the right to obtain attachment against the Company’s assets set forth in Article 126-16 of the Deposit Insurance Act (or any successor provision thereto).

Agreement with respect to certain transfers of business under specified circumstances

Each holder of the Notes will be deemed to have acknowledged, accepted, consented and agreed that the Indenture will not limit any sales, assignments, transfers or conveyances of business made with the permission of a Japanese court in accordance with Article 126-13 of the Deposit Insurance Act (or any successor provision thereto), including any such sales, assignments, transfers or conveyances made pursuant to the authority of the Deposit Insurance Corporation to represent and manage and dispose of the Company’s assets under Article 126-5 of the Deposit Insurance Act (or any successor

S-GEN-2

provision thereto) with the permission of a Japanese court in accordance with Article 126-13 of the Deposit Insurance Act (or any successor provision thereto), which permission may be granted by a Japanese court in accordance therewith if (i) the Company is under special supervision by, or under special control of, the Deposit Insurance Corporation pursuant to the Deposit Insurance Act, and (ii) the Company’s liabilities exceed, or are likely to exceed, its assets, or the Company has suspended, or is likely to suspend, payment of its obligations.

Limited right of set-off	Each holder of the Notes will agree, by the acceptance of any interest in a debt security, that, if (a) the Company shall institute proceedings seeking adjudication of its bankruptcy or seeking reorganization under the Bankruptcy Law, the Civil Rehabilitation Law, the Corporate Reorganization Law, the Company Law or any other similar applicable law of Japan, and so long as such proceedings shall have continued, or a decree or order by any court having jurisdiction shall have been issued adjudging the Company bankrupt or insolvent or approving a petition seeking reorganization under any such laws, and as long as such decree or order shall have continued undischarged or unstayed, or (b) the Company’s liabilities exceed, or may exceed, its assets, or the Company suspends, or may suspend, repayment of its obligations, the holders of the Notes shall not be entitled to exercise any right to set off any of the Company’s liabilities under the Notes against any liabilities of the relevant holder owed to the Company.

Settlement	The Notes will initially be issued to investors only in book-entry form, and will be cleared and settled through DTC (and its participants, including Euroclear and Clearstream, Luxembourg). Fully-registered global notes, or the Global Notes, without coupons, representing the total aggregate principal amount of Notes of each series will be issued and registered in the name of a nominee for DTC, securities depositary for the Notes. Beneficial interests in the Global Notes may be held only through DTC (or any successor clearing system that holds the Global Notes) and its participants, including Euroclear and Clearstream, Luxembourg. Unless and until the Notes in definitive certificated form, or definitive Notes, are issued, the only holder of the Notes will be the nominee of DTC, or the nominee of a successor depositary. Except as described in the accompanying prospectus, a beneficial owner of any interest in a Global Note will not be entitled to receive physical delivery of definitive Notes. Accordingly, each beneficial owner of any interest in a Global Note must rely on the procedures of DTC to exercise any rights under the Notes.

Governing law	The Notes will be, and the Indenture related thereto is, governed by, and construed in accordance with, the laws of the State of New York.

Listing and trading	We have made an application to the Luxembourg Stock Exchange to list the Notes on the official list of the Luxembourg Stock Exchange and for the Notes to be admitted to trading on the Luxembourg Stock Exchange’s Euro MTF Market.

S-GEN-3

Trustee, paying agent and registrar	The Bank of New York Mellon.

Delivery of the Notes	Delivery of the Notes is expected on or about March 7, 2019.

Conflicts of interest	As a result of our beneficially owning more than 10% of the common equity of MUFG Securities Americas Inc. and Morgan Stanley, the parent company of Morgan Stanley & Co. LLC, each an underwriter, a “conflict of interest” exists within the meaning of Rule 5121 of the Financial Industry Regulatory Authority, or FINRA Rule 5121, between us and these underwriters. Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. Because the Notes to be offered will be rated investment grade, pursuant to FINRA Rule 5121, the appointment of a qualified independent underwriter is not necessary. See “Underwriting (Conflicts of Interest).”

S-GEN-4

USE OF PROCEEDS

The net proceeds from the sale of the Notes are estimated to be approximately $5,476 million after deduction of the underwriting compensation and the estimated expenses payable by us in connection with the offer and sale of the Notes. We intend to use the net proceeds from the sale of the Notes to fund the operations of the Bank through loans. See “Risk Factors—Risks Related to the Senior Debt Securities—The senior debt securities will be structurally subordinated to the liabilities of MUFG’s subsidiaries, including the Bank and the Trust Bank.” in the accompanying prospectus.

CAPITALIZATION AND INDEBTEDNESS

The table below sets forth our capitalization and indebtedness as of September 30, 2018:

•	on an actual basis, and

•	on an as adjusted basis to give effect to the offering of the Notes.

	At September 30, 2018(9)
	Actual	As Adjusted
	(in millions)
Total short-term borrowings(1)	¥40,041,628	¥40,041,628

Long-term debt:
Obligations under capital leases	18,794	18,794
Obligation under sale-and-leaseback transactions	41,314	41,314
Unsubordinated debt(2)	22,238,703	22,238,703
Subordinated debt(3)	4,961,361	4,961,361
Obligations under loan securitization transactions	635,937	635,937
Notes offered hereby	—	624,635
Debt issuance cost	(14,952)	(17,657	)(10)

Total long-term debt	27,881,157	28,503,087

Shareholders’ equity:
Capital stock, with no stated value (common stock authorized: 33,000,000,000 shares; common stock issued: 13,827,607,320 shares)(4)(5)	2,090,270	2,090,270
Capital surplus	5,685,427	5,685,427
Retained earnings:(6)
Appropriated for legal reserve	239,571	239,571
Unappropriated retained earnings	8,071,376	8,071,376
Accumulated other comprehensive income, net of taxes	(272,240)	(272,240)
Treasury stock, at cost: 745,634,063 common shares(5)(7)(8)	(528,271)	(528,271)

Total shareholders’ equity	15,286,133	15,286,133

Noncontrolling interests	663,506	663,506

Total equity	15,949,639	15,949,639

Total capitalization and indebtedness	¥43,830,796	¥44,452,726

Notes:
(1)	Total short-term borrowings consists of call money and funds purchased, payables under repurchase agreements, payables under securities lending transactions, due to trust account and other short-term borrowings.
(2)	MUFG, the Bank and the Securities HD, which, together with the Trust Bank, are MUFG’s most active subsidiaries with respect to the issuance of bonds and the borrowing of loans, issued ¥120.9 billion aggregate principal amount of unsubordinated bonds and obtained ¥34.4 billion aggregate principal amount of unsubordinated loans between October 1, 2018 and January 31, 2019. During the same period, the Bank, the Trust Bank and the Securities HD redeemed ¥130.9 billion aggregate principal amount of unsubordinated bonds, and the Bank repaid ¥196.8 billion aggregate principal amount of unsubordinated loans.
(3)	MUFG issued ¥240.0 billion aggregate principal amount of subordinated bonds and obtained ¥45.0 billion aggregate principal amount of subordinated loans between October 1, 2018 and January 31, 2019. During the same period, MUFG’s special purpose company redeemed ¥222.0 billion aggregate principal amount of subordinated debt, and the Bank and the Securities HD repaid ¥45.0 billion aggregate principal amount of subordinated loans.
(4)	All of the issued common shares are fully paid.
(5)	During November and December 2018, MUFG repurchased 159,836,800 shares of its common stock for ¥99,999,974,078 under a share repurchase program that was adopted by MUFG’s board of directors on November 13, 2018. MUFG canceled all of the repurchased shares on January 22, 2019.
(6)	In December 2018, MUFG paid cash dividends of ¥11 per share of its common stock, totaling ¥144.3 billion, to the shareholders of record as of September 30, 2018.
(7)	Between October 1, 2018 and January 31, 2019, MUFG repurchased 365,583 shares of its common stock upon request of holders of less than one unit of shares, and MUFG delivered 3,325 shares of its common stock upon request of any holder of less than one unit of shares to make such holder’s holding one full unit of shares.
(8)	In November 2018, an aggregate of 73,452 shares of MUFG common stock previously held in the board incentive plan trusts established for our performance-based stock compensation plans in Japan were delivered to the qualified plan grantees or sold on the open market. The shares purchased for and held in the trusts are treated as treasury shares.
(9)	The following foreign currency exchange rates as of September 30, 2018 are used in the table and the notes to the table: ¥113.57 = U.S.$1.00; ¥81.83 = AU$1.00; ¥132.14 = €1.00.
(10)	Includes ¥2,705 million of estimated debt issuance cost relating to the Notes based on the underwriting compensation and the estimated expenses payable by MUFG in connection with the offer and sale of the Notes.

Except as described in the notes above and for the effect of net income earned since October 1, 2018, there has been no material change in our capitalization and indebtedness since September 30, 2018.

UNDERWRITING (CONFLICTS OF INTEREST)

We intend to offer the Notes through the underwriters listed below. Morgan Stanley & Co. LLC and MUFG Securities Americas Inc. are acting as representatives of the underwriters. Subject to the terms and conditions contained in an underwriting agreement dated February 26, 2019 among us and the underwriters, we have agreed to sell to the underwriters, and the underwriters have severally agreed to purchase from us, the principal amount of each series of Notes listed opposite their names below:

Underwriter:	3-year Floating Rate Notes	3-year Fixed Rate Notes	5-year Fixed Rate Notes	10-year Fixed Rate Notes	20-year Fixed Rate Notes
Morgan Stanley & Co. LLC	$300,000,000	$900,000,000	$900,000,000	$900,000,000	$300,000,000
MUFG Securities Americas Inc.	125,000,000	375,000,000	375,000,000	375,000,000	125,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	27,500,000	82,500,000	30,000,000	30,000,000	10,000,000
Citigroup Global Markets Inc.	10,000,000	30,000,000	82,500,000	30,000,000	27,500,000
J.P. Morgan Securities LLC	10,000,000	30,000,000	30,000,000	82,500,000	10,000,000
Barclays Capital Inc.	10,000,000	30,000,000	30,000,000	30,000,000	10,000,000
Bank of China Limited	2,000,000	6,000,000	6,000,000	6,000,000	2,000,000
BNP Paribas	2,000,000	6,000,000	6,000,000	6,000,000	2,000,000
Crédit Agricole Securities (USA) Inc.	2,000,000	6,000,000	6,000,000	6,000,000	2,000,000
HSBC Securities (USA) Inc.	2,000,000	6,000,000	6,000,000	6,000,000	2,000,000
Nomura Securities International, Inc.	4,750,000	14,250,000	14,250,000	14,250,000	4,750,000
Wells Fargo Securities, LLC	4,750,000	14,250,000	14,250,000	14,250,000	4,750,000

Total	$500,000,000	$1,500,000,000	$1,500,000,000	$1,500,000,000	$500,000,000

The obligations of the underwriters under the underwriting agreement, including their agreement to purchase the Notes from us, are several and not joint and are subject to, among other things, the approval of certain legal matters by counsel, including the validity of the Notes, and certain other conditions contained in the underwriting agreement such as the receipt of officer’s certificate and other conditions. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriter may be increased or the underwriting agreement may be terminated.

The underwriting agreement states that no sale of Notes may be less than $2,000 in principal amount and that no Note will be issued in a smaller principal amount. The underwriters may offer and sell the Notes through certain of their affiliates.

The underwriters are offering the Notes, subject to prior sale, when, as and if issued to and accepted by them. The underwriters reserve the right to withdraw, cancel or modify offers to investors and to reject orders in whole or in part.

In the underwriting agreement, we have agreed to indemnify the underwriters against certain liabilities, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

Commissions and Discounts

The representatives of the underwriters have advised us that the underwriters propose initially to offer each series of the Notes to the public at their respective public offering prices set forth on the cover page of this prospectus supplement. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

The following are the estimated expenses to be incurred in connection with the offer and sale of the Notes and payable by us:

Securities and Exchange Commission registration fee	$666,600
Printing expenses	77,200
Legal fees and expenses	1,070,285
Accounting fees and expenses	533,015
Trustee, registrar, paying agent and calculation agent fees and expenses	65,000
Securities exchange listing fees	27,459
Miscellaneous	100

Total	$2,439,659

We have agreed to pay for certain legal expenses of the underwriters in connection with this offering.

Restriction on Sale of Securities

During a period beginning the date hereof and ending the closing date of this offering, we will not, without the prior written consent of the representatives of the underwriters, directly or indirectly, issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise transfer or dispose of, any other U.S. dollar-denominated senior debt securities of ours with a maturity greater than one year or any securities that are convertible into, or exchangeable for, the Notes or such other U.S. dollar-denominated senior debt securities.

Settlement

We expect that delivery of the Notes will be made to investors against payment therefor on or about March 7, 2019, which will be the seventh business day following the date of pricing of the Notes (such settlement being referred to as “T+7”). Under Rule 15c6-1 under the U.S. Exchange Act, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes prior to the delivery of the Notes hereunder will be required, by virtue of the fact that the Notes initially settle in T+7, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes prior to their date of delivery hereunder should consult their advisors.

Distribution Restrictions

Japan

The Notes have not been and will not be registered under the Financial Instruments and Exchange Act and will be subject to the Special Taxation Measures Act. Accordingly, each of the underwriters severally and not jointly, has represented and agreed that (i) it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell any Notes in Japan or to, or for the benefit of, any resident of Japan (which term as used in this item (i) means any person that is a resident of Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and governmental guidelines of Japan; and (ii) it has not, directly or indirectly, offered or sold and will not, as part of its distribution pursuant to the underwriting agreement dated the date of this prospectus supplement at any time, directly or indirectly offer or sell any Notes to, or for the benefit of, any person other than a beneficial owner that is, (a) for Japanese tax purposes, neither (x) an individual resident of Japan or a Japanese corporation, nor (y) an individual non-resident of Japan or a non-Japanese corporation that in either case is a specially-related person of the Company or (b) a Japanese financial institution, designated in Article 6, Paragraph 9 of the Special Taxation Measures Act. Notwithstanding the restriction set forth in (ii) above, pursuant to the Special Taxation Measures Act, MUFG Securities Americas Inc., a specially-related person of the Company and acting in its capacity as an underwriter, will be permitted to acquire or purchase, as part of the distribution pursuant to the underwriting agreement dated the date of this prospectus supplement, the remainder of the Notes from any of the other underwriters, where such other underwriter has failed to sell to subsequent purchasers all of the Notes that it acquired or purchased from MUFG in its capacity as an underwriter.

By subscribing for the Notes, an investor will be deemed to have represented it is a person who falls into the category of (a) or (b) above.

Canada

The Notes may only be offered or sold in the provinces of Ontario and Québec or to or for the benefit of a resident of these provinces pursuant to an exemption from the requirement to file a prospectus in such province in which such offer or sale is made, and only by a dealer duly registered under the applicable securities laws of that province or by a dealer that is relying in that province on the “international dealer” exemption provided by section 8.18 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations (NI 31-103). Furthermore, the Notes may only be offered or sold to or for the benefit of a resident of any such province provided that such resident is both an “accredited investor” as defined in National Instrument 45-106 Prospectus Exemptions (NI 45-106) and a “permitted client” as defined in NI 31-103.

Each underwriter has represented and agreed that (1) it has not offered or sold and will not offer or sell the Notes other than (i) to residents in the provinces of Ontario and Québec that are both “accredited investors” as defined in NI 45-106 and “permitted clients” as defined in NI 31-103, and (ii) through a dealer that is either registered as an investment dealer or exempt market dealer in the relevant Canadian jurisdiction or that is relying on the “international dealer” exemption under section 8.18 of NI 31-103 in the relevant Canadian jurisdictions, and (2) it has complied and will comply with all applicable provisions of Canadian securities laws with respect to any solicitation, offer or distribution of the Notes to any investor in Canada.

The distribution of the Notes in Canada is being made on a private placement basis only and any resale of the Notes must be made in accordance with applicable Canadian securities laws, which will vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with prospectus and registration requirements or exemptions from the prospectus and registration requirements.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment hereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Under Canadian securities law, National Instrument 33-105 Underwriting Conflicts (NI 33-105) provides disclosure requirements with respect to potential conflicts of interest between an issuer and underwriters, dealers or placement agents, as the case may be. To the extent any conflict of interest between us and any of the underwriters (or any other placement agent acting in connection with this offering) may exist in respect of this offering, the applicable parties to this offering are relying on the exemption from these disclosure requirements provided to them by section 3A.3 of NI 33-105 (Exemption based on U.S. disclosure).

We and the underwriters hereby notify prospective Canadian purchasers that: (a) we may be required to provide personal information pertaining to the purchaser as required to be disclosed in Schedule I of Form 45-106F1 under NI 45-106 (including its name, address, telephone number and the aggregate purchase price of any Notes purchased) (“personal information”), which Form 45-106F1 may be required to be filed by us under NI 45-106, (b) such personal information may be delivered to the Ontario Securities Commission (the

“OSC”) in accordance with NI 45-106, (c) such personal information is collected indirectly by the OSC under the authority granted to it under the securities legislation of Ontario, (d) such personal information is collected for the purposes of the administration and enforcement of the securities legislation of Ontario, and (e) the public official in Ontario who can answer questions about the OSC’s indirect collection of such personal information is the Administrative Support Clerk at the OSC, Suite 1903, Box 55, 20 Queen Street West, Toronto, Ontario M5H 3S8, Telephone: (416) 593-3684. Prospective Canadian purchasers that purchase Notes in this offering will be deemed to have authorized the indirect collection of the personal information by the OSC, and to have acknowledged and consented to its name, address, telephone number and other specified information, including the aggregate purchase price paid by the purchaser, being disclosed to other Canadian securities regulatory authorities, and to have acknowledged that such information may become available to the public in accordance with requirements of applicable Canadian laws.

Upon receipt of this prospectus supplement, each Canadian purchaser hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque acheteur canadien confirme par les présentes qu’il a expressément exigéque tous les documents faisant foi ou se rapportant de quelque manière que ce soit a` la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

Prohibition of Sales to EEA Retail Investors

The Notes which are the subject of the offering contemplated by this document, as supplemented by any applicable supplement or pricing term sheet in relation thereto, may not be offered, sold or otherwise made available and will not be offered, sold or otherwise made available to any retail investor in the EEA. For the purposes of this provision:

(1)	the expression “retail investor” means a person who is one (or more) of the following:

(a)	a retail client as defined in point (11) of Article 4(1) of MiFID II; or

(b)	a customer within the meaning of the Insurance Mediation Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(c)	not a qualified investor as defined in the Prospectus Directive; and

(2)	the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes.

United Kingdom

Each underwriter has represented and agreed that:

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, or the FSMA) received by it in connection with the issue or sale of any Notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

The Netherlands

Each underwriter has represented and agreed that it will not offer, sell, transfer or deliver the Notes in The Netherlands other than to persons or legal entities which are qualified investors (as defined in the Dutch

Financial Supervision Act (Wet op het financieel toezicht) and which includes authorized discretionary asset managers acting for the account of retail investors under a discretionary investment contract).

Switzerland

This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the Notes described herein. The Notes may not be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland and will not be listed on the SIX Swiss Exchange or on any other trading venue in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the Notes constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations or a listing prospectus within the meaning of the listing rules of the SIX Swiss Exchange or any other trading venue in Switzerland, and neither this prospectus supplement nor any other offering or marketing material relating to the Notes may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement nor any other offering or marketing material relating to the offering, nor the Notes have been or will be filed with or approved by any Swiss regulatory authority. The Notes are not subject to the supervision by any Swiss regulatory authority, e.g., the Swiss Financial Markets Supervisory Authority FINMA (FINMA), and investors in the Notes will not benefit from protection or supervision by such authority.

Hong Kong

The contents of this prospectus supplement have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus supplement, you should obtain independent professional advice.

Each underwriter has represented, warranted and agreed that (i) it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance of Hong Kong (Cap. 571), or the SFO, and any rules made under the SFO, or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong, or which do not constitute an offer or invitation to the public within the meaning of that Ordinance; and (ii) it has not issued or had in its possession for the purpose of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the Notes may not be offered or sold, nor may the Notes be the subject of an invitation for subscription or purchase, nor may this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase of the Notes be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Notes are subscribed or purchased under in Section 275 of the SFA by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within 6 months after that corporation or that trust has acquired the Notes pursuant to an offer made under Section 275 of the SFA except:

(1)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(2)	where no consideration is or will be given for the transfer;

(3)	where the transfer is by operation of law;

(4)	as specified in Section 276(7) of the SFA; or

(5)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulation 2018.

Each purchaser of the Notes will be deemed to have made acknowledgements, representations and agreements as described above.

Short Positions

In connection with this offering, the underwriters may purchase and sell the Notes in the open market, subject to applicable laws and regulations. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves sales of Notes in excess of the principal amount of Notes to be purchased by the underwriters in this offering, which creates a short position for the underwriters. Syndicate covering transactions involve purchases of the Notes in the open market after the initial distribution has been completed in order to cover short positions. Stabilizing transactions consist of certain bids or purchases of Notes made for the purpose of preventing or retarding a decline in the market price of the Notes while the offering is in progress. Any of these activities may have the effect of preventing or retarding a decline in the market price of the Notes. They may also cause the price of the Notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

The underwriters make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, the underwriters have no obligation to engage in these transactions, and these transactions, once commenced, may be discontinued at any time.

New Issues

The Notes are new issues of securities with no established trading market. Although we have made an application to the Luxembourg Stock Exchange to list the Notes on the official list of the Luxembourg Stock Exchange and for the Notes to be admitted to trading on the Luxembourg Stock Exchange’s Euro MTF Market, we may be entitled to, and may decide to, delist the Notes from the Luxembourg Stock Exchange and seek an alternate listing for the Notes on another securities exchange. Additionally, the underwriters have advised us that they presently intend to make a market in the Notes after completion of this offering. MUFG Securities Americas Inc. and other broker-dealers may use this prospectus supplement and the accompanying prospectus in connection with such market-making activity. Such market making activity will be subject to the limits imposed by applicable laws. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. Broker-dealers subject to prospectus delivery requirements may be unable to engage in market-making transactions during certain periods of the year. A liquid or active public trading market for any of the Notes may not develop, whether on the Luxembourg Stock Exchange’s Euro MTF Market or otherwise. If an active trading market for the Notes does not develop, the market price and liquidity of the Notes may be adversely affected. If such Notes are traded, they may trade at a discount from their initial offering prices, depending on the market for similar securities, our performance and other factors. See “Risk Factors—Risks Related to the Senior Debt Securities—There is no established trading market for the senior debt securities and one may not develop.” in the accompanying prospectus.

Other Relationships; Conflicts of Interest

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of these underwriters or their affiliates may routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Our affiliate, MUFG Securities Americas Inc., will participate in the offering as an underwriter. On the cover page of this prospectus supplement, under the heading “Joint Lead Managers and Joint Bookrunners,” and on the back cover page of this prospectus supplement, the reference to “MUFG” is to MUFG Securities Americas Inc. Elsewhere in this prospectus supplement, references to “MUFG” are to Mitsubishi UFJ Financial Group, Inc., or Mitsubishi UFJ Financial Group, Inc. and its consolidated subsidiaries, as the context requires.

Morgan Stanley & Co. LLC, a subsidiary of Morgan Stanley, will participate in the offering as an underwriter. We held approximately 24.3% of the voting rights in Morgan Stanley based on the number of shares of common stock of Morgan Stanley outstanding as of December 31, 2018 as well as Series C Preferred Stock with a face value of approximately $521.4 million and 10% dividend. In addition, we currently have two representatives on Morgan Stanley’s board of directors. We have adopted the equity method of accounting for our investment in Morgan Stanley. In April 2018, we entered into a sales plan with Morgan Stanley and Morgan Stanley & Co. LLC, pursuant to which we will sell portions of the shares of Morgan Stanley common stock that we hold to Morgan Stanley through Morgan Stanley & Co. LLC acting as agent for Morgan Stanley to the extent necessary to ensure that our beneficial ownership will remain below 24.9%.

As part of our strategic alliance with Morgan Stanley, in May 2010, we and Morgan Stanley integrated our respective Japanese securities companies by forming two joint venture companies. We contributed the wholesale and retail securities businesses conducted in Japan by Mitsubishi UFJ Securities Co., Ltd. into one of the joint venture entities called MUMSS. Morgan Stanley contributed the investment banking operations conducted in Japan by its formerly wholly owned subsidiary, Morgan Stanley Japan Securities Co., Ltd., or Morgan Stanley Japan, into MUMSS and contributed the sales and trading and capital markets businesses conducted in Japan by Morgan Stanley Japan into a second joint venture entity called Morgan Stanley MUFG Securities Co., Ltd., or MSMS. We hold a 60% economic interest in each of the joint venture companies and Morgan Stanley holds a 40% economic interest in each of the joint venture companies. We hold a 60% voting interest and Morgan Stanley holds a 40% voting interest in MUMSS, and we hold a 49% voting interest and Morgan Stanley holds a 51% voting interest in MSMS. Our and Morgan Stanley’s economic and voting interests in the joint venture companies are held through intermediary holding companies.

On March 20, 2014, certain shares of Mitsubishi UFJ Merrill Lynch PB Securities Co., Ltd were transferred among certain of our consolidated subsidiaries, as a result of which MUMSS holds 75% and the Bank holds 25% of the company. Concurrent with the completion of the transfer, the company changed its name to “Mitsubishi UFJ Morgan Stanley PB Securities Co., Ltd.” and entered into a new service agreement with Morgan Stanley.

As a result of our beneficially owning more than 10% of the common equity of MUFG Securities Americas Inc. and Morgan Stanley, the parent company of Morgan Stanley & Co. LLC, each an underwriter, a “conflict of interest” exists within the meaning of FINRA Rule 5121, between us and these underwriters. Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. Because the Notes to be offered will be rated investment grade, pursuant to FINRA Rule 5121, the appointment of a qualified independent underwriter is not necessary. Morgan Stanley & Co. LLC and MUFG Securities Americas Inc. will not confirm sales of the debt securities to any account over which they exercise discretionary authority without the prior written approval of the customer.

LISTING AND GENERAL INFORMATION

Listing Application

We have made an application to the Luxembourg Stock Exchange to list the Notes on the official list of the Luxembourg Stock Exchange and for such Notes to be admitted to trading on the Luxembourg Stock Exchange’s Euro MTF Market.

Documents Available

So long as the Notes are listed on the Luxembourg Stock Exchange and admitted to trading on the Luxembourg Stock Exchange’s Euro MTF Market, copies of the following documents will, when published, be available during usual business hours on any weekday (Saturdays and public holidays excepted), without charge, from the offices of our Luxembourg listing agent, being Mitsubishi UFJ Investor Services & Banking (Luxembourg) S.A., located at 287-289, route d’Arlon, L-1150 Luxembourg, Grand-Duché de Luxembourg:

(i)	Our Articles of Incorporation and our Board of Directors Regulations;

(ii)	Our latest audited consolidated annual financial statements, including the audit report in respect thereof, prepared in accordance with U.S. GAAP, included in our annual report on Form 20-F filed with the SEC;

(iii)	Our latest unaudited condensed consolidated semi-annual financial statements prepared in accordance with U.S. GAAP, included in our current report on Form 6-K furnished to the SEC;

(iv)	English translations of our latest annual and quarterly consolidated financial information prepared in accordance with Japanese GAAP, included in our current reports on Form 6-K furnished to the SEC; and

(v)	The Indenture.

Authorization

We have obtained all necessary consents, approvals and authorizations in connection with the issuance and performance of the Notes. The issue of the Notes was duly authorized by a resolution of our board of directors dated June 25, 2015 and a decision by the President and Group Chief Executive Officer dated March 23, 2018.

No Material Adverse Change

Except as disclosed in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein, there has been no material adverse change in the prospects of us and our subsidiaries taken as a whole since March 31, 2018.

Prescription

Under New York’s statute of limitations, any legal action to enforce MUFG’s payment obligations evidenced by the Notes must be commenced within six years after payment is due. Thereafter, MUFG’s payment obligations will generally become unenforceable.

Notices

So long as the Notes are listed on the Luxembourg Stock Exchange and the rules of that exchange so require, notices to holders of the Notes will also be published either on the website of the Luxembourg Stock Exchange (www.bourse.lu) or in a leading newspaper having general circulation in Luxembourg (which is expected to be Luxemburger Wort).

LEGAL MATTERS

Paul, Weiss, Rifkind, Wharton & Garrison LLP, our U.S. counsel, will pass for us upon certain matters under U.S. federal law and New York law. The address of Paul, Weiss, Rifkind, Wharton & Garrison LLP is Fukoku Seimei Building 2F, 2-2, Uchisaiwaicho 2-chome, Chiyoda-ku, Tokyo 100-0011, Japan. Nagashima Ohno & Tsunematsu, our Japanese counsel, will pass upon certain matters under Japanese laws. The address of Nagashima Ohno & Tsunematsu is JP Tower, 7-2, Marunouchi 2-chome, Chiyoda-ku, Tokyo 100-7036, Japan. Simpson Thacher & Bartlett LLP will pass upon certain matters under U.S. federal law and New York law for the underwriters. The address of Simpson Thacher & Bartlett LLP is Ark Hills Sengokuyama Mori Tower, 9-10, Roppongi 1-chome, Minato-ku, Tokyo 106-0032, Japan.

EXPERTS

The consolidated financial statements incorporated in this prospectus supplement by reference from our annual report on Form 20-F for the year ended March 31, 2018, and the effectiveness of our internal control over financial reporting have been audited by Deloitte Touche Tohmatsu LLC, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing. The address of Deloitte Touche Tohmatsu LLC is Marunouchi Nijubashi Building, 3-2-3 Marunouchi, Chiyoda-ku, Tokyo 100-8360, Japan.

PROSPECTUS

Mitsubishi UFJ Financial Group, Inc.

Senior Debt Securities

Mitsubishi UFJ Financial Group, Inc., or MUFG, may offer, from time to time, senior debt securities.

We will provide the specific terms of the securities, and the manner in which they will be offered, in one or more supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you make a decision to invest.

In a supplement to this prospectus, we will provide the specific terms of the securities we offer. The prospectus supplement will further describe the manner in which the securities will be offered and will also contain the names of any underwriters, dealers or agents involved in the offering of the securities, together with any applicable commissions or discounts. The securities that we offer under this prospectus may be listed on a securities exchange, which, where applicable, will be specified in the applicable supplement. You should read this prospectus and any prospectus supplement carefully before you make a decision to invest.

This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.

Investing in the securities involves risks. See the “Risk Factors” section in this prospectus and the applicable prospectus supplement as well as the risk factor disclosure in our annual report and other reports incorporated by reference herein and therein.

Neither the U.S. Securities and Exchange Commission nor any state securities regulators has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

These securities are not deposits or savings accounts. These securities are not insured by the U.S. Federal Deposit Insurance Corporation, or the FDIC, or any other governmental agency or instrumentality.

This prospectus and the applicable prospectus supplement may be used in the initial sale of the securities. In addition, MUFG Securities Americas Inc. and other broker-dealer affiliates of MUFG may use this prospectus and the applicable prospectus supplement in market-making transactions involving the securities after the initial sale, including securities that were issued prior to the date of this prospectus. Such transactions may be executed at negotiated prices that are related to market prices at the time of purchase or sale, or at other prices. These affiliates may act as principal or agent in such transactions. Unless you are informed otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

The date of this prospectus is February 15, 2019.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or SEC, using the “shelf” registration process. Under the shelf registration process, we may sell any combination of, or multiple tranches of, the securities described in this prospectus from time to time in the future in one or more offerings.

This prospectus provides you with a general description of the securities that can be offered. Each time securities are offered under this prospectus, we will provide prospective investors with a prospectus supplement that will contain specific information about the terms of the securities. The prospectus supplement may also add to or update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the headings “Where You Can Obtain More Information” and “Incorporation of Documents by Reference” in this prospectus as well as any prospectus supplement.

You should rely only on the information provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different or additional information. You should not assume that the information in this prospectus or any prospectus supplement, or in any document incorporated by reference, is accurate as of any date after its respective date.

As used in this prospectus and any prospectus supplement, the terms “MUFG,” “we,” the “Company” and the “Group” generally refer to Mitsubishi UFJ Financial Group, Inc. and its consolidated subsidiaries but, from time to time as the context requires, may refer to Mitsubishi UFJ Financial Group, Inc. as an individual legal entity.

References to the “Bank” and the “Trust Bank” are to MUFG Bank, Ltd. and Mitsubishi UFJ Trust and Banking Corporation, as single entities, respectively, as well as to MUFG Bank and Mitsubishi UFJ Trust and Banking and their respective consolidated subsidiaries, as the context requires.

In this prospectus and any prospectus supplement, references to “yen” or “¥” are to Japanese yen, and references to “U.S. dollars,” “U.S. dollar,” “dollars,” “U.S.$” or “$” are to United States dollars.

Unless otherwise specified, the financial information presented in this prospectus and our consolidated financial statements, which are incorporated by reference in this prospectus, are prepared in accordance with accounting principles generally accepted in the United States, or U.S. GAAP. Our fiscal year ends on March 31 of each year.

Some of our financial information contained or incorporated by reference in this prospectus or the applicable prospectus supplement, where specified, is prepared in accordance with accounting principles generally accepted in Japan, or Japanese GAAP. We report our financial results in accordance with Japanese GAAP on a quarterly basis under Japanese banking and securities regulations and Tokyo Stock Exchange rules. The basis of our financial information prepared in accordance with U.S. GAAP may be significantly different in certain respects from the basis of our financial information prepared in accordance with Japanese GAAP. For information on certain differences between U.S. GAAP and Japanese GAAP, see Exhibit 99(b) “Unaudited Reverse Reconciliation of Selected Financial Information” attached to our most recent annual report on Form 20-F, which is incorporated by reference in this prospectus or the applicable prospectus supplement. You should consult your own professional advisers, as necessary, for a more complete understanding of the differences among U.S. GAAP, Japanese GAAP, International Financial Reporting Standards and any other generally accepted accounting principles applicable in your jurisdiction and how such differences affect the financial information contained or incorporated by reference in this prospectus or the applicable prospectus supplement.

FORWARD-LOOKING STATEMENTS

This prospectus, the accompanying prospectus supplement and the documents incorporated by reference herein contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements do not relate strictly to historical or current facts and include statements regarding our current intent, belief, targets or expectations or the current intent, belief, targets or expectations of our management with respect to, among others:

•

changes in banking and other regulations, including those affecting whether and how the senior debt securities will be qualified or treated under applicable total loss-absorbing capacity, or TLAC, requirements and resolution measures to be implemented in Japan,

•	our financial condition,

•	our results of operations,

•	our business plans and other management objectives,

•	our business strategies, competitive positions and growth opportunities,

•	the financial, regulatory and geopolitical environment in which we operate,

•	our borrower credit quality and credit losses,

•	the equity, interest and foreign exchange markets,

•	the occurrence and impact of natural disasters, terrorism and other disruptions caused by external events,

•	our ability to appropriately maintain and, as necessary, enhance our information, communications and transaction management systems, and

•	the benefits of recently completed or announced transactions and realization of related financial and operating synergies and efficiencies, including estimated cost savings and revenue enhancement.

In many, but not all, cases, we use words such as “aim,” “anticipate,” “believe,” “estimate,” “expect,” “hope,” “intend,” “may,” “plan,” “predict,” “probability,” “risk,” “should,” “will,” “would” and similar expressions, as they relate to us or our management, to identify forward-looking statements. These statements reflect our current views with respect to future events and are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may vary materially from those which are anticipated, aimed at, believed, estimated, expected, intended or planned.

Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual results may differ from those in forward-looking statements as a result of various factors. Important factors that could cause actual results to differ materially from estimates or forecasts contained in the forward-looking statements include those which are discussed in our most recent annual report on Form 20-F and other documents incorporated by reference in this prospectus and the accompanying prospectus supplement.

You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of their respective dates. We do not undertake to update any forward-looking statements, whether as a result of new information, future events or developments, or otherwise.

RISK FACTORS

You should carefully consider the risks described below as well as all the other information contained or incorporated by reference in this prospectus and the accompanying prospectus supplement prior to making an investment in our securities.

Our business, operating results and financial condition could be materially and adversely affected by any of the factors discussed below and elsewhere in this prospectus and the accompanying prospectus supplement and the documents incorporated by reference herein and therein. The trading price and liquidity of our securities could decline due to any of these factors. This prospectus and the accompanying prospectus supplement and the documents incorporated by reference herein or therein also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including the risks described below and elsewhere in this prospectus and the accompanying prospectus supplement and the documents incorporated by reference herein and therein. See “Forward-Looking Statements.”

We have described the risks and uncertainties that our management believes are material, but these risks and uncertainties may not be the only ones we face. Additional risks and uncertainties, including those that we currently are not aware of or do not currently appear to be material, may also result in decreased revenues or increased expenses or have other consequences that could adversely affect our financial condition and results of operations, in which case your investment in our securities may be negatively impacted.

Risks Related to Our Business

For information on risks relating to our business, see “Item 3.D. Risk Factors” in our most recent annual report on Form 20-F, which is incorporated by reference in this prospectus, and similar disclosure in subsequent reports incorporated by reference in this prospectus and the accompanying prospectus supplement.

Risks Related to the Senior Debt Securities

The senior debt securities will be structurally subordinated to the liabilities of MUFG’s subsidiaries, including the Bank and the Trust Bank.

Your claim as a holder of senior debt securities is structurally subordinated to the liabilities of MUFG’s banking and other subsidiaries, including the subsidiaries’ liabilities for deposits, borrowed money, derivative transactions and trade payables. As a holder of senior debt securities, you will only be entitled to assert a claim as a creditor of MUFG and to be paid out of MUFG’s assets. If any subsidiary of MUFG becomes subject to insolvency or liquidation proceedings, you will have no right to proceed against the subsidiary’s assets.

MUFG is a holding company that currently has no significant assets other than its investments in, or loans to, its subsidiaries, and MUFG’s ability to service its debt obligations, including its obligations under the senior debt securities, depends on the dividends, loan payments and other funds MUFG receives from its subsidiaries and affiliates. MUFG may not be able to receive such funds from a subsidiary or affiliate due to adverse changes in its financial performance or material deterioration in its financial condition, restrictions imposed as a result of such deterioration by relevant laws and regulations, including general corporate law limitations as well as banking and other regulations, or any contractual obligations, including loss absorption requirements, applicable to the subsidiary or affiliate. Furthermore, if a subsidiary becomes subject to insolvency or liquidation proceedings, MUFG’s right to participate in the subsidiary’s assets will be subject to the prior claims of the creditors and any preference shareholders of the subsidiary, except where MUFG is a creditor or preference shareholder with claims that are recognized to be ranked ahead of, or pari passu with, such claims. As a result, you may not recover in full your investment in the senior debt securities even though other investors in or creditors of our subsidiaries may recover their investments in full.

MUFG has made and may make, with the net proceeds from the sale of the senior debt securities or other debt instruments issued prior to March 31, 2019, loans to its subsidiaries that rank pari passu with their other unsecured senior creditors in insolvency or liquidation proceedings, in addition to other investments in its subsidiaries. However, MUFG may discharge, extinguish or restructure its loans to, and any other investments in, its subsidiaries at any time and for any purposes. For example, MUFG may take any of these actions to meet banking and other regulatory requirements, including loss absorption requirements. A restructuring of MUFG’s loans to, or investments in, a subsidiary may include changes to any or all terms or features of such loans or investments, including their legal or regulatory form and how they would rank as a claim in the subsidiary’s insolvency or liquidation proceedings. Any restructuring of MUFG’s loans to, and investments in, its subsidiaries may be implemented by MUFG without prior notification to, or consent of, the holders of the senior debt securities. Under the requirements relating to Internal TLAC (as defined below) in Japan as set forth in the Proposed Japanese TLAC Standard (as defined below), in order for MUFG’s unsecured senior loans and other subordinated loans to its subsidiaries to qualify as Internal TLAC instruments, MUFG expects to restructure its unsecured senior loans to its subsidiaries to make them unsecured subordinated loans and to make its unsecured senior loans and other subordinated loans subject to contractual loss absorption provisions, or Contractual Loss Absorption Provisions, that will discharge or extinguish the loans or convert them into ordinary shares of the subsidiaries if the Financial Services Agency of Japan, or the FSA, determines that the relevant subsidiaries are non-viable due to material deterioration in their financial condition.

In addition, MUFG’s loans to, or investments in capital instruments issued by, its subsidiaries to be made with the net proceeds from the sale of the senior debt securities may contain contractual mechanisms that, upon the occurrence of a trigger event relating to prudential or financial condition or other events applicable to MUFG or its subsidiaries under regulatory requirements, including the Internal TLAC requirements in Japan, will result in a write-down, write-off or conversion into equity of such loans or investments, or other changes in the legal or regulatory form or the ranking of the claims MUFG has against the subsidiaries. For example, MUFG plans in the future, with the net proceeds from the sale of the senior debt securities and other debt instruments, to make subordinated loans to its subsidiaries that will qualify as Internal TLAC instruments pursuant to the Internal TLAC requirements in Japan, including those relating to Contractual Loss Absorption Provisions. Any such changes could adversely affect MUFG’s ability to obtain repayment of such loans and investments and to meet its obligations under the senior debt securities as well as the value of the senior debt securities.

The senior debt securities may become subject to loss absorption if MUFG becomes subject to orderly resolution measures under the Deposit Insurance Act of Japan and Japanese insolvency laws. As a result, the value of the senior debt securities could be materially adversely affected, and you may lose all or a portion of your investments.

In November 2015, the Financial Stability Board, or the FSB, issued the final TLAC standard for global systemically important banks, or G-SIBs, including us. The FSB’s TLAC standard is designed to ensure that if a G-SIB fails, it has sufficient loss-absorbing and recapitalization capacity available in resolution to implement an orderly resolution that minimizes impacts on financial stability, ensures the continuity of critical functions, and avoids exposing public funds to loss. The FSB’s TLAC standard defines a minimum requirement for the instruments and liabilities that should be readily available to absorb losses in resolution. The FSB’s TLAC standard remains subject to regulatory implementation in Japan.

The FSA published an explanatory paper outlining its approach for the introduction of the TLAC framework in Japan in April 2016 and released revisions to the paper in April 2018. In December 2018, the FSA published draft regulatory notices and related materials to implement the TLAC requirements in Japan. The TLAC standard set forth in these FSA documents, or the Proposed Japanese TLAC Standard, and the FSB’s TLAC standard require Domestic Resolution Entities designated for Covered SIBs to meet certain minimum external TLAC requirements and to cause any of their material subsidiaries in Japan deemed systemically important by the FSA or their foreign subsidiaries subject to TLAC or similar requirements in the relevant jurisdictions to maintain certain minimum level of capital and debt having internal loss-absorbing and recapitalization capacity, or Internal TLAC. The FSA is expected to designate a resolution entity in Japan, which is typically an ultimate holding company in Japan, as the Domestic Resolution Entity for a Japanese G-SIB or for a domestic systemically important bank, or D-SIB, deemed to be in particular need for a cross-border resolution arrangement and of particular systemic significance to the Japanese financial system if it fails (such G-SIBs and D-SIBs, collectively, “Covered SIBs”). In the Proposed Japanese TLAC Standard, the FSA is expected to designate MUFG as the Domestic Resolution Entity for us, which will be subject to the external TLAC requirements in Japan, and also designate the Bank, the Trust Bank and Mitsubishi UFJ Morgan Stanley Securities Co., Ltd. as our material subsidiaries in Japan, which will be subject to the Internal TLAC requirements in Japan. Under the Proposed Japanese TLAC Standard, unsecured senior debt issued by a G-SIB in Japan will qualify as external TLAC debt without any contractual write-down, write-off or conversion provisions and without any subordination provisions so long as the amount of excluded liabilities of the G-SIB in Japan ranking pari passu or junior to its unsecured senior liabilities does not exceed 5% of its external TLAC and its creditors are recognized as structurally subordinated to the creditors of its subsidiaries and affiliates by the FSA. While the Proposed Japanese TLAC Standard remains subject to change based on public comments, the senior debt securities are intended to qualify as external TLAC debt upon the implementation of applicable TLAC regulations in Japan, which is expected to commence on March 31, 2019, due in part to their structural subordination.

The senior debt securities are expected to become subject to loss absorption if MUFG becomes subject to orderly resolution measures under the Deposit Insurance Act of Japan (Act No. 34 of 1971, as amended; the “Deposit Insurance Act”) and Japanese insolvency laws. The resolution framework for financial institutions under the current Japanese laws and regulations includes (i) measures applied to financial institutions that are solvent on a balance sheet basis and (ii) orderly resolution measures for financial institutions that have failed or are deemed likely to fail. The framework applies to banks and certain other financial institutions as well as financial holding companies, such as MUFG. In the Proposed Japanese TLAC Standard, the FSA expressed its view that single point of entry, or SPE, resolution, in which a single national resolution authority applies its resolution tools to the ultimate holding company in Japan of a financial group, would be the preferred strategy for resolution of Covered SIBs in Japan. However, it is uncertain which measure is to be taken in a given case, and orderly resolution measures may be applied without implementing any of the measures described in (i) above. Under a possible model of resolution of a Japanese G-SIB based on the SPE resolution strategy as described in the Proposed Japanese TLAC Standard, if the FSA determines that a material subsidiary in Japan of a financial institution that is a Japanese G-SIB is non-viable due to material deterioration in its financial condition and issues an order concerning restoration of financial soundness, including recapitalization and restoration of liquidity of such material subsidiary, to the Domestic Resolution Entity for the financial institution under Article 52-33, Paragraph 1 of the Banking Law of Japan, the material subsidiary’s Internal TLAC instruments will be written off or, if applicable, converted into equity in accordance with the applicable Contractual Loss Absorption Provisions of such Internal TLAC instruments. Following the write-off or conversion of Internal TLAC instruments, if the Prime Minister recognizes that the financial institution’s liabilities exceed, or are likely to exceed, its assets, or that it has suspended, or is likely to suspend, payments on its obligations, as a result of the financial institution’s loans to, or other investment in, the material subsidiary becoming subject to loss absorption or otherwise, and further recognizes that the failure of such financial institution is likely to cause a significant disruption to the Japanese financial market or system, the Prime Minister may, following deliberation by the Financial Crisis Response Council, confirm that measures set forth in Article 126-2, Paragraph 1, Item 2 of the Deposit Insurance Act, generally referred to as Specified Item 2 Measures (tokutei dai nigo sochi), need to be applied to the financial institution for its orderly resolution. Any such confirmation by the Prime Minister also triggers the point of non-viability clauses of Additional Tier 1 and Tier 2 instruments issued by the financial institution, causing such instruments to be written off or, if applicable, converted into equity.

Under the current Japanese laws and regulations, upon the application of Specified Item 2 Measures, a financial institution will be placed under the special supervision by, or if the Prime Minister so orders, under the special control of, the Deposit Insurance Corporation of Japan. In an orderly resolution, the Deposit Insurance Corporation would control the operation and management of the financial institution’s business, assets and liabilities, including the potential transfer to a bridge financial institution established by the Deposit Insurance

Corporation as its subsidiary, or such other financial institution as the Deposit Insurance Corporation may determine, of the financial institution’s systemically important assets and liabilities, which we expect in the case of MUFG would include the shares of our material subsidiaries based on the Proposed Japanese TLAC Standard. The Prime Minister may prohibit creditors of the financial institution from attaching any of our assets and claims which are to be transferred to a bridge financial institution or another financial institution pursuant to Article 126-16 of the Deposit Insurance Act. In a similar manner, the senior debt securities will limit the ability of holders of the senior debt securities to obtain attachment against our assets set forth in Article 126-16 of the Deposit Insurance Act (or any successor provision thereto) for a period of 30 days following the date upon which the Prime Minister confirms that Specified Item 2 Measures need to be applied to MUFG. The Deposit Insurance Corporation would also control the repayment of liabilities of the financial institution, and, ultimately, facilitate the orderly resolution of the financial institution through court-administrated insolvency proceedings. The Deposit Insurance Corporation has broad discretion in its application of these measures in accordance with the Deposit Insurance Act, Japanese insolvency laws and other relevant laws.

Under the current Japanese laws and regulations, if MUFG becomes subject to Specified Item 2 Measures, the application of the Specified Item 2 Measures or other measures by, or any decision of, the Prime Minister, the Deposit Insurance Corporation or a Japanese court may result in your rights as a holder of senior debt securities or the value of your investment in the senior debt securities being adversely affected. Based on the Proposed Japanese TLAC Standard, it is currently expected that the senior debt securities will not be transferred to a bridge financial institution or other transferee in the orderly resolution process but will remain as MUFG’s liabilities subject to court-administered insolvency proceedings. On the other hand, in an orderly resolution process, the shares of MUFG’s subsidiaries may be transferred to a bridge financial institution or other transferee, and MUFG would only be entitled to receive consideration representing the fair values of such shares, which could be significantly less than the book values of such shares. With respect to such transfer, holders of the senior debt securities will be deemed to have acknowledged, accepted, consented and agreed that the indenture, dated March 1, 2016, as amended from time to time, under which the senior debt securities will be issued, or the Indenture, will not limit any sales, assignments, transfers or conveyances of business made with the permission of a Japanese court in accordance with Article 126-13 of the Deposit Insurance Act (or any successor provision thereto), including any such sales, assignments, transfers or conveyances made pursuant to the authority of the Deposit Insurance Corporation to represent and manage and dispose of the Company’s assets under Article 126-5 of the Deposit Insurance Act (or any successor provision thereto) with the permission of a Japanese court in accordance with Article 126-13 of the Deposit Insurance Act (or any successor provision thereto). Following such business transfer, the recoverable value of MUFG’s residual assets in court-administered insolvency proceedings may not be sufficient to fully satisfy any payment obligations that MUFG may have under its liabilities, including the senior debt securities. Moreover, the senior debt securities will not be insured or guaranteed by the FDIC, the Deposit Insurance Corporation or any other government agency or insurer. Accordingly, the holders of the senior debt securities may lose all or a portion of their investments in the senior debt securities in court-administered insolvency proceedings.

The Japanese regulations relating to external TLAC have not yet been finalized, and the circumstances surrounding or triggering orderly resolution are unpredictable.

The application of orderly resolution under the Deposit Insurance Act is inherently unpredictable and depends on a number of factors that may be beyond MUFG’s control. The commencement of the orderly resolution process depends on, among other things, a determination by the Prime Minister, following deliberation by the Financial Crisis Response Council, regarding MUFG’s viability, or the viability of one or more of MUFG’s subsidiaries, and the risk that their failures may cause a significant disruption to the financial market or systems in Japan. Under the Proposed Japanese TLAC Standard, it is possible that Specified Item 2 Measures may be applied to MUFG as a result of, among other things, absorption of losses by MUFG on its loans to or investments in, or any other Internal TLAC of, any of its material subsidiaries in Japan that are designated as systemically important by the FSA or any of its foreign subsidiaries that are subject to TLAC or similar requirements in the relevant jurisdiction pursuant to the terms of such loans, investments or other Internal TLAC or in accordance with applicable Japanese or foreign laws or regulations then in effect. However, under the Proposed Japanese TLAC Standard, the actual measures to be taken will be determined by the relevant authorities on a case-by-case basis, and, as a result, it is difficult to predict when, if at all, MUFG may become subject to an orderly resolution process. Accordingly, the market value of the senior debt securities may not necessarily be evaluated in a manner similar to other types of senior debt securities issued by non-financial institutions or by financial institutions subject to different regulatory regimes. Any indication that MUFG is approaching circumstances that could result in MUFG becoming subject to an orderly resolution process could also have an adverse effect on the market price and liquidity of the senior debt securities.

In addition, there has been no implementation of the orderly resolution measures in Japan under the Deposit Insurance Act described in this prospectus to date. Such measures are untested and will be subject to interpretation and application by the relevant authorities in Japan. It is uncertain how and under what standards the relevant authorities in Japan would determine that MUFG’s liabilities exceed, or are deemed likely to exceed, its assets, or that MUFG has suspended, or is deemed likely to suspend, payment on its obligations in determining whether to commence an orderly resolution process, and it is possible that particular circumstances which seem similar may lead to different results. In addition, the sequence and specific actions that will be taken in connection with orderly resolutions measures and their impact on each series of senior debt securities are uncertain. It is also uncertain whether a sufficient amount of assets will ultimately be available to the holders of the senior debt securities. MUFG’s creditors, including the holders of the senior debt securities, may encounter difficulty in challenging the application of orderly resolution measures to MUFG.

Although MUFG expects the senior debt securities to qualify as external TLAC due in part to their structural subordination, there is no assurance that the senior debt securities will qualify as such, and we may have difficulty meeting the TLAC requirements and may become subject to adverse regulatory action. The FSB’s TLAC standard requires each G-SIB to hold TLAC debt in an amount not less than 16% of its risk-weighted assets and six percent of the applicable Basel III leverage ratio denominator by January 1, 2019, and not less than 18% of its risk-weighted assets and 6.75% of the applicable Basel III leverage ratio denominator by January 1, 2022. The Proposed Japanese TLAC Standard requires each Japanese G-SIB to hold TLAC debt in an amount not less than 16% of our risk-weighted assets and six percent of the applicable Basel III leverage ratio denominator on March 31, 2019, and not less than 18% of its risk-weighted assets and 6.75% of the applicable Basel III leverage ratio denominator on March 31, 2022. As the FSB’s standard is subject to regulatory implementation in Japan and the Proposed Japanese TLAC Standard is subject to change based on public comments or ongoing international discussions, when and as implemented in Japan, may require us to modify the terms of debt securities to be issued by MUFG in the future, which in turn could adversely affect the values of the senior debt securities.

LIBOR may be administered differently or discontinued in the future and, as a result, the value and marketability of, and the return on, the senior debt securities linked to LIBOR may decline.

The London Interbank Offered Rate, or LIBOR, is currently the subject of ongoing national and international regulatory reform. Some of these reforms are already in effect, while others are still to be finalized or implemented in varying timeframes. In anticipation of or following the implementation of any such reforms, the manner of administration of LIBOR may change, with the result that it may perform differently than in the past or could be eliminated entirely, that a substitute or alternative benchmark could be established, or that there could be other consequences, including those which cannot be predicted. On July 27, 2017, the United Kingdom Financial Conduct Authority, or the U.K. FCA, announced that it will no longer persuade or compel banks to submit rates for the calculation of the LIBOR benchmark after 2021. The U.K. FCA’s announcement indicates that the continuation of LIBOR on the current basis cannot and will not be guaranteed after 2021. In addition, the application of Regulation (EU) 2016/1011, generally known as the Benchmarks Regulation, and other current and future regulations may materially change the manner in which the LIBOR benchmark is administered. In some jurisdictions, regulatory authorities recently began to focus on lending institutions’ plans for transition from LIBOR to an alternative reference rate. The timing, manner and consequences of any such transition, however, cannot be predicted at this time. As described in more detail in “Description of Senior Debt Securities—Floating Rate Interest” in this prospectus, if we determine that LIBOR has been permanently discontinued or is no longer an acceptable benchmark for debt obligations similar to the floating rate notes, the calculation agent will use, if and as directed by us, as a substitute the alternative reference rate selected by a central bank, reserve bank, monetary authority or any similar institution that is consistent with accepted market practice with any adjustments we deem appropriate. However, if we determine that no such alternative reference rate is available that is consistent with accepted market practice, then we may, in our sole discretion, appoint an independent financial advisor to determine the appropriate alternative rate. If we determine that LIBOR has been permanently discontinued or is no longer an acceptable benchmark for debt obligations similar to the floating rate notes, but an alternative rate has not been determined for any reason, then the floating interest rate will be equal to the rate on the last interest determination date for the floating rate notes using LIBOR as the benchmark, as determined by the calculation agent. Any uncertainty or consequences relating to LIBOR could have a material adverse effect on cash flow relating to accrued interest for each interest payment period as well as the value and marketability of, and the return on, any such senior debt securities.

The senior debt securities may not be a suitable investment for all investors.

Each potential investor of the senior debt securities should determine the suitability of such investment in light of its own circumstances. In particular, each potential investor should:

•

have sufficient knowledge and experience to make a meaningful evaluation of the senior debt securities, the merits and risks of investing in the senior debt securities and the information contained in this prospects and the accompanying prospectus supplement;

•

have access to, and knowledge of, appropriate analytical tools to evaluate, in the context of its particular financial situation, an investment in the senior debt securities and the impact the senior debt securities will have on its overall investment portfolio;

•	have sufficient financial resources and liquidity to bear all of the risks of an investment in the senior debt securities;

•	understand thoroughly the characteristic of the senior debt securities, such as the structural subordination and loss absorption mechanism; and

•

be able to evaluate, either alone or with the assistance of a financial adviser, possible scenarios for economic, interest rate and other factors that may affect its investment and its ability to bear the corresponding risks.

Prior to making an investment decision, potential investors should consider carefully, in light of their own financial circumstances and investment objectives, all the information contained in this prospectus and any accompanying prospectus supplement.

The Indenture contains no restrictions on our ability to incur future indebtedness, pledge or dispose of our assets, or make dividend or other payments and provides limited protection against significant corporate events and other actions we may take that could adversely impact your investment in the senior debt securities.

The Indenture contains no restriction on the amount of securities or other liabilities which we may issue, incur or guarantee, including secured obligations and unsecured obligations ranking pari passu with the senior debt securities. The senior debt securities will be unsecured and unsubordinated obligations of MUFG, and if there is a default under our secured indebtedness or other unsecured unsubordinated indebtedness, our assets may not be sufficient to pay amounts due on any of the senior debt securities.

The Indenture also contains no restriction on our ability to pledge or dispose of our assets, make investments, or repurchase shares or pay dividends or make other payments in respect of our common stock or other securities, any of which could adversely affect our ability to pay our obligations under the senior debt securities.

In addition, the Indenture contains no financial covenants, including those requiring us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity. You are not protected under the Indenture in a merger or other change of control event, except to the extent described under “Description of the Senior Debt Securities—Covenants” in this prospectus.

There is no established trading market for the senior debt securities and one may not develop.

The senior debt securities will have no established trading market when issued, and although we expect to list the senior debt securities on the Luxembourg Stock Exchange’s Euro MTF Market or another securities exchange which, where applicable, will be specified in the applicable prospectus supplement, a trading market may never develop. Even if a market does develop, it may not be liquid and may not continue for the term of the senior debt securities. Although underwriters may make a market in the senior debt securities after the relevant offering is completed, the underwriters are under no obligation to do so and may discontinue any market-making activities at any time without notice. If the secondary market for the senior debt securities is limited, there may be few or no buyers if you choose to sell your senior debt securities prior to maturity and this may reduce the price you receive or your ability to sell the senior debt securities at all.

A downgrade of any credit rating assigned to the senior debt securities may adversely affect the market value of the senior debt securities.

We intend to seek ratings on the senior debt securities. Credit ratings may also be assigned to the senior debt securities by rating agencies without solicitation from, or provision of information by, us. A rating is based on information furnished by us or obtained by the rating agency from its own sources and is subject to revisions, suspension or withdrawal by the rating agency at any time. A credit rating may not reflect the potential impact of all risks relating to the senior debt securities and is not a recommendation to buy, sell or hold any securities.

Any rating assigned to us or the senior debt securities may be withdrawn entirely by a credit rating agency, may be suspended or may be lowered, if, in that credit rating agency’s judgment, circumstances relating to the basis of the rating so warrant. Ratings may be impacted by a number of factors which can change over time, including the credit rating agency’s assessment of us or the economic, political or regulatory environment in which we operate. For example, changes in credit rating agencies’ views of the level of implicit sovereign support for Japanese banks and their groups are likely to lead to rating downgrades. The credit rating agencies may also revise the ratings methodologies applicable to issuers within a particular industry, or political or economic region. If credit rating agencies perceive there to be adverse changes in the factors affecting an issuer’s credit rating, including by virtue of changes to applicable ratings methodologies, the credit rating agencies may downgrade, suspend or withdraw the ratings assigned to an issuer and/or its securities. Revisions to ratings methodologies and actions on our ratings or ratings of our subsidiaries, including but not limited to the Bank and the Trust Bank, by the credit rating agencies may occur in the future, which may result in downgrading of our credit ratings.

If we determine to no longer maintain one or more credit ratings, or if any credit rating agency withdraws, suspends or downgrades the credit ratings of us or the senior debt securities, or if such a withdrawal, suspension or downgrade is anticipated, or any credit rating agency places the credit ratings of us or the senior debt securities on “credit watch” status in contemplation of a downgrade, suspension or withdrawal, whether as a result of the factors described above or otherwise, such event could adversely affect the liquidity or market value of the senior debt securities, whether or not the senior debt securities had an assigned rating prior to such event.

A FATCA withholding may become applicable.

Provisions of the U.S. Internal Revenue Code of 1986, as amended, and Treasury regulations thereunder, commonly referred to as “FATCA,” generally impose a 30% withholding tax on certain U.S. source or U.S. related payments to foreign financial institutions, such as MUFG and certain of its subsidiaries as well as financial intermediaries through which investors may hold debt securities, unless such financial institutions perform certain due diligence, reporting and withholding functions pursuant to an agreement with the U.S. Treasury Department or an intergovernmental agreement (as described below). A participating foreign financial institution will be required to obtain and report certain information relating to financial accounts held by U.S. persons or entities owned by U.S. persons and to withhold 30% from “foreign passthru payments” that it makes.

The term “foreign passthru payment” is not defined under current Treasury guidance, and it is not clear whether or to what extent payments on the senior debt securities would be considered foreign passthru payments. Under currently proposed regulations, withholding on foreign passthru payments will not be required before the date that is two years after the date of publication of final Treasury regulations defining the term “foreign passthru payments.” In addition, any such withholding generally will apply only to payments to “recalcitrant” accountholders or to foreign financial institutions that are not participating foreign financial institutions or otherwise exempt from FATCA. In any event, no such withholding will apply to any payments made on debt obligations that are issued before (and not materially modified after) the date that is six months after the date on which final regulations defining the term “foreign passthru payments” are published in the Federal Register.

The FATCA framework has been expanded with the introduction of intergovernmental agreements between the U.S. Treasury and foreign governments, which pursue a framework for intergovernmental cooperation to facilitate the implementation of FATCA. In June 2013, the United States and Japan entered into an intergovernmental agreement pursuant to which Japanese financial institutions, including MUFG and certain of its subsidiaries, will be directed by Japanese authorities to register with the U.S. Internal Revenue Service and perform obligations consistent with those required under an agreement with the U.S. Treasury Department. The United States has also entered into intergovernmental agreements with other jurisdictions in which intermediaries may be resident. These intergovernmental agreements (including the intergovernmental agreement with Japan) do not address how the United States and the relevant jurisdiction (including Japan) will address foreign passthru payments or whether withholding on such payments will be required by financial instruments that are subject to an intergovernmental agreement.

It is not clear whether withholding under FATCA will be applicable to payments on the senior debt securities. If any amount of withholding is required from payments on the senior debt securities under FATCA or any applicable intergovernmental agreement, no additional amounts will be payable by us and withheld amounts will be treated as paid for all purposes under the senior debt securities. Prospective investors should consult their tax advisers regarding the consequences of FATCA, any applicable intergovernmental agreement or relevant local legislation implementing FATCA to their investments in the senior debt securities.

MITSUBISHI UFJ FINANCIAL GROUP, INC.

We are a bank holding company incorporated on October 1, 2005 as a joint stock company (kabushiki kaisha) under the Company Law of Japan, and are one of the world’s largest financial groups in terms of assets. We are the holding company for MUFG Bank, Ltd., or the Bank, Mitsubishi UFJ Trust and Banking Corporation, or the Trust Bank, Mitsubishi UFJ Morgan Stanley Securities Co., Ltd. (through Mitsubishi UFJ Securities Holdings Co., Ltd., an intermediate holding company), Mitsubishi UFJ NICOS Co., Ltd., and other subsidiaries. In addition, we have the largest overseas network among the Japanese banks, including MUFG Union Bank, N.A. and Bank of Ayudhya Public Company Limited, or Krungsri, in about 50 countries. Through our subsidiaries and affiliated companies, we engage in a broad range of financial businesses and services, including commercial banking, investment banking, trust banking and asset management services, securities businesses, and credit card businesses, and provide related services to individuals and corporate customers in Japan and abroad. For a more detailed description of our history and business, see “Item 4. Information on the Company” in our most recent annual report on Form 20-F.

Our head office is located at 7-1, Marunouchi 2-chome, Chiyoda-ku, Tokyo 100-8330, Japan and our telephone number is +81-3-3240-8111.

Additional Financial Information

Business Segment Analysis

Starting from April 1, 2018, as part of our current medium-term business plan, we have reorganized our business groups in an effort to further integrate the expertise and capabilities of our subsidiaries to respond to the needs of our customers more effectively and efficiently. We make and execute unified group-wide strategies based on customer characteristics and the nature of business and have accordingly integrated the operations of our group companies into six business groups—Retail & Commercial Banking, Japanese Corporate & Investment Banking, Global Corporate & Investment Banking, Global Commercial Banking, Asset Management & Investor Services, and Global Markets. Our reporting segments consist of these six business groups, which serve as the core sources of our revenue, as well as “Other,” which represents the operations that are not covered under the six core business groups and the elimination of duplicated amounts of net revenues among business segments, as further described below.

We measure the performance of each of our business segments primarily in terms of “operating profit.” Operating profit and other segment information in this Report are based on the financial information prepared in accordance with Japanese GAAP as adjusted in accordance with internal management accounting rules and practices. Accordingly, the format and information are not consistent with our unaudited condensed consolidated financial statements prepared in accordance with U.S. GAAP. For example, operating profit does not reflect items such as a component of the provision for (reversal of) credit losses (primarily equivalent to the formula allowance under U.S. GAAP), foreign exchange gains (losses) and investment securities gains (losses). We do not use information on the segments’ total assets to allocate our resources and assess performance. Accordingly, business segment information on total assets is not presented.

The following is a brief explanation of our business segments:

Retail & Commercial Banking Business Group—Covers the domestic retail and commercial banking businesses of MUFG Bank, Mitsubishi UFJ Trust and Banking, Mitsubishi UFJ Securities Holdings, Mitsubishi UFJ NICOS and other group companies of MUFG. This business group offers retail and small and medium-sized enterprise customers in Japan an extensive array of commercial banking, trust banking and securities products and services.

Japanese Corporate & Investment Banking Business Group—Covers the large Japanese corporate businesses of MUFG Bank, Mitsubishi UFJ Trust and Banking and Mitsubishi UFJ Securities Holdings, including the transaction banking, investment banking, trust banking and securities businesses. This business group offers large Japanese corporations advanced financial solutions designed to respond to their diversified and globalized needs and to contribute to their business and financial strategies through the global network of our group companies.

Global Corporate & Investment Banking Business Group—Covers the corporate, investment and transaction banking businesses of MUFG Bank and Mitsubishi UFJ Securities Holdings. Through a global network of offices and branches, this business group provides non-Japanese large corporate and financial institution customers outside Japan with a comprehensive set of solutions that meet their increasingly diverse and sophisticated financing needs.

Global Commercial Banking Business Group—Covers the retail and commercial banking businesses of MUFG Union Bank and Krungsri. This business group offers a comprehensive array of financial products and services such as loans, deposits, fund transfers, investments and asset management services for local retail, small and medium-sized enterprise, and corporate customers across the Asia-Pacific region.

Asset Management & Investor Services Business Group—Covers the asset management and asset administration businesses of Mitsubishi UFJ Trust and Banking and MUFG Bank. By integrating the trust banking expertise of Mitsubishi UFJ Trust and Banking and the global strengths of MUFG Bank, the business group offers a full range of asset management and administration services for corporations and pension funds, including pension fund management and administration, advice on pension structures, and payments to beneficiaries, and also offer investment trusts for retail customers.

Global Markets Business Group—Covers the customer business and the treasury operations of MUFG Bank, Mitsubishi UFJ Trust and Banking and Mitsubishi UFJ Securities Holdings. The customer business includes sales and trading in fixed income instruments, currencies and equities as well as other investment products, and origination and distribution of financial products. The treasury operations include asset and liability management as well as global investments for the MUFG Group.

Other—Consisted mainly of the corporate centers of MUFG, MUFG Bank, Mitsubishi UFJ Trust and Banking and Mitsubishi UFJ Morgan Stanley Securities. The elimination of duplicated amounts of net revenues among business segments was also reflected in Other.

Below we have restated our prior business segment information and relevant discussion to reflect the reorganization of our business groups described above and the transfer of corporate loan-related businesses of the Trust Bank to the Bank in April 2018.

The following tables set forth our business segment information based on our reorganized business groups for the fiscal years ended March 31, 2016, 2017 and 2018:

	Customer Business
Fiscal year ended March 31, 2016	Retail & Commercial Banking Business Group	Japanese Corporate & Investment Banking Business Group	Global Corporate & Investment Banking Business Group	Global Commercial Banking Business Group	Asset Management & Investor Services Business Group	Total	Global Markets Business Group	Other	Total(1)
	(in billions)
Net revenue	¥1,645.9	¥568.1	¥431.0	¥599.0	¥176.2	¥3,420.2	¥715.5	¥57.7	¥4,193.4
BK and TB(2):	885.5	476.6	292.4	(2.0)	74.2	1,726.7	531.6	137.7	2,396.0
Net interest income	524.3	161.5	114.2	(2.0)	—	798.0	271.9	256.6	1,326.5
Net fees	319.7	227.9	175.3	—	74.2	797.1	(23.7)	(79.7)	693.7
Other	41.5	87.2	2.9	—	—	131.6	283.4	(39.2)	375.8
Other than BK and TB	760.4	91.5	138.6	601.0	102.0	1,693.5	183.9	(80.0)	1,797.4
Operating expenses	1,234.9	292.0	233.2	436.9	104.4	2,301.4	212.5	152.4	2,666.3

Operating profit (loss)	¥411.0	¥276.1	¥197.8	¥162.1	¥71.8	¥1,118.8	¥503.0	¥(94.7)	¥1,527.1

Notes:

(1)

In accordance with internal management accounting rules and practices, the transfer of corporate loan-related businesses of the Trust Bank to the Bank in April 2018 resulted in a decrease of the total operating profit by ¥23.9 billion for the fiscal year ended March 31, 2016.

(2)	“BK and TB” is a sum of MUFG Bank, Ltd. on a stand-alone basis and Mitsubishi UFJ Trust and Banking Corporation on a stand-alone basis.

	Customer Business
Fiscal year ended March 31, 2017	Retail & Commercial Banking Business Group	Japanese Corporate & Investment Banking Business Group	Global Corporate & Investment Banking Business Group	Global Commercial Banking Business Group	Asset Management & Investor Services Business Group	Total	Global Markets Business Group	Other	Total(1)
	(in billions)
Net revenue	¥1,568.0	¥527.1	¥418.3	¥628.6	¥176.7	¥3,318.7	¥686.8	¥56.3	¥4,061.8
BK and TB(2):	817.0	446.9	275.6	(1.8)	72.7	1,610.4	491.5	88.6	2,190.5
Net interest income	482.0	143.8	107.3	(1.7)	—	731.4	291.0	199.4	1,221.8
Net fees	300.6	245.0	177.3	—	72.7	795.6	(8.2)	(98.8)	688.6
Other	34.4	58.1	(9.0)	(0.1)	—	83.4	208.7	(12.0)	280.1
Other than BK and TB	751.0	80.2	142.7	630.4	104.0	1,708.3	195.3	(32.3)	1,871.3
Operating expenses	1,234.1	290.0	236.0	435.8	114.7	2,310.6	217.4	162.3	2,690.3

Operating profit (loss)	¥333.9	¥237.1	¥182.3	¥192.8	¥62.0	¥1,008.1	¥469.4	¥(106.0)	¥1,371.5

Notes:

(1)

In accordance with internal management accounting rules and practices, the transfer of corporate loan-related businesses of the Trust Bank to the Bank in April 2018 resulted in a decrease of the total operating profit by ¥24.3 billion for the fiscal year ended March 31, 2017.

(2)	“BK and TB” is a sum of MUFG Bank, Ltd. on a stand-alone basis and Mitsubishi UFJ Trust and Banking Corporation on a stand-alone basis.

	Customer Business
Fiscal year ended March 31, 2018	Retail & Commercial Banking Business Group	Japanese Corporate & Investment Banking Business Group	Global Corporate & Investment Banking Business Group	Global Commercial Banking Business Group	Asset Management & Investor Services Business Group	Total	Global Markets Business Group	Other	Total(1)
	(in billions)
Net revenue	¥1,584.3	¥522.6	¥378.6	¥666.3	¥190.4	¥3,342.2	¥565.2	¥10.7	¥3,918.1
BK and TB(2):	785.9	439.8	246.3	(3.5)	83.8	1,552.3	368.6	109.0	2,029.9
Net interest income	465.8	150.7	95.2	(3.4)	—	708.3	182.0	229.4	1,119.7
Net fees	288.4	233.2	153.1	—	83.8	758.5	(12.2)	(79.1)	667.2
Other	31.7	55.9	(2.0)	(0.1)	—	85.5	198.8	(41.3)	243.0
Other than BK and TB	798.4	82.8	132.3	669.8	106.6	1,789.9	196.6	(98.3)	1,888.2
Operating expenses	1,227.6	295.6	242.8	463.6	119.4	2,349.0	225.7	142.8	2,717.5

Operating profit (loss)	¥356.7	¥227.0	¥135.8	¥202.7	¥71.0	¥993.2	¥339.5	¥(132.1)	¥1,200.6

Notes:

(1)

In accordance with internal management accounting rules and practices, the transfer of corporate loan-related businesses of the Trust Bank to the Bank in April 2018 resulted in a decrease of the total operating profit by ¥23.5 billion for the fiscal year ended March 31, 2018.

(2)	“BK and TB” is a sum of MUFG Bank, Ltd. on a stand-alone basis and Mitsubishi UFJ Trust and Banking Corporation on a stand-alone basis.

Fiscal Year Ended March 31, 2018 Compared to Fiscal Year Ended March 31, 2017

Retail & Commercial Banking Business Group

Net revenue of the Retail & Commercial Banking Business Group increased ¥16.3 billion to ¥1,584.3 billion for the fiscal year ended March 31, 2018 from ¥1,568.0 billion for the fiscal year ended March 31, 2017. The Retail & Commercial Banking Business Group’s net revenue mainly consists of interest income from lending and deposit-taking operations and fees relating to credit card settlement, consumer financing, real estate and stock transfer services for Japanese domestic individual and small to medium-sized corporate customers. The increase in net revenue was mainly due to an increase in payment processing fees and an increase in fees from the consumer finance business, reflecting growth in the volume of cashless payments. The increase in net revenue was also attributable to an increase in fees and commissions on sales of securities primarily due to stronger customer demand in response to the rising trend in equity prices. These increases in net revenues were partially offset by the lower net revenue related to operations funded by deposits due to tighter interest rate spreads in the near-zero interest rate environment in Japan.

Operating expenses of the Retail & Commercial Banking Business Group decreased ¥6.5 billion to ¥1,227.6 billion for the fiscal year ended March 31, 2018 from ¥1,234.1 billion for the fiscal year ended March 31, 2017, mainly resulting from our cost reduction measures.

As a result, operating profit of the Retail & Commercial Banking Business Group increased ¥22.8 billion to ¥356.7 billion for the fiscal year ended March 31, 2018 from ¥333.9 billion for the fiscal year ended March 31, 2017.

Japanese Corporate & Investment Banking Business Group

Net revenue of the Japanese Corporate & Investment Banking Business Group decreased ¥4.5 billion to ¥522.6 billion for the fiscal year ended March 31, 2018 from ¥527.1 billion for the fiscal year ended March 31, 2017. The Japanese Corporate & Investment Banking Business Group’s net revenue mainly consists of interest income from lending and deposit-taking operations and fees relating to financing, investment banking, real estate and stock transfer services for large Japanese corporate customers. The lower net revenue mainly reflected a decrease in fee income from the sales of derivative instruments and lower net revenues from the M&A and underwriting businesses, mainly reflecting reduced corporate investment and financing activities due to uncertainties surrounding the financial market. The lower net revenue was also attributable to decreases in net interest income related to domestic operations funded by deposits and net revenue from loans to domestic corporate clients due to tighter interest rate spreads in the near-zero interest rate environment in Japan, which more than offset the increases in net interest income related to overseas operations funded by deposits and net revenue from loans to overseas corporate clients.

Operating expenses of the Japanese Corporate & Investment Banking Business Group increased ¥5.6 billion to ¥295.6 billion for the fiscal year ended March 31, 2018 from ¥290.0 billion for the fiscal year ended March 31, 2017. This increase was primarily due to the increased volume of overseas Japanese corporate business and higher expenses for global financial regulatory compliance purposes.

As a result, operating profit of the Japanese Corporate & Investment Banking Business Group decreased ¥10.1 billion to ¥227.0 billion for the fiscal year ended March 31, 2018 from ¥237.1 billion for the fiscal year ended March 31, 2017.

Global Corporate & Investment Banking Business Group

Net revenue of the Global Corporate & Investment Banking Business Group decreased ¥39.7 billion to ¥378.6 billion for the fiscal year ended March 31, 2018 from ¥418.3 billion for the fiscal year ended March 31, 2017. The Global Corporate & Investment Banking Business Group’s net revenue mainly consists of interest income from lending and deposit-taking operations and fees and commissions from investment banking services and foreign exchange and derivatives transactions for large non- Japanese corporate and institutional customers outside Japan. The lower net revenue was mainly due to a decrease in the volume of M&A finance business in the United States as well as the application of stricter business acceptance criteria as part of our effort to improve profitability.

Operating expenses of the Global Corporate & Investment Banking Business Group increased ¥6.8 billion to ¥242.8 billion for the fiscal year ended March 31, 2018 from ¥236.0 billion for the fiscal year ended March 31, 2017, reflecting higher expenses for global financial regulatory compliance purposes.

As a result, operating profit of the Global Corporate & Investment Banking Business Group decreased ¥46.5 billion to ¥135.8 billion for the fiscal year ended March 31, 2018 from ¥182.3 billion for the fiscal year ended March 31, 2017.

Global Commercial Banking Business Group

Net revenue of the Global Commercial Banking Business Group increased ¥37.7 billion to ¥666.3 billion for the fiscal year ended March 31, 2018 from ¥628.6 billion for the fiscal year ended March 31, 2017. The Global Commercial Banking Business Group’s net revenue mainly consists of interest income from lending and deposit-taking operations and fees from remittances and transfers, consumer finance and wealth related services for individual and small to medium-sized corporate customers of MUFG Union Bank and Krungsri. The higher net revenue was mainly due to an increase in net interest income reflecting an increase in Krungsri’s automobile and consumer finance loan portfolio.

Operating expenses of the Global Commercial Banking Business Group increased ¥27.8 billion to ¥463.6 billion for the fiscal year ended March 31, 2018 from ¥435.8 billion for the fiscal year ended March 31, 2017, reflecting higher expenses in Krungsri primarily due to increased business volume.

As a result, operating profit of the Global Commercial Banking Business Group increased ¥9.9 billion to ¥202.7 billion for the fiscal year ended March 31, 2018 from ¥192.8 billion for the fiscal year ended March 31, 2017.

Asset Management & Investor Services Business Group

Net revenue of the Asset Management & Investor Services Business Group increased ¥13.7 billion to ¥190.4 billion for the fiscal year ended March 31, 2018 from ¥176.7 billion for the fiscal year ended March 31, 2017. The Asset Management & Investor Services Business Group’s net revenue mainly consists of fees from asset management and administration services for products, such as pension trusts and mutual funds. Net revenue of the Trust Assets Business Group increased mainly due to an increase in income from the fund administration and custody services globally, reflecting the contributions of our recently acquired overseas subsidiaries.

Operating expenses of the Asset Management & Investor Services Business Group increased ¥4.7 billion to ¥119.4 billion for the fiscal year ended March 31, 2018 from ¥114.7 billion for the fiscal year ended March 31, 2017. This was mainly due to the expansion of our fund administration and custody businesses globally through acquisitions.

As a result, operating profit of the Asset Management & Investor Services Business Group increased ¥9.0 billion to ¥71.0 billion for the fiscal year ended March 31, 2018 from ¥62.0 billion for the fiscal year ended March 31, 2017.

Global Markets Business Group

Net revenue of the Global Markets Business Group decreased ¥121.6 billion to ¥565.2 billion for the fiscal year ended March 31, 2018 from ¥686.8 billion for the fiscal year ended March 31, 2017. This was mainly due to a decrease in net revenue from the asset liability management operations, primarily reflecting a decrease in realized gains on sales of foreign government bonds as well as a decrease in interest income due to the reduction of our foreign government bond portfolio and the flattening of the yield curve of U.S. Treasury bonds. The decrease in net revenue was also attributable to lower net revenue from the sales and trading business in Japan, reflecting the low volatility in interest rates.

Operating expenses of the Global Markets Business Group increased ¥8.3 billion to ¥225.7 billion for the fiscal year ended March 31, 2018 from ¥217.4 billion for the fiscal year ended March 31, 2017, reflecting higher expenses in our overseas securities subsidiaries primarily with larger volumes of sales and trading business as well as higher expenses for financial regulatory compliance purposes.

As a result, operating profit of the Global Markets Business Group decreased ¥129.9 billion to ¥339.5 billion for the fiscal year ended March 31, 2018 from ¥469.4 billion for the fiscal year ended March 31, 2017.

Fiscal Year Ended March 31, 2017 Compared to Fiscal Year Ended March 31, 2016

Retail & Commercial Banking Business Group

Net revenue of the Retail & Commercial Banking Business Group decreased ¥77.9 billion to ¥1,568.0 billion for the fiscal year ended March 31, 2017 from ¥1,645.9 billion for the fiscal year ended March 31, 2016. The Retail & Commercial Banking Business Group’s net revenue mainly consists of interest income from lending and deposit-taking operations and fees relating to credit card settlement, consumer financing, real estate and stock transfer services for Japanese domestic individual and small to medium-sized corporate customers. The decrease in net revenue was mainly attributable to lower net revenue related to operations funded by deposits due to tighter interest rate spreads in the near-zero interest rate environment in Japan. The decrease in net revenue was also attributable to a decrease in fees and commissions on sales of securities primarily due to weaker customer demand in response to uncertain market conditions as well as a decrease in insurance commissions since the sales of certain types of single premium insurance products were suspended in April 2016 after Japanese government bonds began trading on negative yields.

Operating expenses of the Retail & Commercial Banking Business Group decreased ¥0.8 billion to ¥1,234.1 billion for the fiscal year ended March 31, 2017 from ¥1,234.9 billion for the fiscal year ended March 31, 2016. This decrease mainly resulted from our cost reduction measures, partially offset by an increase in the investments for a system integration project in our consumer finance subsidiary to establish an efficient and effective business platform for cashless payment and credit card services.

As a result, operating profit of the Retail & Commercial Banking Business Group decreased ¥77.1 billion to ¥333.9 billion for the fiscal year ended March 31, 2017 from ¥411.0 billion for the fiscal year ended March 31, 2016.

Japanese Corporate & Investment Banking Business Group

Net revenue of the Japanese Corporate & Investment Banking Business Group decreased ¥41.0 billion to ¥527.1 billion for the fiscal year ended March 31, 2017 from ¥568.1 billion for the fiscal year ended March 31, 2016. The Japanese Corporate & Investment Banking Business Group’s net revenue mainly consists of interest income from lending and deposit-taking operations and fees relating to financing, investment banking, real estate and stock transfer services for large Japanese corporate customers. The lower net revenue mainly reflected decreases in net revenue related to operations funded by deposits and net revenue from loans to corporate clients due to tighter interest rate spreads in the near-zero interest rate environment in Japan, as well as a decrease in fee income from the sales of derivative instruments. These decreases were offset in part by an increase in fees and commissions from hybrid financing transactions, including syndicated loans.

Operating expenses of the Japanese Corporate & Investment Banking Business Group decreased ¥2.0 billion to ¥290.0 billion for the fiscal year ended March 31, 2017 from ¥292.0 billion for the fiscal year ended March 31, 2016. This decrease mainly reflected a decrease in expenses associated with domestic operations, which was partially offset by an increase in expenses for overseas operations.

As a result, operating profit of the Japanese Corporate & Investment Banking Business Group decreased ¥39.0 billion to ¥237.1 billion for the fiscal year ended March 31, 2017 from ¥276.1 billion for the fiscal year ended March 31, 2016.

Global Corporate & Investment Banking Business Group

Net revenue of the Global Corporate & Investment Banking Business Group decreased ¥12.7 billion to ¥418.3 billion for the fiscal year ended March 31, 2017 from ¥431.0 billion for the fiscal year ended March 31, 2016. The Global Corporate & Investment Banking Business Group’s net revenue mainly consists of interest income from lending and deposit-taking operations and fees and commissions from investment banking services and foreign exchange and derivatives transactions for large non-Japanese corporate and institutional customers outside Japan. The lower net revenue was mainly due to the appreciation of the Japanese yen against other major currencies, partially offset by the positive impact of improvements in the event-driven financing business in Asia and Oceania, EMEA and the Americas. Net revenue was also adversely affected by tighter interest rate spreads in China, reflecting intensified competition among lending institutions, and lower volumes of U.S. dollar-denominated lending in China as the Renminbi depreciated against the U.S. dollar.

Operating expenses of the Global Corporate & Investment Banking Business Group increased ¥2.8 billion to ¥236.0 billion for the fiscal year ended March 31, 2017 from ¥233.2 billion for the fiscal year ended March 31, 2016, reflecting an increase in expenses for global financial regulatory compliance purposes.

As a result, operating profit of the Global Corporate & Investment Banking Business Group decreased ¥15.5 billion to ¥182.3 billion for the fiscal year ended March 31, 2017 from ¥197.8 billion for the fiscal year ended March 31, 2016.

Global Commercial Banking Business Group

Net revenue of the Global Commercial Banking Business Group increased ¥29.6 billion to ¥628.6 billion for the fiscal year ended March 31, 2017 from ¥599.0 billion for the fiscal year ended March 31, 2016. The Global Commercial Banking Business Group’s net revenue mainly consists of interest income from lending and deposit-taking operations and fees from remittances and transfers, consumer finance and wealth related services for individual and small to medium-sized corporate customers of MUFG Union Bank and Krungsri. The higher net revenue was mainly due to larger volumes of automobile purchase financing and consumer loans in Krungsri.

Operating expenses of the Global Commercial Banking Business Group decreased ¥1.1 billion to ¥435.8 billion for the fiscal year ended March 31, 2017 from ¥436.9 billion for the fiscal year ended March 31, 2016, reflecting an increase in expenses in Krungsri primarily due to the larger volumes of business. The increase was partially mitigated by our cost management measures, particularly in the Americas.

As a result, operating profit of the Global Commercial Banking Business Group increased ¥30.7 billion to ¥192.8 billion for the fiscal year ended March 31, 2017 from ¥162.1 billion for the fiscal year ended March 31, 2016.

Asset Management & Investor Services Business Group

Net revenue of the Asset Management & Investor Services Business Group increased ¥0.5 billion to ¥176.7 billion for the fiscal year ended March 31, 2017 from ¥176.2 billion for the fiscal year ended

March 31, 2016. The Asset Management & Investor Services Business Group’s net revenue mainly consists of fees from asset management and administration services for products, such as pension trusts and mutual funds. Net revenue of the Trust Assets Business Group increased mainly due to an increase in income from the fund administration and custody services globally, which was largely offset by a decrease in net revenue attributable to the lower market values of pension funds and investment products, reflecting weaker equity prices in Japan between April 2016 and the U.S. presidential election in November 2016.

Operating expenses of the Asset Management & Investor Services Business Group increased ¥10.3 billion to ¥114.7 billion for the fiscal year ended March 31, 2017 from ¥104.4 billion for the fiscal year ended March 31, 2016. This was mainly due to the expansion of our fund administration and custody services globally.

As a result, operating profit of the Asset Management & Investor Services Business Group decreased ¥9.8 billion to ¥62.0 billion for the fiscal year ended March 31, 2017 from ¥71.8 billion for the fiscal year ended March 31, 2016.

Global Markets Business Group

Net revenue of the Global Markets Business Group decreased ¥28.7 billion to ¥686.8 billion for the fiscal year ended March 31, 2017 from ¥715.5 billion for the fiscal year ended March 31, 2016. This was mainly due to a decrease in profits on sales of foreign currency-denominated bonds as we reduced the balance of our foreign government bond portfolio in anticipation of, and reaction to, rising interest rates in the United States.

Operating expenses of the Global Markets Business Group increased ¥4.9 billion to ¥217.4 billion for the fiscal year ended March 31, 2017 from ¥212.5 billion for the fiscal year ended March 31, 2016, reflecting higher costs for a system integration project to enhance coordination and collaboration in the sales and trading business between our commercial banking subsidiaries and our securities subsidiaries as well as higher expenses for financial regulatory compliance purposes.

As a result, operating profit of the Global Markets Business Group decreased ¥33.6 billion to ¥469.4 billion for the fiscal year ended March 31, 2017 from ¥503.0 billion for the fiscal year ended March 31, 2016.

USE OF PROCEEDS

Unless otherwise disclosed in the applicable prospectus supplement, we will use the proceeds from the sale of securities to fund our operations and the operations of our operating subsidiaries through loans or investments.

DESCRIPTION OF SENIOR DEBT SECURITIES

The following description of the terms of the senior debt securities contains certain general terms that may apply to the senior debt securities. The specific terms of any senior debt securities will be described in the applicable prospectus supplement relating to such senior debt securities.

The following description summarizes only those terms of the senior debt securities that the Company believes will be most important to your decision to invest in any senior debt securities and may not discuss other terms that are also important to you. If you invest in any senior debt securities, your rights as a securityholder will be determined by the senior debt securities, the Indenture, and the U.S. Trust Indenture Act of 1939, as amended, or the Trust Indenture Act, under which the Indenture is qualified. The terms of the senior debt securities will include those expressly set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. You can read the Indenture and the form of senior debt securities at the location listed under “Where You Can Obtain More Information.” The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the senior debt securities and the Indenture, including the definitions contained in the Indenture of certain terms.

General

The applicable prospectus supplement will set forth the aggregate principal amount, maturity dates, interest payment dates and other terms of each series of senior debt securities on its cover page and in the description of the senior debt securities contained therein. Each series of senior debt securities, when issued, will constitute direct, unconditional, unsubordinated and unsecured obligations of the Company and rank senior to all of the existing and future subordinated debt of the Company and equally in right of payment with all of the existing and future unsecured and unsubordinated debt of the Company (except for statutorily preferred exceptions). Each series of senior debt securities will be effectively subordinated to any secured indebtedness incurred by the Company to the extent of the value of the assets securing the same. See also “Risk Factors—Risks Related to the Senior Debt Securities—The senior debt securities will be structurally subordinated to the liabilities of MUFG’s subsidiaries, including the Bank and the Trust Bank.”

The senior debt securities will be repaid at maturity at a price of 100% of the principal amount thereof. The Indenture provides that a series of senior debt securities may be redeemed at any time prior to maturity in the circumstances described under “—Optional Tax Redemption.” The senior debt securities may be denominated and payable in U.S. dollars or other foreign currencies. The senior debt securities do not provide for any sinking fund. Temporary documents of title will not be issued.

Payments on the senior debt securities will be made in accordance with any laws, regulations or administrative practices applicable to the Company and its agents in respect thereof, including the requirements under Japanese tax law.

The term “Business Day” means a day which is not a day on which banking institutions in New York and Tokyo are authorized by law or regulation to close.

Floating Rate Interest

Any series of senior debt securities with floating rate interest that may be issued will bear interest at the relevant floating interest rate, payable quarterly in arrears, as described in the applicable prospectus supplement with respect to the relevant series of floating rate debt securities (the “Floating Interest Rate”). Interest on such floating rate debt securities will be paid on each interest payment date to the holders of record as at 5:00 p.m. (New York City time) on the day five Business Days immediately preceding such interest payment date.

If any date on which interest is payable, other than the maturity date, would otherwise fall on a day that is not both a Business Day and London Banking Day, the interest payment date will be adjusted to be the next succeeding day that is both a Business Day and London Banking Day, except that if such day is in the next succeeding calendar month, the interest payment date will be adjusted to be the immediately preceding day that is both a Business Day and London Banking Day. In any case where the stated maturity of floating rate debt securities is not both a Business Day and London Banking Day, the payment of interest and principal in respect of the floating rate debt securities will be made on the next succeeding day that is both a Business Day and London Banking Day, and no interest on such payment shall accrue for the period from and after the stated maturity date. The term “London Banking Day” means a day on which commercial banks are open for business, including dealings in foreign exchange and foreign currency deposits, in London.

Each period beginning on (and including) an interest payment date (after any adjustments to make such date a Business Day and London Banking Day) and ending on (but excluding) the next interest payment date (after any adjustments to make such date a Business Day and London Banking Day) is referred to as an “Interest Period.” For purposes of the first interest payment, the interest period will begin on (and include) the issue date of the floating rate debt securities.

The Floating Interest Rate for each Interest Period in respect of each series of floating rate debt securities will be determined by the calculation agent on the following basis:

(i)	The calculation agent for such series of debt securities will determine the rate for deposits in U.S. dollars for a period equal or comparable to the relevant Interest Period which appears on the display page designated LIBOR01 on the Reuters service (or any such other page as may replace that page on that service, or such other service as may be nominated by ICE Benchmark Administration Limited, or ICE, or its successor, or such other entity assuming the responsibility of ICE or its successor in the event ICE or its successor no longer does so, as the successor service, for the purpose of displaying comparable rates) as of 11:00 a.m., London time, on the second London Banking Day before the first day of the relevant Interest Period (the “Interest Determination Date”).

(ii)	If such rate does not appear on that page, the calculation agent will:

(A)

request the principal London office of each of four major banks selected by the calculation agent in the London interbank market to provide a quotation of the rate at which deposits in U.S. dollars are offered by it at approximately 11:00 a.m., London time, on the Interest Determination Date to prime banks in the London interbank market for a period equal or comparable to the relevant Interest Period and in an amount that is representative for a single transaction in that market at that time; and

(B)	determine the arithmetic mean (rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, 0.000005 being rounded upwards) of such quotations.

(iii)	If fewer than two such quotations are provided as requested, the calculation agent will determine the arithmetic mean (rounded, if necessary as aforesaid) of the rates quoted by major banks in New York City, selected by the calculation agent, at approximately 11:00 a.m., New York City time, on the first day of the relevant Interest Period for loans in U.S. dollars to leading European banks for a period equal or comparable to the relevant Interest Period and in an amount that is representative for a single transaction in that market at that time.

The Floating Interest Rate for such Interest Period will be a per annum rate equal to the sum of the rate set forth on the cover page of the applicable prospectus supplement relating to the relevant series of floating rate debt securities (such rate, the “Spread”) and the rate or the arithmetic mean, as the case may be, determined by one of the methodologies set forth in clauses (i) through (iii) hereof; provided, however, that if the calculation agent is unable to determine a rate or an arithmetic mean, as the case may be, in accordance with the above provisions in relation to any Interest Period, the Floating Interest Rate applicable to the floating rate debt securities during such Interest Period will be a per annum rate equal to the sum of the Spread and the rate or the arithmetic mean, as the case may be, applicable in relation to the relevant series of floating rate debt securities in respect of the immediately preceding Interest Period.

Notwithstanding the clause above, if the Company determines that LIBOR has been permanently discontinued or is no longer an acceptable benchmark for debt obligations similar to the floating rate notes, the calculation agent will use, if and as directed by the Company, as a substitute for LIBOR (the “Alternative Rate”) and for each future Interest Determination Date, the alternative reference rate selected by a central bank, reserve bank, monetary authority or any similar institution, including any committee or working group thereof, that is consistent with accepted market practice. As part of such substitution, the calculation agent will, if and as directed by the Company, make adjustments (the “Adjustments”) to the Alternative Rate or the Spread thereon, as well as the business day convention, Interest Determination Dates and related provisions and definitions, in each case that are consistent with accepted market practice for the use of such Alternative Rate for debt obligations similar to the floating rate notes; provided, however, that if the Company determines that there is no alternative reference rate selected by a central bank, reserve bank, monetary authority or any similar institution, including any committee or working group thereof, that is consistent with accepted market practice regarding a substitute for LIBOR, the Company may appoint, in its sole discretion, an independent financial advisor (the “IFA”) to determine the Alternative Rate and make any Adjustments thereon. However, if the Company determines that LIBOR has been discontinued or is no longer an acceptable benchmark for debt obligations similar to the floating rate notes, but for any reason an Alternative Rate has not been determined as of an Interest Determination Date, the Floating Interest Rate and the Spread for the applicable Interest Period will be equal to the rate on the last Interest Determination Date for the floating rate notes using LIBOR as the benchmark, as determined by the calculation agent.

The calculation agent will, as soon as practicable after the determination of the Floating Interest Rate for each Interest Period in respect of the floating rate debt securities, calculate the amount of interest (the “Interest Amount”) payable in respect of each floating rate debt security for such Interest Period. The Interest Amount will be calculated by applying the Floating Interest Rate for such Interest Period to the principal amount of such floating rate debt security, multiplying the product by the actual number of days in such Interest Period (the “Number of Days”) divided by 360 and rounding the resulting figure to the nearest cent (half a cent being rounded upwards).

All determinations, calculations and quotations made or obtained for the purposes of calculating the Floating Interest Rate and the Interest Amount, whether by the calculation agent, the relevant banks in the London interbank market (or any of them) or the IFA, will, in the absence of willful misconduct or manifest error, be binding on the Company, the trustee, the calculation agent and all holders of the floating rate debt securities.

The calculation agent will cause the Floating Interest Rate, the Number of Days, the Interest Amount for each Interest Period in respect of each series of floating rate debt securities and the relevant record date and interest payment date to be notified to us, the trustee, and DTC, and such information will be notified or published to the holders of the floating rate debt securities through DTC or through another reasonable manner as soon as possible after their determination but in no event later than the first day of the relevant interest period. The interest payment date so notified or published may subsequently be amended.

See “Risk Factors—Risks Related to the Senior Debt Securities—LIBOR may be administered differently or discontinued in the future and, as a result, the value and marketability of, and the return on, the senior debt securities linked to LIBOR may decline.”

Fixed Rate Interest

Each series of fixed rate debt securities will bear interest at the fixed rate set forth on the cover page of the applicable prospectus supplement relating to the relevant series of fixed rate debt securities, payable semi-annually in arrears as described under the caption “Summary” in the applicable prospectus supplement with respect to the relevant series. Interest will be paid on each interest payment date to the holders of record as at 5:00 p.m. (New York City time) on the day five Business Days immediately preceding such interest payment date. In any case where the date of payment of interest, redemption or stated maturity of such fixed rate debt securities is not a Business Day, the payment of principal and interest may be made on the next succeeding Business Day with the same force and effect as if made on such date of payment, provided that no interest shall accrue for the period from and after such date of payment. Interest on such fixed rate debt securities will be computed on the basis of a 360-day year consisting of twelve 30-day months and rounding the resulting figure to the nearest cent (half a cent being rounded upward).

Further Issuances

We reserve the right, from time to time, without the consent of the holders of the senior debt securities, to issue additional senior debt securities on terms and conditions identical to those of the senior debt securities of a series offered by this prospectus and the applicable prospectus supplement, which additional senior debt securities shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the relevant series of the senior debt securities. We may also issue other securities under the relevant indenture as part of a separate series that have different terms from the senior debt securities.

Optional Tax Redemption

A series of senior debt securities may, subject to prior confirmation of the FSA (if such confirmation is required under Japanese banking laws and regulations then in effect), be redeemed at the option of the Company, in whole but not in part, at any time, on not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of the relevant series of senior debt securities then outstanding (plus accrued and unpaid interest to (but excluding) the date fixed for redemption and “additional amounts” (as described below), if any), if the Company determines and certifies to the trustee prior to giving notice of redemption that, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of Japan (or any political subdivision or taxing authority of Japan) affecting taxation, or any change in the official position regarding the application or interpretation of such laws, regulations or rulings (including a holding, judgment, or order by a court of competent jurisdiction), which change, amendment, application or interpretation becomes effective on or after the date of the applicable prospectus supplement, the Company is, or on the next interest payment date would be, required to pay any additional amounts in respect of Japanese taxes which cannot be avoided by measures reasonably available to the Company; provided that, no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company would be obligated to make such payment of additional amounts if a payment in respect of the relevant series of senior debt securities were then due. Additional amounts are payable by the Company under the circumstances described below under “—Payment of Additional Amounts.” Prior to the mailing of any notice of redemption of a series of senior debt securities pursuant to the foregoing, the Indenture requires that the Company deliver to the trustee a certificate signed by a responsible officer of the Company stating that the conditions precedents to such redemption have been fulfilled and an opinion of an independent tax counsel or tax consultant of recognized standing reasonably satisfactory to the trustee to the effect that the circumstances referred to above exist. The trustee shall accept such certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent described above, in which event it shall be conclusive and binding on the relevant securityholders.

Payment of Additional Amounts

All payments of principal and interest in respect of the senior debt securities by the Company shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Japan, or any political sub-division of, or any authority in, or of, Japan having power to tax (“Japanese taxes”), unless such withholding or deduction is required by law. In that event, the Company shall pay to the holder of each senior debt security such additional amounts (all such amounts being referred to herein as “additional amounts”) as may be necessary so that the net amounts received by it after such withholding or deduction shall equal the respective amounts which would have been receivable in respect of such senior debt security in the absence of such withholding or deduction.

However, no such additional amounts shall be payable in relation to any such withholding or deduction in respect of any senior debt security:

(i)	to or on behalf of a securityholder or beneficial owner of a senior debt security who is liable for such Japanese taxes in respect of such senior debt security by reason of its having some connection with Japan other than the mere holding of such senior debt security and the receipt of any payments in respect thereof; or

(ii)	to or on behalf of a securityholder or beneficial owner of a senior debt security (a) who would otherwise be exempt from any such withholding or deduction but who fails to comply with any applicable requirement to provide certification, information, documents or other evidence concerning its nationality, residence, identity or connection with Japan, including any requirement to provide Interest Recipient Information (as defined below) or to submit a Written Application for Tax Exemption (as defined below) to the Company, the trustee or a paying agent, as appropriate, or (b) whose Interest Recipient Information is not duly communicated through the Participant (as defined below) and the relevant international clearing organization to the trustee or a paying agent, as appropriate; or

(iii)	to or on behalf of a securityholder or beneficial owner of a senior debt security who is for Japanese tax purposes treated as a resident of Japan or a Japanese corporation (except for (A) a Designated Financial Institution (as defined below) who complies with the requirement to provide Interest Recipient Information or to submit a Written Application for Tax Exemption and (B) a resident of Japan or a Japanese corporation who duly notifies (directly or through the Participant or otherwise) the trustee or a paying agent, as appropriate, of its status as not being subject to Japanese taxes to be withheld or deducted by the Company, by reason of such individual resident of Japan or Japanese corporation receiving interest on the relevant senior debt security through a payment handling agent in Japan appointed by it); or

(iv)	to or on behalf of a securityholder or beneficial owner of a senior debt security who is a non-resident of Japan or a non-Japanese corporation that is a specially related person of the Company as described in Article 6, Paragraph 4 of the Special Taxation Measures Act of Japan (Act No. 26 of 1957, as amended; the “Special Taxation Measures Act”); or

(v)	to or on behalf of a securityholder or beneficial owner of a senior debt security who presents a senior debt security for payment (where presentation is required) more than 30 days after the Relevant Date (as defined below), except to the extent that such securityholder or beneficial owner of a senior debt security would have been entitled to such additional amounts on presenting the same on any date during such 30-day period; or

(vi)	to or on behalf of a securityholder who is a fiduciary or partnership or is not the sole beneficial owner of the payment of the principal of, or any interest on, any senior debt security, and Japanese law requires the payment to be included for tax purposes in the income of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner, in each case, who would not have been entitled to such additional amounts had it been the holder of such senior debt security; or

(vii)	in any case that is a combination of any of (i) through (vi) above.

In addition, no additional amounts will be payable for or on account of any deduction or withholding imposed pursuant to Sections 1471-1474 of the U.S. Internal Revenue Code, FATCA, any agreement (including any intergovernmental agreement) entered into with respect to FATCA, or any law, regulation or other official guidance enacted in any jurisdiction implementing, or relating to, FATCA, similar legislation under the laws of any other jurisdiction, or any such intergovernmental agreement.

Where a senior debt security is held through a participant of a clearing organization or a financial intermediary (each, a “Participant”), in order to receive payments free of withholding or deduction by the Company for, or on account of, Japanese taxes, if the relevant beneficial owner of a senior debt security is (i) an individual non-resident of Japan or a non-Japanese corporation that in either case is not a specially-related person of the Company or (ii) a Japanese financial institution (a “Designated Financial Institution”) falling under certain categories prescribed by Article 6, Paragraph 9 of the Special Taxation Measures Act and the cabinet order thereunder (Cabinet Order No. 43 of 1957, as amended) (together with the ministerial ordinance and other regulations thereunder, the “Act”), all in accordance with the Act, such beneficial owner of a senior debt security must, at the time of entrusting a Participant with the custody of the relevant senior debt security, provide certain information prescribed by the Act to enable the Participant to establish that such beneficial owner of a senior debt security is exempted from the requirement for Japanese taxes to be withheld or deducted (the “Interest Recipient Information”) and advise the Participant if such beneficial owner of a senior debt security ceases to be so exempted, including the case where the relevant beneficial owner of the senior debt security who is an individual non-resident of Japan or a non-Japanese corporation becomes a specially-related person of the Company.

Where a senior debt security is not held by a Participant, in order to receive payments free of withholding or deduction by the Company for, or on account of, Japanese taxes, if the relevant beneficial owner of a senior debt security is (i) an individual non-resident of Japan or a non-Japanese corporation that in either case is not a specially-related person of the Company or (ii) a Designated Financial Institution, all in accordance with the Act, such beneficial owner of a senior debt security must, prior to each date on which it receives interest, submit to the Company, the trustee or a paying agent, as appropriate, a written application for tax exemption (hikazei tekiyo shinkokusho) (a “Written Application for Tax Exemption”) in the form obtainable from the Company, the trustee or any paying agent, as appropriate, stating, among other things, the name and address (and, if applicable, the Japanese individual or corporation ID number) of such beneficial owner of a senior debt security, the title of the senior debt securities, the relevant interest payment date, the amount of interest payable and the fact that such beneficial owner of a senior debt security is qualified to submit the Written Application for Tax Exemption, together with documentary evidence regarding its identity and residence.

By subscribing for the senior debt securities, a securityholder will be deemed to have represented that it is a beneficial owner who is, (i) for Japanese tax purposes, neither an individual resident of Japan or a Japanese corporation, nor an individual non-resident of Japan or a non-Japanese corporation that in either case is a specially related person of the Company or (ii) a Designated Financial Institution.

If (i) subsequent to making a payment on the senior debt securities without withholding or deduction of Japanese taxes, the Company is required to remit to the Japanese taxing authority any amount in respect of Japanese taxes that should have been withheld or deducted from such payment (together with any interest and penalties) due to the failure of the beneficial owner to provide accurate Interest Recipient Information or to otherwise properly claim an exemption from Japanese taxes imposed with respect to such payment, and (ii) such beneficial owner would not have been entitled to receive additional amounts with respect to such payment had Japanese taxes been withheld from the payment when it was made, such beneficial owner (but not any subsequent beneficial owner of the debt securities) shall be required to reimburse the Company, in Japanese yen, for the amount remitted by the Company to the Japanese taxing authority.

As used in this section, the “Relevant Date” means the date on which any payment in respect of a senior debt security first becomes due, except that, if the full amount of the moneys payable has not been duly received by the trustee on or prior to such due date, it means the date on which, the full amount of such moneys having been so received, notice to that effect is duly given to the securityholders in accordance with the Indenture.

The obligation to pay additional amounts shall not apply to (i) any estate, inheritance, gift, sales, transfer, personal property or any similar tax, assessment or other governmental charge or (ii) any tax, assessment or other governmental charge that is payable otherwise than by deduction or withholding from payments of principal or interest on the senior debt securities; provided that, except as otherwise set forth in the senior debt securities and the Indenture, the Company shall pay all stamp and other duties, if any, which may be imposed by Japan, the United States or any respective political subdivision or any taxing authority thereof or therein, with respect to the Indenture or as a consequence of the issuance of the senior debt securities.

References to principal or interest in respect of the senior debt securities shall be deemed to include any additional amounts due in respect of Japanese taxes which may be payable as set forth in the senior debt securities and the Indenture.

Events of Default

An event of default is defined under the Indenture as any one or more of the following events, subject to modification in a supplemental indenture, each of which we refer to in this prospectus and the applicable prospectus supplement as an event of default with respect to any series of senior debt securities, having occurred and be continuing:

(i)	default by the Company in the payment when due of the interest or principal in respect of any such series of senior debt securities and the continuance of any such default for a period of 30 days after the date when due, unless the Company shall have cured such default by payment within such period; or

(ii)	the Company shall fail duly to perform or observe any other term, covenant or agreement contained in any such series of senior debt securities or in the Indenture in respect of such series of senior debt securities for a period of 90 days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given first to the Company (and to the trustee in the case of notice by the holders referred to below) by the trustee or holders of at least 25% in principal amount of the then outstanding senior debt securities of such series (such notification must specify the Event of Default, demand that it be remedied and state that the notification is a “Notice of Default” hereunder); or

(iii)	a decree or order by any court having jurisdiction shall have been issued adjudging the Company bankrupt or insolvent or approving a petition seeking reorganization under the Bankruptcy Law of Japan (Law No. 75 of 2004, as amended; the “Bankruptcy Law”), the Civil Rehabilitation Law of Japan (Law No. 225 of 1999, as amended; the “Civil Rehabilitation Law”), the Corporate Reorganization Law of Japan (Law No. 154 of 2002, as amended; the “Reorganization Law”), the Company Law of Japan (Law No. 86 of 2005, as amended; the “Company Law”) or any other similar applicable law of Japan, and such decree or order shall have continued undischarged or unstayed for a period of 60 days; or a decree or order of a court having jurisdiction for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Company or of all or substantially all of its property or for the winding-up or liquidation of its affairs, shall have been issued, and such decree or order shall have continued undischarged or unstayed for a period of 60 days; or

(iv)	the Company shall institute proceedings seeking adjudication of bankruptcy or seeking reorganization under the Bankruptcy Law, the Civil Rehabilitation Law, the Reorganization Law, the Company Law or any other similar applicable law of Japan, or shall consent to the institution of any such proceedings or shall consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of itself or of all or substantially all of its property, or an effective resolution shall have been passed by the Company for the winding up or dissolution of its affairs, other than for the purpose of an amalgamation or merger, provided that the continuing or successor corporation has effectively assumed the obligations of the Company under such series of senior debt securities of such series and the Indenture.

Provision and Withholding of Notice of Default. Pursuant to the Indenture, the trustee shall give notice by mail to the securityholders of all defaults known to the trustee which have occurred. The trustee shall transmit the notice within 90 days after the occurrence of an event of default, unless the defaults have been cured before the transmission of such notice. However, except in the case of default in the payment of principal of or interest on the senior debt securities, the trustee may withhold notice of default if and so long as the board of directors, the executive committee, or a trust committee of directors or trustees and/or responsible officers of the trustee determines in good faith that the withholding of the notice is in the interests of the securityholders.

Acceleration Upon an Event of Default

The Indenture provides that, unless otherwise set forth in a supplemental indenture, if any event of default occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding senior debt securities of a series, by notice in writing to the Company (and to the trustee if given by the securityholders), may declare the entire principal of and interest accrued thereon to be due and payable immediately.

Annulment of Acceleration and Waiver of Defaults

In some circumstances, if any or all of the events leading to acceleration under the Indenture, other than the non-payment of the principal of the senior debt securities that has become due as a result of an acceleration, have been cured, waived or otherwise remedied, then the securityholders of a majority in aggregate principal amount of a series of senior debt securities may (if certain conditions are satisfied) annul past declarations of acceleration or waive past defaults of such series of senior debt securities.

Application of Proceeds

Any money collected from the Company by a trustee under the Indenture upon an event of default shall be applied in the order described below:

(i)	first, to the payment of costs and expenses (including indemnity payments) applicable to the series of senior debt securities for which money was collected, including reasonable compensation to the applicable trustee and any paying agent;

(ii)	second, if payment is not due on the principal of the series of senior debt securities for which money was collected, to the payment of interest on the series in default;

(iii)	third, if payment is due on the principal of the series of senior debt securities for which money was collected, to the payment of the whole amount then owing and unpaid upon all of the series of senior debt securities for principal and interest, with interest on the overdue principal; and in case the money collected shall be insufficient to pay in full the whole amount so due and unpaid upon the series of senior debt securities, then to the payment of principal and interest without preference or priority of principal over interest, ratably to the aggregate of such principal and accrued and unpaid interest; and

(iv)	finally, to the payment of the remainder, if any, to the Company or any other person lawfully entitled thereto.

Indemnification of Trustee for Actions Taken on Your Behalf

The Indenture provides that the trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the securityholders relating to the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred upon the trustee. In addition, the Indenture contains a provision entitling the trustee, to be indemnified and/or secured to its satisfaction by the securityholders under the Indenture before proceeding to exercise any right or power at the request of holders. Subject to these provisions and specified other limitations, the holders of a majority in aggregate principal amount of the senior debt securities of the relevant series outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.

Limitation on Suits by You as an Individual Securityholder

The Indenture provides that no individual securityholder may institute any action against the Company under the Indenture, except actions for payment of overdue principal and interest, unless the following actions have occurred:

(i)	the holder must have previously given written notice to the trustee of the continuing default;

(ii)	the holders of not less than 25% in aggregate principal amount of the outstanding senior debt securities of each affected series, with each such series treated as a single class, must have:

(a)	made written request to the trustee to institute that action; and

(b)	offered the trustee indemnity and/or security to its satisfaction;

(iii)	the trustee must have failed to institute that action within 60 days after receipt of the request referred to above; and

(iv)	the holders of a majority in principal amount of the outstanding senior debt securities of each affected series, voting as one class, must not have given directions to the trustee inconsistent with those of the holders referred to above.

In addition, each securityholder will be deemed to have acknowledged, accepted, consented and agreed that, for a period of 30 days from the time the Prime Minister confirms that any measures (tokutei dai nigo sochi) set forth in Article 126-2, Paragraph 1, Item 2 of the Deposit Insurance Act (or any successor provision thereto) need to be applied to the Company, the ability of securityholders and the trustee to enforce the rights under the Indenture and the senior debt securities shall be subject to the limitations on the right to obtain attachment against the Company’s assets set forth in Article 126-16 of the Deposit Insurance Act (or any successor provision thereto).

Repurchases

We, or any subsidiary of ours, may, at any time, subject to prior confirmation of the FSA (if such confirmation is required under applicable Japanese banking laws and regulations then in effect), purchase any or all of the senior debt securities in the open market or otherwise at any price in accordance with any applicable law or regulation. Subject to applicable law, neither we nor any subsidiary of ours shall have any obligation to offer to purchase any debt securities held by any holder as result of our or its purchase or offer to purchase senior debt securities held by any other holder in the open market or otherwise. Senior debt securities so purchased by us or our subsidiaries may, at the discretion of us or our subsidiaries, as the case may be, be held or resold or surrendered to the relevant trustee for cancellation.

Limited Right of Set-Off

Each holder of the debt securities will agree, by the acceptance of any interest in a debt security, that, if (a) the Company shall institute proceedings seeking adjudication of its bankruptcy or seeking reorganization under the Bankruptcy Law, the Civil Rehabilitation Law, the Corporate Reorganization Law, the Company Law or any other similar applicable law of Japan, and so long as such proceedings shall have continued, or a decree or order by any court having jurisdiction shall have been issued adjudging the Company bankrupt or insolvent or approving a petition seeking reorganization under any such laws, and as long as such decree or order shall have continued undischarged or unstayed, or (b) the Company’s liabilities exceed, or may exceed, its assets, or the Company suspends, or may suspend, repayment of its obligations, the holders of the debt securities shall not be entitled to exercise any right to set off any of the Company’s liabilities under the debt securities against any liabilities of the relevant holder owed to the Company.

Covenants

Consolidation, Merger, Sale or Conveyance. The Indenture contains provisions permitting the Company, without the consent of the holders of the debt securities, to merge or consolidate with or merge into, or sell, assign, transfer, lease or convey all or substantially all of its properties or assets to any person or persons, provided that the successor corporation or corporations, if an entity other than the Company is a joint stock company organized and existing under the laws of Japan, assumes the Company’s obligations on the debt securities and under the Indenture and certain other conditions are met, including that, immediately after giving effect to such transaction, no event of default under the Indenture has occurred and is continuing. As an exception to the foregoing, each securityholder will be deemed to have acknowledged, accepted, consented and agreed that the Indenture does not limit any sales, assignments, transfers or conveyances of business made with the permission of a Japanese court in accordance with Article 126-13 of the Deposit Insurance Act (or any successor provision thereto), including any such sales, assignments, transfers or conveyances made pursuant to the authority of the Deposit Insurance Corporation to represent and manage and dispose of the Company’s assets under Article 126-5 of the Deposit Insurance Act (or any successor provision thereto) with the permission of a Japanese court in accordance with Article 126-13 of the Deposit Insurance Act (or any successor provision thereto), which permission may be granted by such court in accordance therewith if (i) the Company is under special supervision by, or under special control of, the Deposit Insurance Corporation pursuant to the Deposit Insurance Act, and (ii) the Company’s liabilities exceed, or are likely to exceed, its assets, or the Company has suspended, or are likely to suspend, payment of its obligations.

Evidence of the Company’s Compliance. There are provisions in the Indenture requiring the Company to furnish to the trustee each year a brief certificate from the Company’s principal executive, financial or accounting officer as to his or her knowledge of the Company’s compliance with all conditions and covenants under the Indenture.

Discharge

Unless otherwise set forth in a supplemental indenture and disclosed in the applicable prospectus supplement, the Company may discharge all of its obligations, other than as to transfers and exchanges, under the Indenture after it has:

(i)	paid or caused to be paid the principal of and interest on all of the outstanding senior debt securities in accordance with their terms; or

(ii)	delivered to the trustee for cancellation all of the outstanding senior debt securities.

Modification of the Indenture

Modification without Consent of Holders. The Company and the trustee may enter into supplemental indentures without the consent of the holders of senior debt securities issued under the Indenture to:

(i)	evidence the assumption by a successor corporation of the Company’s obligations;

(ii)	add covenants for the protection of the holders of senior debt securities;

(iii)	cure any ambiguity or correct any inconsistency;

(iv)	add to, change or eliminate any of the provisions of the Indenture (provided that such addition, change or elimination shall not adversely affect the interests of the holders of any outstanding series of debt securities in any material respect);

(v)	establish the forms or terms of any series of senior debt securities; or

(vi)	evidence the acceptance of appointment by a successor trustee.

Modification with Consent of Holders. Each of the Company and the trustee, with the consent of the holders of not less than a majority in aggregate principal amount of each affected series of outstanding senior debt securities, with each such series voting as one class, may add any provisions to, or change in any manner or eliminate any of the provisions of, the Indenture or modify in any manner the rights of the holders of the senior debt securities issued pursuant to the Indenture. However, the Company and the trustee may not make any of the following changes to any outstanding senior debt security without the consent of each holder that would be affected by the change:

(i)	extend the final maturity of the security or of any installment of principal of any such security;

(ii)	reduce the principal amount;

(iii)	reduce the rate or extend the time of payment of interest;

(iv)	reduce any amount payable on redemption;

(v)	change the currency or other terms in or under which the principal, including any amount of original issue discount, premium, or interest on the security is payable;

(vi)	change any of the Company’s obligations to pay any additional amounts on senior debt securities for any tax, assessment or governmental charge withheld or deducted (if any);

(vii)	impair the right of any holder to institute suit for any payment on any senior debt security when due; or

(viii)	reduce the percentage of senior debt securities the consent of whose holders is required for modification of the Indenture.

Concerning the Trustee

Any trustee appointed pursuant to the Indenture will have and will be subject to all of the duties and responsibilities under the Indenture and those with respect to an indenture trustee under the Trust Indenture Act.

The Indenture provides that upon the occurrence of an event of default, the trustee will exercise the rights and powers vested in it by the Indenture, using the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of its own affairs. In the absence of such event of default, the trustee need only perform those duties that are specifically set forth in the applicable indenture or are applicable pursuant to the Trust Indenture Act.

Subject to the Indenture and the provisions of the Trust Indenture Act, the trustee will be under no obligation to exercise any rights, trusts or powers conferred under the Indenture or the debt securities for the benefit of the holders of the senior debt securities, unless the holders have offered to the trustee indemnity and/or security satisfactory to the trustee against any loss, cost, liability or expense which might be incurred by it in exercising any such rights, trusts or powers.

The Indenture and the Trust Indenture Act contain limitations on the rights of the trustee thereunder, should it become a creditor of ours or any of our subsidiaries, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to serve as trustee under the Indenture and to engage in other transactions, provided that if it acquires any conflicting interest (as defined in Section 310(b) of the Trust Indenture Act), it must eliminate such conflict or resign.

We and our subsidiaries and affiliates may maintain ordinary banking relationships and custodial facilities with any trustee or its affiliates.

Successor Trustee

The Indenture provides that the trustee with respect to a series of senior debt securities may resign or be removed by us, effective upon acceptance by a successor trustee of its appointment. The Indenture requires that any successor trustee shall be a corporation with a combined capital and surplus of not less than

U.S.$50,000,000. The Indenture and the Trust Indenture Act require that any successor trustee shall be a corporation, association, company or business trust organized and doing business under the laws of the United States or any jurisdiction thereof or any state or territory or of the District of Columbia. No person may accept its appointment as a successor trustee unless at the time of such acceptance such successor trustee is qualified and eligible under the Indenture and the applicable provisions of the Trust Indenture Act.

Repayment of Funds

The Indenture provides that all monies paid by the Company to the trustee or paying agent for a particular series of debt securities for payment of principal or interest on any Note which remains unclaimed at the end of two years after such payment shall become due and payable will be repaid to the Company and all liability of the trustee or paying agent with respect thereto will cease, and to the extent permitted by law, the holder of such Note shall thereafter look only to the Company for any payment which such holder may be entitled to collect.

New York Law to Govern

The Indenture is, and the senior debt securities will be, governed by and construed in accordance with the laws of the State of New York.

Consent to Service of Process and Submission to Jurisdiction

Under the Indenture, the Company irrevocably designates Mitsubishi UFJ Financial Group, Inc., Attention: General Manager, with offices currently at 1251 Avenue of the Americas, 43rd Floor, New York, NY 10020 as its authorized agent for service of process in any legal action or proceeding arising out of or relating to the Indenture or the senior debt securities brought in any federal or state court in the County of New York, and the Company irrevocably submits to the jurisdiction of those courts.

Senior Debt Securities Denominated in Foreign Currencies

Whenever the Indenture provides for an action by, or the determination of, any of the rights of, or any distribution to, holders of debt securities, in the absence of any provision to the contrary, any amount in respect of any debt security denominated in a currency or currency unit other than U.S. dollars may be treated for purposes of taking any such action or distribution as the amount of U.S. dollars that could reasonably be exchanged for such non-U.S. dollar amount. This amount will be calculated as of a date that we specify to the paying agent or, if we fail to specify a date, on a date that the paying agent may determine.

Book-Entry; Delivery and Form

DTC

The senior debt securities will initially be issued to investors only in book-entry form. Each series of senior debt securities will initially be in the form of one or more fully registered Global Notes. The Global Notes will be issued and registered in the name of Cede & Co., acting as nominee for DTC, which will act as securities depositary for the senior debt securities. The Global Notes will initially be deposited with a custodian for DTC.

Any beneficial interest in one of the Global Notes that is transferred to an entity that takes delivery in the form of an interest in another Global Note will, upon transfer, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

Ownership of beneficial interests in a Global Note will be limited to persons who have accounts with DTC (“participants”), or persons who hold interests through participants (including Euroclear and Clearstream).

Ownership of beneficial interests in a Global Note will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Unless and until senior debt securities in certificated form are issued, the only holder of the senior debt securities will be Cede & Co., as nominee of DTC, or the nominee of a successor depositary.

DTC advises that it is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “Clearing Agency” registered pursuant to the provisions of Section 17A of the U.S. Securities Exchange Act of 1934, as amended, or the U.S. Exchange Act. DTC holds securities for its participants and facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (“indirect participants”).

Euroclear

Euroclear holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear participants, and between Euroclear participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. Euroclear provides Euroclear participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services. Euroclear participants are investment banks, securities brokers and dealers, banks, central banks, supranationals, custodians, investment managers, corporations, trust companies and certain other organizations. Non-participants in the Euroclear system may hold and transfer book-entry interests in the senior debt securities through accounts with a participant in the Euroclear system or any other securities intermediary that holds a book-entry interest in the securities through one or more securities intermediaries standing between such other securities intermediary and Euroclear.

Investors electing to acquire, hold or transfer senior debt securities through an account with Euroclear or some other securities intermediary must follow the settlement procedures of such intermediary with respect to the settlement of secondary market transactions in senior debt securities. Euroclear will not monitor or enforce any transfer restrictions with respect to the senior debt securities. Investors that acquire, hold and transfer interests in the senior debt securities by book-entry through accounts with Euroclear or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such intermediary and each other intermediary, if any, standing between themselves and the individual senior debt securities.

Euroclear has advised that, under Belgian law, investors that are credited with securities on the records of Euroclear have a co-property right in the fungible pool of interests in securities on deposit with Euroclear in an amount equal to the amount of interests in securities credited to their accounts. In the event of the insolvency of Euroclear, Euroclear participants would have a right under Belgian law to the return of the amount and type of interests in securities credited to their accounts with Euroclear. If Euroclear did not have a sufficient amount of interests in securities on deposit of a particular type to cover the claims of all participants credited with such interests in securities on Euroclear’s records, all participants having an amount of interests in securities of such type credited to their accounts with Euroclear would have the right under Belgian law to the return of their pro rata share of the amount of interests in securities actually on deposit. Under Belgian law, Euroclear is required to pass on the benefits of ownership in any interests in senior debt securities on deposit with it (such as dividends, voting rights and other entitlements) to any person credited with such interests in securities on its records.

Distributions with respect to the senior debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear terms and conditions.

Clearstream

Clearstream advises that it is incorporated under the laws of Luxembourg and licensed as a bank and professional depositary. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream has established an electronic bridge with the Euroclear operator to facilitate the settlement of trades between Clearstream and Euroclear. As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. In the United States, Clearstream customers are limited to securities brokers and dealers and banks, and may include the underwriters of an offering of senior debt securities. Other institutions that maintain a custodial relationship with a Clearstream customer may obtain indirect access to Clearstream. Clearstream is an indirect participant in DTC.

Distributions with respect to senior debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures.

Transfers

Purchases of senior debt securities within the DTC system must be made by or through DTC participants, which will receive a credit for the senior debt securities on DTC’s records. The ownership interest of each actual purchaser of senior debt securities, a beneficial owner of an interest in a Global Note, is in turn to be recorded on the DTC participants’ and indirect participants’ records. Beneficial owners of interests in a Global Note will not receive written confirmation from DTC of their purchases, but they are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the DTC participants or indirect participants through which they purchased the senior debt securities. Transfers of ownership interests in the senior debt securities are to be accomplished by entries made on the books of DTC participants and indirect participants acting on behalf of beneficial owners of interests in a Global Note. Beneficial owners of interests in a Global Note will not receive senior debt securities in certificated form representing their ownership interests in the senior debt securities unless use of the book-entry system for the senior debt securities is discontinued.

Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds. Transfers between participants in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Subject to compliance with the transfer restrictions applicable to the senior debt securities, cross-market transfers between persons holding, directly or indirectly through DTC, on the one hand, and directly or indirectly through Euroclear or Clearstream participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant European depositary; however, those cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant European depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the European depositaries.

Because of time zone differences, credits of securities received in Euroclear or Clearstream as a result of a transaction with a person that does not hold the senior debt securities through Euroclear or Clearstream will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Those credits or any transactions in those securities settled during that processing will be reported to the relevant Euroclear or Clearstream participants on that business day. Cash received in Euroclear or Clearstream as a result of sales of securities by or through a Euroclear participant or a Clearstream participant to a DTC participant will be received with value on the DTC settlement date, but will be available in the relevant Euroclear or Clearstream cash account only as of the business day following settlement in DTC.

Limitations on Responsibilities

DTC, Euroclear and Clearstream have no knowledge of the actual beneficial owners of interests in a Global Note. DTC’s records reflect only the identity of the DTC participants to whose accounts those senior debt securities are credited, which may or may not be the beneficial owners of interests in a Global Note. Similarly, the records of Euroclear and Clearstream reflect only the identity of the Euroclear or Clearstream participants to whose accounts those senior debt securities are credited, which also may or may not be the beneficial owners of interests in a Global Note. DTC, Euroclear and Clearstream participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

DTC’s Procedures for Notices, Voting and Payments

So long as DTC, or its nominee, is the registered owner or holder of a Global Note, DTC or that nominee, as the case may be, will be considered the sole owner or holder of the senior debt securities represented by the Global Note for all purposes under the senior debt securities and the Indenture. No beneficial owner of an interest in a Global Note will be able to transfer that interest except in accordance with DTC’s applicable procedures, in addition to those provided for under the Indenture.

The Company expects that DTC will take any action permitted to be taken by a securityholder, including the presentation of senior debt securities for exchange, only at the direction of one or more of its participants to whose account DTC’s interests in the Global Notes are credited and only in respect of that portion of the aggregate, principal amount of senior debt securities as to which that participant or participants has or have given the direction.

Conveyance of notices and other communications by DTC to its participants, by those participants to its indirect participants, and by participants and indirect participants to beneficial owners of interests in a Global Note will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

The trustee will send any notices in respect of the senior debt securities held in book-entry form to Cede & Co.

Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the senior debt securities unless authorized by a participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to the Company as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those participants to whose account the senior debt securities are credited on the record date.

Payment of principal of and interest on the senior debt securities held in book-entry form will be made to Cede & Co. or another nominee of DTC by the paying agent in immediately available funds. DTC’s practice is to credit its participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records. Payments by DTC’s participants and indirect participants to beneficial owners of interests in a Global Note will be governed by standing instructions and customary practices, and will be the responsibility of those participants and indirect participants and not of DTC or the Company, subject to any statutory or regulatory requirements that may be in effect from time to time. Payment of principal of and interest on the senior debt securities or other amounts to DTC is the responsibility of the Company, disbursement of these payments to participants is the responsibility of DTC, and disbursement of those payments to the beneficial owner of an interest in a Global Note is the responsibility of participants and indirect participants.

Although DTC, Euroclear and Clearstream are expected to follow the foregoing procedures in order to facilitate transfers of interests in a Global Note among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their respective operations.

Exchange of Global Notes for Certificated Notes

If DTC is at any time unwilling or unable to continue as a depositary for the Global Notes and a successor depositary is not appointed by the Company within 90 days, or if there shall have occurred and be continuing an acceleration event with respect to the senior debt securities, the Company will issue senior debt securities in certificated form in exchange for the Global Notes. The certificated senior debt securities delivered in exchange for beneficial interests in any Global Note will be registered in the names requested by or on behalf of DTC (in accordance with its customary procedures). Any such exchange shall be made free of charge to the beneficial owners of the Global Notes, except that a person receiving certificated senior debt securities must bear the cost of insurance, postage, transportation and other related costs in the event that such person does not take delivery of such certificated senior debt securities at the offices of the trustee or the paying agent. The senior debt securities are not issuable in bearer form. Except in the limited circumstances described above, owners of interests in the Global Notes will not be entitled to receive physical delivery of senior debt securities in certificated form.

Payment of principal and interest in respect of the certificated senior debt securities shall be payable at the office of agency of the Company in the City of New York which shall initially be the corporate trust office of the trustee, at 240 Greenwich Street, New York, NY 10286, USA, or at the office of the paying agent (which shall initially be The Bank of New York Mellon, provided that, at the option of the Company, payment may be made by wire transfer or by mailing checks for such interest payable to or upon the written order of such holders at their last addresses as they appear on the registry books of the Company (in the case of registered securities) or at such other addresses as may be specified in the written orders of the holders; and provided further that, payments of any interest on certificated senior debt securities (other than at maturity) may be made by the paying agent, in the case of a registered holder of at least U.S.$10,000,000 principal amount of senior debt securities, by electronic funds transfer of immediately available funds to a United States dollar account maintained by the payee, provided such registered holder so elects by giving written notice to the trustee designating such account, no later than 15 days immediately preceding the relevant date for payment (or such other date as the trustee may accept in its discretion). Unless such designation is revoked, any such designation made by such holder with respect to such senior debt securities shall remain in effect with respect to any future payments with respect to such senior debt securities payable to such holder.

Registration, Transfer and Exchange of Senior Debt Securities

The trustee will maintain at its corporate trust office a register with respect to the senior debt securities. The name of the registered holder of each senior debt security will be recorded in the register. The Company, the trustee, the registrar and the paying agent may treat the person in whose name any senior debt security is registered as the absolute owner of the senior debt security for all purposes and none of them shall be affected by any notice to the contrary.

At the option of the securityholder, subject to the restrictions contained in the senior debt security and in the Indenture, the senior debt security may be transferred or exchanged for a like aggregate principal amount of senior debt securities of different authorized denominations, upon surrender for exchange or registration of transfer, at the corporate trust office of the trustee. Any senior debt security surrendered for exchange or presented for registration of transfer shall be duly endorsed, or be accompanied by a written instrument of transfer or other documentation in a form identified in the Indenture. Senior debt securities issued upon exchange or transfer shall be registered in the name of the securityholder requesting the exchange or, as the case may be, the designated transferee or transferees and delivered at the trustee’s office, or mailed, at the request, risk and expense of, and to the address requested by, the designated transferee or transferees. No service charge, other than any cost of delivery not made by regular mail, shall be imposed for any transfer or exchange of senior debt securities, but the Company or the trustee may require payment of a sum sufficient to cover any stamp duty, tax or governmental charge or insurance charge that may be imposed in connection with any transfer or exchange of senior debt securities.

Upon the transfer, exchange or replacement of certificated senior debt securities bearing the legend, the trustee will deliver only certificated senior debt securities bearing such legend unless the Company otherwise consents.

Trustee, Paying Agent, Registrar and Calculation Agent

The Bank of New York Mellon will initially act as trustee, paying agent and registrar for the senior debt securities, and as calculation agent with respect to the floating rate notes. The Company may change the paying agent, registrar or calculation agent without prior notice to the holders of the senior debt securities, and the Company or any of its subsidiaries may act as paying agent, registrar or calculation agent. The applicable prospectus supplement will name any such successor trustee, paying agent, registrar and, if applicable, calculation agent with respect to the series of senior debt securities being offered by such prospectus supplement.

The trustee is located at 240 Greenwich Street, New York, NY 10286, United States of America.

Authenticating Agent

The Indenture permits the trustee to appoint an authenticating agent or agents with respect to the senior debt securities issued under such indenture. Such authenticating agent will be authorized to act on behalf of the trustee to authenticate the senior debt securities, and senior debt securities authenticated by such authenticating agent will be entitled to the benefits of the Indenture and valid and obligatory for all purposes as if authenticated by the trustee. The trustee may change the authenticating agent at any time, as more fully described in the Indenture.

TAXATION

The following summaries are not intended as a complete analysis of the tax consequences under Japanese or United States federal income tax laws as a result of the purchase, ownership and sale of the senior debt securities by investors. Potential investors should consult with their own tax advisers on the tax consequences of the purchase, ownership, sale, and other relevant circumstances concerning the senior debt securities, including specifically the applicable tax consequences under Japanese or United States federal income tax laws, the law of the jurisdiction of their country of residence (if relevant) and any tax treaty between Japan and their country of residence.

Japanese Taxation

The following is a general description of certain Japanese tax aspects of the senior debt securities and does not purport to be a comprehensive description of the tax aspects of the senior debt securities. Prospective purchasers should note that, although the general tax information on Japanese taxation is described hereunder for convenience, the statements below are general in nature and not exhaustive. Prospective purchasers are advised to consult their own legal, tax, accountancy or other professional advisors in order to ascertain their particular circumstances regarding taxation.

The statements below are based on current tax laws and regulations in Japan and current tax treaties executed by Japan all as in effect on the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect). Neither such statements nor any other statements in this document are to be regarded as advice on the tax position of any beneficial owner of the senior debt securities or any person purchasing, selling or otherwise dealing in the senior debt securities or any tax implication arising from the purchase, sale or other dealings in respect of the senior debt securities.

The Senior Debt Securities

The senior debt securities do not fall under the concept of so-called “taxable linked notes” as described in Article 6, Paragraph 4 of the Special Taxation Measures Act, i.e., notes of which the amount of interest is to be calculated by reference to certain indexes (as prescribed by the Cabinet Order under the Special Taxation Measures Act) relating to the Company or a specially-related person of the Company.

Capital Gains, Stamp Tax and Other Similar Taxes, Inheritance and Gift Taxes

Gains derived from the sale of senior debt securities outside Japan by an individual non-resident of Japan or a non-Japanese corporation having no permanent establishment within Japan are, in general, not subject to Japanese income tax or corporate tax.

No stamp, issue, registration or similar taxes or duties will, under current Japanese law, be payable in Japan by holders of senior debt securities in connection with the issue of the senior debt securities, nor will such taxes be payable by holders of senior debt securities in connection with their transfer if such transfer takes place outside Japan.

Japanese inheritance tax or gift tax at progressive rates may be payable by an individual, wherever resident, who has acquired senior debt securities from another individual as legatee, heir or donee.

Representation by Investor upon Distribution of Senior Debt Securities

BY SUBSCRIBING FOR THE SENIOR DEBT SECURITIES, AN INVESTOR WILL BE DEEMED TO HAVE REPRESENTED THAT IT IS A PERSON WHO FALLS INTO THE CATEGORY OF (i) OR (ii) BELOW. The senior debt securities are not, as part of the distribution under the applicable underwriting agreement by the underwriters at any time, to be directly or indirectly offered or sold to, or for the benefit of, any person other than a beneficial owner that is, (i) for Japanese tax purposes, neither (x) an individual resident of Japan or a Japanese corporation, nor (y) an individual non-resident of Japan or a non-Japanese corporation that in either case is a specially-related person of the Company (as defined below) or (ii) a Designated Financial Institution (as defined below), except as specifically permitted under the Special Taxation Measures Act.

Interest and Redemption Gain or Redemption Loss on Senior Debt Securities

The following description of Japanese taxation (limited to national taxes) applies exclusively to interest on the senior debt securities and the redemption gain or the redemption loss, meaning any positive or negative difference between the acquisition price of the interest-bearing senior debt securities of the holder and the amount which the holder receives upon redemption of such interest-bearing senior debt securities (the “Redemption Gain” or the “Redemption Loss”, as the case may be), where such senior debt securities are issued by the Company outside Japan and payable outside Japan. In addition, the following description assumes that only global notes are issued for the senior debt securities, and no definitive bonds and coupons that are independently traded are issued, in which case different tax consequences may apply. It is not intended to be exhaustive and prospective purchasers are recommended to consult their tax advisers as to their exact tax position.

1.	Non-resident Investors

If the recipient of interest on the senior debt securities or of the Redemption Gain with respect to interest-bearing senior debt securities is an individual non-resident of Japan or a non-Japanese corporation for Japanese tax purposes, as described below, the Japanese tax consequences for such individual non-resident of Japan or non-Japanese corporation are significantly different depending upon whether such individual non-resident of Japan or non-Japanese corporation is a specially-related person of the Company (as defined below). Most importantly, if such individual non-resident of Japan or non-Japanese corporation is a specially-related person of the Company (as defined below), income tax at the rate of 15.315% of the amount of such interest will be withheld by the Company under Japanese tax law.

1.1.	Interest

(1)	If the recipient of interest on the senior debt securities is an individual non-resident of Japan or a non-Japanese corporation having no permanent establishment within Japan or having a permanent establishment within Japan but where the receipt of the interest on the senior debt securities is not attributable to the business of such individual non-resident of Japan or non-Japanese corporation carried on within Japan through such permanent establishment, no Japanese income tax or corporate tax is payable with respect to such interest whether by way of withholding or otherwise, if certain requirements are complied with, inter alia:

(i)

if the relevant senior debt securities are held through a participant in an international clearing organization such as DTC or a financial intermediary prescribed by the Special Taxation Measures Act and the relevant cabinet order thereunder (the “Cabinet Order,” together with the Special Taxation Measures Act and the ministerial ordinance and other regulations thereunder, the “Act”) (each, a “Participant”), the requirement that such recipient provide, at the time of entrusting a Participant with the custody of the relevant senior debt securities, certain information prescribed by the Act to enable the Participant to establish that the recipient is exempt from the requirement for Japanese tax to be withheld or deducted (the “Interest Recipient Information”), and advise the Participant if such individual non-resident of Japan or non-Japanese corporation ceases to be so exempted (including the case where it became a specially-related person of the Company (as defined below)), and that the Company prepare and file a certain confirmation prescribed by the Act (an “Interest Recipient Confirmation”) with the competent local tax office in a timely manner based upon the Interest Recipient Information communicated through the Participant and the relevant international clearing organization; and

(ii)

if the relevant senior debt securities are not held by a Participant, the requirement that such recipient submit to the relevant paying agent a written application for tax exemption (Hikazei Tekiyo Shinkokusho) (the “Written Application for Tax Exemption”), together with certain documentary evidence, and that the Company file the Written Application for Tax Exemption so received with the competent local tax office in a timely manner.

Failure to comply with such requirements described above (including the case where the Interest Recipient Information is not duly communicated as required under the Act) will result in the withholding by the Company of income tax at the rate of 15.315% of the amount of such interest.

(2)	If the recipient of interest on the senior debt securities is an individual non-resident of Japan or a non-Japanese corporation having a permanent establishment within Japan and the receipt of interest is carried on within Japan through such permanent establishment, such interest will not be subject to a 15.315% withholding tax by the Company, if the requirements concerning the Interest Recipient Information and the Interest Recipient Confirmation or the Written Application for Tax Exemption as set out in paragraph 1.1(1) above are complied with. Failure to do so will result in the withholding by the Company of income tax at the rate of 15.315% of the amount of such interest. The amount of such interest will be subject to regular income tax or corporate tax, as appropriate.

(3)	Notwithstanding paragraphs 1.1(1) and (2) above, if an individual non-resident of Japan or a non-Japanese corporation mentioned above is a person who has a special relationship with the Company (that is, in general terms, a person who directly or indirectly controls or is directly or indirectly controlled by, or is under direct or indirect common control with, the Company) within the meaning prescribed by the Cabinet Order under Article 6, Paragraph 4 of the Special Taxation Measures Act (such person is referred to as a “specially-related person of the Company”) as of the beginning of the fiscal year of the Company in which the relevant interest payment date falls, the exemption from Japanese withholding tax on interest mentioned above will not apply, and income tax at the rate of 15.315% of the amount of such interest will be withheld by the Company. If such individual non-resident of Japan or non-Japanese corporation has a permanent establishment within Japan, regular income tax or corporate tax, as appropriate, collected otherwise by way of withholding, could apply to such interest under Japanese tax law.

(4)

If an individual non-resident of Japan or a non-Japanese corporation (regardless of whether it is a specially-related person of the Company) is subject to Japanese withholding tax with respect to interest on the senior debt securities under Japanese tax law, a reduced rate of withholding tax or exemption from such withholding tax may be available under the relevant income tax treaty between Japan and the country of tax residence of such individual non-resident of Japan or non-Japanese corporation. As of the date of this document, Japan has income tax treaties, conventions or agreements whereby the above-mentioned withholding tax rate is reduced, generally to 10% with, inter alia, Australia, Belgium, Canada, Finland, France, Hong Kong, Ireland, Italy, Luxembourg, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Switzerland and the United States of America. Under the tax treaties between Japan and the United Kingdom, Denmark, Germany, Austria or Sweden, interest paid to qualified United Kingdom, Danish, German, Austrian or Swedish residents is generally exempt from Japanese withholding tax. Japan has also signed amendments to the existing tax treaties with the United States of America, Spain and Belgium generally exempting interest from Japanese withholding tax (for Belgium, only for a Belgian enterprise); however, these amendments have not yet entered into force. Under the current income tax treaty between Japan and the United States of America, certain limited categories of qualified United States residents receiving interest on the senior debt securities may, subject to compliance with certain procedural requirements under Japanese law, be fully exempt from Japanese withholding tax for interest on the senior debt securities. Under the income tax treaties with France, Australia, the Netherlands and Switzerland, similar exemptions to those provided in the current income tax treaty between Japan and the United States of America will be available (provided that no exemption will apply to pension funds in the case of Australia). In order to enjoy such reduced rate of, or exemption from, Japanese withholding tax under any applicable income tax treaty, individual non-residents of Japan or non-Japanese corporations which are entitled, under any applicable income tax treaty, to a reduced rate of, or exemption from, Japanese withholding tax on payment of interest by the Company are required to submit an Application Form for Income Tax Convention regarding Relief from Japanese Income Tax and Special Income Tax for Reconstruction on Interest (as well as any other required forms and documents) in advance through the Company to the relevant tax authority before payment of interest.

(5)	Under the Act, (a) if an individual non-resident of Japan or a non-Japanese corporation that is a beneficial owner of the senior debt securities becomes a specially-related person of the Company, or an individual non-resident of Japan or a non-Japanese corporation that is a specially-related person of the Company becomes a beneficial owner of the senior debt securities, and (b) if such senior debt securities are held through a Participant, then such individual non-resident of Japan or non- Japanese corporation should notify the Participant of such change in status by the immediately following interest payment date of the senior debt securities. As described in paragraph 1.1(3) above, as the status of such individual non-resident of Japan or non-Japanese corporation as a specially-related person of the Company for Japanese withholding tax purposes is determined based on the status as of the beginning of the fiscal year of the Company in which the relevant interest payment date falls, such individual non-resident of Japan or non-Japanese corporation should, by such notification, identify and advise the Participant of the specific interest payment date on which Japanese withholding tax starts to apply with respect to such individual non-resident of Japan or non-Japanese corporation as being a specially-related person of the Company.

1.2.	Redemption Gain or Redemption Loss

(1)	If the recipient of the Redemption Gain is an individual non-resident of Japan or a non-Japanese corporation having no permanent establishment within Japan or having a permanent establishment within Japan but where the receipt of such Redemption Gain is not attributable to the business of such individual non-resident of Japan or non-Japanese corporation carried on within Japan through such permanent establishment, no income tax or corporate tax is payable by way of withholding or otherwise with respect to such Redemption Gain. If there is any Redemption Loss, such Redemption Loss will be disregarded for purposes of regular income tax or corporate tax, as appropriate, of the recipient.

(2)	If the recipient of the Redemption Gain is an individual non-resident of Japan or a non-Japanese corporation having a permanent establishment within Japan and the receipt of such Redemption Gain is attributable to the business of such individual non-resident of Japan or non-Japanese corporation carried on within Japan through such permanent establishment, such Redemption Gain will not be subject to any withholding tax but will be subject to regular income tax or corporate tax, as appropriate. If there is any Redemption Loss, such Redemption Loss may be taken into account in computing the net taxable income, if any, for purposes of regular income tax or corporate tax, as appropriate, of the recipient.

(3)	Notwithstanding paragraphs 1.2(1) and (2) above, if an individual non-resident of Japan or a non-Japanese corporation mentioned above is a specially-related person of the Company as of the beginning of the fiscal year of the Company in which such individual non-resident of Japan or non-Japanese corporation acquired such senior debt securities, the Redemption Gain will not be subject to withholding tax but will be subject to regular income tax or corporate tax, as appropriate, under Japanese tax law, regardless of whether such individual non-resident of Japan or non-Japanese corporation has a permanent establishment within Japan, provided that exemption may be available under the relevant income tax treaty. If there is any Redemption Loss, such Redemption Loss may be taken into account in computing the net taxable income, if any, for purposes of regular income tax or corporate tax, as appropriate, of the recipient.

2.	Resident Investors

If the recipient of interest on the senior debt securities is an individual resident of Japan or a Japanese corporation for Japanese tax purposes, as described below, regardless of whether such recipient is a specially-related person of the Company, in addition to any applicable local tax, income tax will be withheld at the rate of 15.315% of the amount of such interest, if such interest is paid to an individual resident of Japan or a Japanese corporation (except for (i) a Designated Financial Institution (as defined below) which complies with the requirement for tax exemption under Article 6, Paragraph 9 of the Special Taxation Measures Act or (ii) a Public Corporation (as defined below) or a Specified Financial Institution (as defined below) to which such interest is paid through the Japanese Custodian (as defined below) in compliance with the requirement for tax exemption under Article 3-3, Paragraph 6 of the Special Taxation Measures Act.) In addition to the withholding tax consequences upon resident investors as explained in this section 2, resident investors should consult their own tax advisors regarding their regular income tax or corporate tax consequences other than by way of withholding, including the treatment of the Redemption Loss, bearing in mind, especially for individual residents of Japan, the change to the taxation regime of senior debt securities that took effect on January 1, 2016.

2.1.	Interest

(1)	If an individual resident of Japan or a Japanese corporation (other than a Specified Financial Institution (as defined below) or a Public Corporation (as defined below), who complies with the requirement as referred to in paragraph 2.1(2) below) receives payments of interest on the senior debt securities through certain Japanese payment handling agents as defined in Article 2-2, Paragraph 2 of the Cabinet Order (each a “Japanese Payment Handling Agent”), income tax at the rate of 15.315% of the amount of such interest will be withheld by the Japanese Payment Handling Agent rather than by the Company. As the Company is not in a position to know in advance the recipient’s status, the recipient of interest falling within this category should inform the Company through a paying agent of its status in a timely manner. Failure to so inform may result in double withholding.

(2)	If the recipient of interest on the senior debt securities is a Japanese public corporation or a Japanese public-interest corporation designated by the relevant law (kokyohojin tou) (a “Public Corporation”) or a Japanese bank, a Japanese insurance company, a Japanese financial instruments business operator or other Japanese financial institution falling under certain categories prescribed by the relevant Cabinet Order under Article 3-3, Paragraph 6 of the Special Taxation Measures Act (each, a “Specified Financial Institution”) that keeps its senior debt securities deposited with, and receives the interest through, a Japanese Payment Handling Agent with custody of the senior debt securities (the “Japanese Custodian”) and such recipient submits through such Japanese Custodian to the competent tax authority the report prescribed by the Act, no withholding tax is levied on such interest. However, since the Company is not in a position to know in advance the recipient’s tax exemption status, the recipient of interest falling within this category should inform the Company through a paying agent of its status in a timely manner. Failure to so notify the Company may result in the withholding by the Company of a 15.315% income tax.

(3)	If an individual resident of Japan or a Japanese corporation (except for a Designated Financial Institution (as defined below) which complies with the requirements described in paragraph 2.1(4) below) receives interest on the senior debt securities not through a Japanese Payment Handling Agent, income tax at the rate of 15.315% of the amount of such interest will be withheld by the Company.

(4)	If a Japanese bank, Japanese insurance company, Japanese financial instruments business operator or other Japanese financial institution falling under certain categories prescribed by the Cabinet Order under Article 6, Paragraph 9 of the Special Taxation Measures Act (each, a “Designated Financial Institution”) receives interest on the senior debt securities not through a Japanese Payment Handling Agent and the requirements concerning the Interest Recipient Information and the Interest Recipient Confirmation or the Written Application for Tax Exemption as referred to in paragraph 1.1(1) above are complied with, no withholding tax will be imposed.

2.2.	Redemption Gain

If the recipient of the Redemption Gain is an individual resident of Japan or a Japanese corporation, such Redemption Gain will not be subject to any withholding tax.

3.	Special Additional Tax for Reconstruction From the Great East Japan Earthquake

Due to the imposition of a special additional withholding tax of 0.315% (or 2.1% of 15%) to secure funds for reconstruction from the Great East Japan Earthquake, the withholding tax rate has been effectively increased to 15.315% during the period beginning on January 1, 2013 and ending on December 31, 2037. On or after January 1, 2038, all references to the tax rate of 15.315% in the foregoing descriptions will read 15%. There will also be certain special additional tax imposed upon regular income tax due other than by way of withholding for individual non-residents of Japan, as referred to in the foregoing descriptions, for the period described above.

U.S. Taxation

The following sets forth the material U.S. federal income tax consequences of the acquisition, ownership and disposition of senior debt securities. Except as provided in “—Potential FATCA Withholding After 2018” below, this discussion applies only to U.S. holders, as defined below. This summary is based upon U.S. federal income tax laws, including the U.S. Internal Revenue Code of 1986, as amended, or the Code, its legislative history, existing and proposed Treasury Regulations under the Code, published rulings and court decisions, and upon the Convention between the United States of America and Japan for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Income, or the Tax Convention. All of the preceding authorities are subject to change, possibly with retroactive effect, which may result in U.S. federal income tax consequences different from those discussed below. We have not requested, and will not request, a ruling from the Internal Revenue Service, or the IRS, with respect to any of the U.S. federal income tax consequences described below. As a result, there can be no assurance that the IRS or a court considering these issues will not disagree with or challenge any of the conclusions we have reached and describe below.

The following summary is not a complete analysis or description of all potential U.S. federal income tax consequences to a particular U.S. holder. It does not address all U.S. federal income tax considerations that might be relevant to all categories of potential purchasers, certain of which (such as banks or other financial institutions, regulated investment companies, real estate investment trusts, insurance companies, dealers or traders in securities, tax-exempt entities, non-U.S. persons, persons holding senior debt securities as part of a “straddle,” “hedge,” conversion or other integrated transaction, holders whose “functional currency” is not the U.S. dollar, partnerships or other pass-through entities for U.S. federal income tax purposes or persons holding senior debt securities through a partnership or other pass through entity, U.S. expatriates, and holders liable for alternative minimum tax) are subject to special tax treatment. This summary does not address estate and gift tax consequences or any non-U.S., state or local tax consequences of owning our senior debt securities. In addition, this summary applies only to investors that acquire any series of senior debt securities at their issue price and without original issue discount (other than de minimis original issue discount). This summary assumes that investors will hold our senior debt securities as capital assets within the meaning of Section 1221 of the Code. The applicable prospectus supplement may address additional U.S. federal income tax consequences related to a particular series of senior debt securities.

On December 22, 2017, Public Law Number 115-97, known as the Tax Cuts and Jobs Act (the “TCJA”), was enacted. The TCJA significantly amends the Code and includes, among other things, a provision that will require certain accrual basis taxpayers to report income with respect to the senior debt securities no later than when such income is reported on an “applicable financial statement.” The discussion below does not address this requirement, and investors that may be affected are urged to consult their own tax advisors concerning the particular U.S. federal income tax consequences to them of an investment in the senior debt securities.

As used herein, a “U.S. holder” means a beneficial owner of a senior debt security that is, for U.S. federal income tax purposes, any of the following:

•	an individual who is a citizen or a resident alien of the United States as determined for U.S. federal income tax purposes;

•

a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust (A) the administration of which is subject to the primary supervision of a court within the United States and with respect to which one or more U.S. persons has the authority to control all substantial decisions of the trust or (B) that has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

If a partnership (or other pass-through entity for U.S. federal income tax purposes) holds our senior debt securities, the tax treatment of a partner in or owner of the partnership or pass-through entity will generally depend upon the status of the partner or owner and the activities of the entity. A partner in or owner of a partnership or other pass-through entity that is considering holding our senior debt securities should consult its own tax advisor regarding the tax consequences of acquiring, owning and disposing of our senior debt securities.

The following discussion is for general information only and is not intended to be, nor should it be construed to be, legal or tax advice to any holder or prospective holder of our senior debt securities, and no opinion or representation with respect to the U.S. federal income tax consequences to any such holder or prospective holder is given.

U.S. holders should consult their own tax advisors concerning the application of the following rules to their particular situations, as well as the estate and gift tax consequences and the tax consequences to them under the laws of any other taxing jurisdiction.

Notwithstanding the fact that the senior debt securities are structurally subordinated to the liabilities of MUFG’s subsidiaries and the possibility that the senior debt securities may become subject to loss absorption as described above, except to the extent otherwise discussed in any applicable prospectus supplement, we intend to take the position that the senior debt securities will be treated as indebtedness for U.S. federal income tax purposes, and the balance of this summary assumes that the senior debt securities will be treated as indebtedness for U.S. federal income tax purposes.

Certain Additional Amounts. As described above under “Description of Senior Debt Securities—Payment of Additional Amounts,” we may be obligated to pay amounts in excess of the stated interest or principal on the senior debt securities in certain circumstances. These potential payments may implicate the provisions of Treasury Regulations relating to “contingent payment debt instruments.” According to the applicable Treasury Regulations, certain contingencies will not cause a debt instrument to be treated as a contingent payment debt instrument if such contingencies, as of the date of issuance, are remote or incidental. We intend to take the position that the payment of additional amounts is remote, and do not intend to treat the senior debt securities as contingent payment debt instruments. Our position that such contingency is remote is binding on a holder of the senior debt securities unless such holder discloses its contrary position in the manner required by applicable Treasury Regulations. Our position is not, however, binding on the IRS, and if the IRS were successfully to challenge this position, a holder might be required to accrue interest income at a rate higher than the stated interest rate on the senior debt securities, and to treat as ordinary interest income any gain realized on the taxable disposition of a senior debt security. The remainder of this discussion assumes that the senior debt securities will not be treated as contingent payment debt instruments. Holders should consult their own tax advisors regarding the possible application of the contingent payment debt instrument rules to the senior debt securities.

Payments of Stated Interest. Qualified stated interest, or QSI, paid on our senior debt securities will generally be taxable to a U.S. holder as ordinary income at the time it is received or accrued, in accordance with such U.S. holder’s regular method of accounting for U.S. federal income tax purposes. In general, interest on a fixed rate note is treated as QSI if it is payable at a single fixed rate and is unconditionally payable in cash or in property (other than our own debt instruments) at least annually. In general, interest on a floating rate note is treated as QSI if (1) the issue price of the floating rate note does not exceed the original stated principal amount by more than a specified de minimis amount, (2) the floating rate note does not provide for any principal payments that are contingent, (3) the interest compounds or is payable at least annually at current values of (a) one or more qualified floating rates, (b) a single fixed rate and one or more qualified floating rates, (c) a single objective rate, or (d) a single fixed rate and a single objective rate that is a “qualified inverse floating rate”, and (4) the interest is unconditionally payable in cash or in property (other than our own debt instruments) at least annually. We expect interest on each of our senior debt securities to be unconditionally payable in cash at least annually and either payable at a single fixed rate (on our fixed rate senior debt securities) or payable at a qualified floating rate on senior debt securities that meet the other requirements set out above, and therefore, in each case, to be treated as QSI.

In addition to QSI on our senior debt securities, a U.S. holder will be required to include in income any additional amounts and any tax withheld from QSI payments notwithstanding that such withheld tax is not in fact received by such U.S. holder. With respect to any tax withheld under Japanese law, a U.S. holder may be entitled to deduct or credit tax withheld at the rate under the Tax Convention, or such other rate as may be applicable, subject to applicable limitations in the Code, including that the choice to deduct foreign taxes must apply to all of the U.S. holder’s foreign taxes for a particular year. For foreign tax credit limitation purposes, QSI, including Japanese taxes withheld therefrom, if any, and additional amounts paid on our senior debt securities, will be income from sources outside the United States and will, with certain limitations, be treated as “passive category income” or, in the case of certain U.S. holders, “general category income.” U.S. holders will generally be denied a foreign tax credit for foreign taxes imposed with respect to the senior debt securities where such holder does not meet a minimum holding period requirement during which such holder is not protected from risk of loss. The rules governing the foreign tax credit are complex. U.S. holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Pre-Issuance Accrued Interest. Generally in the case of re-openings of previously-issued notes, a portion of the amount paid for senior debt securities may be allocable to interest that accrued prior to the date the senior debt securities are purchased (“pre-issuance accrued interest”). In that case, we intend to take the position that, on the first interest payment date for such senior debt securities, a portion of the total interest received will be treated as a return of such pre-issuance accrued interest and not as a payment of interest on such senior debt securities. In that case, amounts treated as a return of pre-issuance accrued interest would not be taxable when received by a U.S. holder (as defined herein). U.S. holders are urged to consult their tax advisors concerning the proper tax treatment of pre-issuance accrued interest.

Amortizable Bond Premium. If a U.S. holder acquires senior debt securities for an amount that is greater than the stated principal amount of the senior debt securities (excluding amounts attributable to pre-issuance accrued interest, if any, as described above), such holder will be considered to have amortizable bond premium equal to such excess. A U.S. holder may generally elect to amortize bond premium over the remaining term of the senior debt securities using a constant yield method and to apply this amortized bond premium to offset income from interest payments at the time such interest is includible in income under the holder’s regular method of U.S. federal income tax accounting. A holder that elects to amortize bond premium will be required to reduce its adjusted tax basis in the senior debt securities by the amount of the premium used to offset interest income. This election to amortize bond premium will apply to all debt instruments (other than debt instruments the interest on which is excludable from gross income) held at the beginning of the first taxable year to which the election applies or which are acquired thereafter, and is irrevocable without the consent of the IRS. If a U.S. holder does not elect to amortize bond premium, the amount of the premium will represent a portion of such holder’s basis in the senior debt securities and will therefore decrease the gain or increase the loss that would otherwise be recognized on the disposition of such senior debt securities. U.S. holders acquiring senior debt securities for an amount greater than the stated principal amount of the senior debt securities (excluding amounts attributable to pre-issuance accrued interest, if any, as described above) are urged to consult their tax advisors concerning the tax treatment of bond premium and the advisability of any election to amortize such amounts.

Sale, Exchange, Retirement or Other Taxable Disposition. A U.S. holder’s tax basis in a senior debt security will, in general, be such holder’s cost for that senior debt security (excluding amounts attributable to pre-issuance accrued interest, if any, as described above), reduced by any amortized bond premium. A U.S. holder will generally recognize capital gain or loss on the sale, exchange, retirement or other taxable disposition of our senior debt securities in an amount equal to the difference between the amount realized from such sale, exchange, retirement or other taxable disposition, other than amounts attributable to accrued but unpaid interest, which (except in the case of pre-issuance accrued interest, if any, as described above) will be taxed as ordinary income to the extent not previously included in income, and the U.S. holder’s tax basis in such senior debt securities. Such gain or loss will be long term capital gain or loss if the holding period for our senior debt securities exceeds one year at the time of disposition. Long term capital gain of non-corporate U.S. holders (including individuals) is eligible for reduced rates of taxation. The ability to deduct capital losses is subject to limitations. For purposes of determining a U.S. holder’s allowable foreign tax credit, gain or loss realized by a U.S. holder, will generally be U.S. source income or loss. Special rules apply in determining the source of other types of loss such as loss attributable to accrued but unpaid interest, and U.S. holders should consult their tax advisors regarding the treatment of such items in their particular situations.

Additional Tax on Passive Income. Certain U.S. holders that are individuals, trusts, or estates will be required to pay a 3.8% tax on, among other things, interest and capital gain from the sale, exchange, retirement or other taxable disposition of our senior debt securities. U.S. holders should consult their own tax advisors regarding the application of this tax to their ownership of our senior debt securities.

Information with Respect to Specified Foreign Financial Assets. Certain U.S. holders are required to report information relating to an interest in our senior debt securities, subject to certain exceptions (including an exception for senior debt securities held in accounts maintained by certain financial institutions), by attaching a completed IRS Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold an interest in our senior debt securities. U.S. holders should consult their own tax advisors regarding information reporting requirements relating to their ownership of our senior debt securities.

Information Reporting and Backup Withholding. Proceeds from the sale, exchange, retirement or other taxable disposition of our senior debt securities, or payments of interest on our senior debt securities, generally will be subject to information reporting requirements. Those proceeds or interest payments may also be subject to backup withholding unless the U.S. holder:

•	is an exempt recipient, and, when required, demonstrates this fact, or

•

provides a correct taxpayer identification number on a properly completed IRS Form W-9 certifying that the U.S. holder is not subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules.

Backup withholding is not an additional tax. Any amounts withheld under these rules will be creditable against the U.S. holder’s U.S. federal income tax liability or refundable to the extent that it exceeds such liability if the U.S. holder timely provides the required information to the IRS. If a U.S. holder is required to and does not provide a correct taxpayer identification number, the U.S. holder may be subject to penalties imposed by the IRS. All U.S. holders should consult their tax advisors as to their qualification for the exemption from backup withholding and the procedure for obtaining such an exemption, if available.

Potential FATCA Withholding in the Future. To prevent U.S. tax evasion by U.S. taxpayers, Sections 1471 through 1474 of the Code, such sections commonly referred to as FATCA, encourage foreign financial institutions to report information about their U.S. account holders (including holders of certain equity or debt interests) to the IRS. Foreign financial institutions that fail to comply with the withholding and reporting requirements of FATCA and certain account holders that do not provide sufficient information under the requirements of FATCA will be subject to a 30% withholding tax on certain payments they receive, including “foreign passthru payments.” Because we are treated as a foreign financial institution for purposes of FATCA, such withholding may be imposed on payments on the senior debt securities (to the extent such payments are considered foreign passthru payments) to any foreign financial institution (including an intermediary through which a holder may hold senior debt securities) that fails to comply with FATCA or any other investor that does not provide information sufficient to establish that the investor is not subject to withholding under FATCA, unless such foreign financial institution or investor is otherwise exempt from FATCA.

The term “foreign passthru payment” is not currently defined in U.S. Treasury Regulations. Under currently proposed regulations, withholding on foreign passthru payments will not be required with respect to payments made before the date that is two years after the date of publication of final U.S. Treasury Regulations defining the term “foreign passthru payments.” In any event, no such withholding will apply to any payments made on debt obligations that are issued before (and not materially modified after) the date that is six months after the date on which final U.S. Treasury Regulations defining the term “foreign passthru payments” are published. In addition, the United States has entered into intergovernmental agreements, or IGAs, with certain non-United States jurisdictions (including Japan) that will modify the FATCA withholding regime described above. It is not yet clear how the IGAs will address foreign passthru payments and whether such IGAs may relieve foreign financial institutions of any obligation to withhold on foreign passthru payments.

As discussed above, because the term “foreign passthru payment” is not defined in U.S. Treasury Regulations, the future application of FATCA withholding tax on foreign passthru payments to holders of senior debt securities is uncertain. If a holder of senior debt securities is subject to withholding, there will be no additional amounts payable by way of compensation to the holder of debt securities for the deducted and withheld amount.

Holders of senior debt securities should consult their own tax advisors regarding FATCA in light of their particular situation.

We urge U.S. holders to consult their own tax advisors concerning the U.S. federal, state and local and other tax consequences to them of the purchase, ownership and disposition of our senior debt securities.

CERTAIN ERISA AND SIMILAR CONSIDERATIONS

The U.S. Employee Retirement Income Security Act of 1974, as amended, or ERISA, imposes certain requirements on “employee benefit plans” (as defined in Section 3(3) of ERISA) that are subject to Title I of ERISA, including entities such as collective investment funds and separate accounts whose underlying assets are deemed to include the assets of such plans (collectively, “ERISA Plans”), and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to, among other requirements, ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that an ERISA Plan’s investments be made in accordance with the documents governing the ERISA Plan. The prudence of a particular investment must be determined by the responsible fiduciary of an ERISA Plan by taking into account the ERISA Plan’s particular circumstances and all of the facts and circumstances of the investment including, but not limited to, the matters discussed above under “Risk Factors” with respect to an investment in the senior debt securities and the fact that in the future there may be no market in which such fiduciary will be able to sell or otherwise dispose of the senior debt securities.

Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), prohibit certain transactions involving the assets of an ERISA Plan (as well as those plans that are not subject to ERISA but that are subject to Section 4975 of the Code, such as individual retirement accounts (together with ERISA Plans, “Plans”) and certain persons (referred to as “parties in interest” or “disqualified persons”) having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and/or Section 4975 of the Code. In addition, a fiduciary of the Plan who engaged in such non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.

Prohibited transactions within the meaning of Section 406 of ERISA or Section 4975 of the Code may arise if senior debt securities are acquired with the assets of a Plan with respect to which the Company, the underwriters, or any of their respective affiliates is a party in interest or disqualified person. Certain exemptions from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code may apply, however, depending in part on the type of Plan fiduciary making the decision to acquire a senior debt security and the circumstances under which such decision is made. Included among these exemptions are Prohibited Transaction Class Exemption, or PTCE, 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a “qualified professional asset manager”), PTCE 90-1 (relating to investments by insurance company pooled separate accounts), PTCE 95-60 (relating to investments by insurance company general accounts), and PTCE 96-23 (relating to transactions effected by in-house asset managers). There is also a statutory exemption that may be available under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code for transactions with a person who is a party in interest or disqualified person with respect to a Plan investing in the senior debt securities for adequate consideration, provided that such person (i) is not the fiduciary with respect to the Plan’s assets used to acquire the senior debt securities or an affiliate of such fiduciary and (ii) such person is a party in interest or disqualified person solely by reason of (x) being a service provider to the Plan or (y) having a specified relationship to such service provider. Adequate consideration, in the case of a security for which there is not a generally recognized market, means fair market value as determined in good faith by the Plan fiduciary in accordance with regulations to be promulgated by the U.S. Department of Labor. Each of the above noted exemptions contains conditions and limitations on its application. It should also be noted that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided by these exemptions may not necessarily cover all acts that might be construed as prohibited transactions. Therefore, fiduciaries of Plans considering acquiring and/or holding the senior debt securities in reliance on these or any other exemption should carefully review the exemption and consult with its counsel to confirm that it applies. There can be no assurance that any of these exemptions or any other administrative or statutory exemption will be available with respect to any particular transaction involving the senior debt securities.

Any insurance company proposing to invest assets of its general account in senior debt securities should consider the extent to which such investment would be subject to the requirements of Title I of ERISA and Section 4975 of the Code in light of the U.S. Supreme Court’s decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993) and Section 401(c) of ERISA. Such an insurance company should consider (i) the exemptive relief granted by the U.S. Department of Labor for transactions involving insurance company general accounts in PTCE 95-60 and (ii) if such exemptive relief is not available, whether its acquisition of senior debt securities will not require an exemption because the assets used for such acquisition are not subject to Title I of ERISA or Section 4975 of the Code. The final regulations provide guidance on which assets held by an insurance company constitute “plan assets” for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code.

Governmental plans, certain church plans and non-U.S. plans, while not subject to the fiduciary responsibility provisions of Title I of ERISA or the provisions of Section 4975 of the Code, may nevertheless be subject to state, local, other federal laws or non-U.S. laws that are substantially similar to the foregoing provisions of ERISA and the Code, or Similar Laws.

By its acquisition of the senior debt securities (or any interest therein), each purchaser and subsequent transferee thereof will be deemed to have represented and warranted, on each day from the date on which such purchaser or transferee, as applicable, acquires its interest in such senior debt securities through and including the date on which such purchaser or transferee, as applicable, disposes of its interest in such senior debt securities, either that (a) it is neither a Plan (including, without limitation, an entity the underlying assets of which include “plan assets” by reason of a Plan’s investment in the entity or otherwise), nor a governmental, church, non-U.S. or other plan that is subject to any Similar Law or (b) its acquisition, holding and disposition of a senior debt security (or any interest therein) will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or, in the case of a governmental, church, non-U.S. or other plan, a similar violation under any applicable Similar Law).

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the senior debt securities on behalf of, or with the assets of, any Plan or any governmental, church, non-U.S. or other plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would apply to the purchase and holding of the senior debt securities.

Each purchaser and holder of a senior debt security will have exclusive responsibility for ensuring that its purchase and holding of the senior debt security does not violate the fiduciary or prohibited transaction rules of ERISA or the Code or the provisions of any applicable Similar Law. Nothing herein shall be construed as a representation that an investment in the senior debt securities would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, Plans generally or any particular Plan. Neither this discussion nor anything in this prospectus is or is intended to be investment advice directed at any potential purchaser that is a Plan or a governmental, church, non-U.S. or other plan, or at such purchasers generally, and such purchasers and holders of any senior debt security should consult and rely on their counsel and advisors as to whether an investment in the senior debt securities is suitable and consistent with ERISA, Section 4975 of the Code or any Similar Laws, as applicable.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

General

We may sell senior debt securities:

•	to or through underwriting syndicates represented by managing underwriters;

•	through one or more underwriters without a syndicate for them to offer and sell to the public;

•	through dealers or agents; and

•	to investors directly.

Any underwriter or agent involved in the offer and sale of any series of the senior debt securities will be named in the prospectus supplement.

The prospectus supplement for each series of senior debt securities will describe:

•	a description of the transaction and senior debt securities to be offered;

•	the terms of the offering of these senior debt securities, including the name or names of any agent or agents or the name or names of any underwriter or underwriters;

•	the offering price or purchase price of the senior debt securities and the use of proceeds from the sale;

•	any discounts and commissions to be allowed or paid to any agents or underwriters and all other items constituting underwriting compensation;

•	any securities exchanges on which the senior debt securities may be listed;

•	any discounts and commissions to be allowed or paid to dealers; and

•	other specific terms of the particular offering or sale.

If underwriters are used in the sale, we will execute an underwriting agreement with those underwriters relating to the senior debt securities that we will offer. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase these senior debt securities will be subject to conditions. The underwriters will be obligated to purchase all of these senior debt securities if any are purchased by them.

The senior debt securities subject to the underwriting agreement will be acquired by the underwriters for their own account and may be resold by them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from the purchasers of these senior debt securities for whom they may act as agent. Underwriters may sell these senior debt securities to or through dealers. These dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We may authorize underwriters to solicit offers by institutions to purchase from us the senior debt securities subject to the underwriting agreement, at the public offering price stated in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. If we sell senior debt securities under these delayed delivery contracts, the prospectus supplement will state that as well as the conditions to which these delayed delivery contracts will be subject and the commissions payable for that solicitation.

In connection with underwritten offerings of the senior debt securities offered by this prospectus and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the senior debt securities offered by this prospectus at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•

A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•

A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered senior debt securities originally sold by the syndicate member are purchased in a syndicate covering transaction.

These transactions may be effected on an exchange or automated quotation system, if the senior debt securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise. Underwriters are not required to engage in any of these activities or to continue these activities if commenced.

Senior debt securities may be sold directly by us to one or more institutional purchasers, or through agents designated by us from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the senior debt securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

Underwriters, dealers and agents may be entitled, under agreements with us, to indemnification by us relating to material misstatements or omissions. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us and our subsidiaries or affiliates in the ordinary course of business.

Each series of senior debt securities offered by this prospectus will be a new issue of senior debt securities and will have no established trading market. Any underwriters to whom offered senior debt securities are sold for public offering and sale may make a market in the offered senior debt securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The senior debt securities offered by this prospectus may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for any senior debt securities offered by this prospectus.

Conflicts of Interest

If Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., or any other broker-dealer for which a conflict of interest exists within the meaning of Rule 5121 of the Financial Industry Regulatory Authority’s rules or any successor provisions, or Rule 5121, participates in the distribution of our senior debt securities, we will conduct the offering in accordance with the applicable requirements of Rule 5121.

Market-Making Transactions by Affiliates

MUFG Securities Americas Inc. or our other affiliates may use this prospectus and the applicable prospectus supplement in market-making transactions involving the securities after the initial sale. These transactions may be executed at negotiated prices that are related to market prices at the time of purchase or sale, or at other prices. These affiliates may act as principal or agent in these transactions. These affiliates are not obligated to make a market in any of the securities and may discontinue any market-making activities at any time without notice.

The securities to be sold in market-making transactions include securities to be issued after the date of this prospectus as well as securities issued prior to the date of this prospectus.

Information on the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale. Unless you are informed otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

LEGAL MATTERS

Paul, Weiss, Rifkind, Wharton & Garrison LLP, our U.S. counsel, will pass for us upon certain matters under U.S. federal law and New York law. The address of Paul, Weiss, Rifkind, Wharton & Garrison LLP is Fukoku Seimei Building 2F, 2-2, Uchisaiwaicho 2-chome, Chiyoda-ku, Tokyo 100-0011, Japan. Nagashima Ohno & Tsunematsu, our Japanese counsel, will pass upon certain matters under Japanese laws. The address of Nagashima Ohno & Tsunematsu is JP Tower, 7-2, Marunouchi 2-chome, Chiyoda-ku, Tokyo 100-7036, Japan. Simpson Thacher & Bartlett LLP will pass upon certain matters under U.S. federal law and New York law for the underwriters. The address of Simpson Thacher & Bartlett LLP is Ark Hills Sengokuyama Mori Tower 41F, 9-10, Roppongi 1-chome, Minato-ku, Tokyo 106-0032, Japan.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from our annual report on Form 20-F for the year ended March 31, 2018, and the effectiveness of our internal control over financial reporting have been audited by Deloitte Touche Tohmatsu LLC, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing. The address of Deloitte Touche Tohmatsu LLC is Marunouchi Nijubashi Building, 3-2-3 Marunouchi, Chiyoda-ku, Tokyo 100-8360, Japan.

WHERE YOU CAN OBTAIN MORE INFORMATION

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities that may be offered from time to time.

The rules and regulations of the SEC allow us to omit from this prospectus some of the information included in the registration statement.

In addition, as required by the U.S. securities laws, we file annual reports, special reports and other information with the SEC. The SEC maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC.

We are currently exempt from the rules under the U.S. Exchange Act that prescribe the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the U.S. Exchange Act. We are not required under the U.S. Exchange Act to publish financial statements as frequently or as promptly as are U.S. companies subject to the U.S. Exchange Act. We will, however, continue to furnish our shareholders with annual reports containing audited financial statements and will publish unaudited interim results of operations as well as such other reports as may from time to time be authorized by us or as may be otherwise required.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus some or all of the documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information in a document that is incorporated by reference is considered to be a part of this prospectus. We incorporate by reference in this prospectus the following documents or information we have filed with the SEC:

•	our annual report on Form 20-F for the fiscal year ended March 31, 2018, filed on July 12, 2018,

•	our current report on Form 6-K relating to changes of our corporate executives, dated December 26, 2018,

•	our current report on Form 6-K relating to our unaudited U.S. GAAP financial condition and results of operations as of and for the six months ended September 30, 2018, dated January 11, 2019,

•

our current report on Form 6-K relating to our unaudited financial information under Japanese GAAP as of and for the nine months ended December 31, 2018, dated February 4, 2019, except for the forward-looking statements which were made as of the date thereof,

•

our current report on Form 6-K relating to our additional unaudited financial information under Japanese GAAP as of and for the nine months ended December 31, 2018, and certain additional information, dated February 14, 2019, and

•	our current report on Form 6-K relating to our regulatory capital ratios as of December 31, 2018, dated February 14, 2019.

In addition, we incorporate by reference in this prospectus all subsequent annual reports filed on Form 20-F and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and certain reports on Form 6-K, which we furnish to the SEC, if they state that they are incorporated by reference in this prospectus, after the date of this prospectus until the offering contemplated in this prospectus is completed. Reports on Form 6-K we may furnish to the SEC after the date of this prospectus (or portions thereof) are incorporated by reference in this prospectus only to the extent that the report expressly states that it is (or such portions are) incorporated by reference in this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide you without charge upon written or oral request a copy of any of the documents that are incorporated by reference in this prospectus. If you would like us to provide you with any of these documents, please contact us at the following address or telephone number: 7-1, Marunouchi 2-chome, Chiyoda-ku, Tokyo 100-8330, Japan, Attention: Public Relations Office (telephone: 81-3-3240-8111).

Except as described above, no other information is incorporated by reference in this prospectus (including, without limitation, information on our website at https://www.mufg.jp/).

LIMITATIONS ON ENFORCEMENT OF U.S. LAWS

MUFG is a joint stock company incorporated in Japan. All of our directors and corporate executive officers, and certain experts named in this prospectus, are residents of countries other than the United States. As a result, you should note that it may be difficult or impossible to serve legal process on us or our directors and corporate executive officers, or to force us or them to appear in a U.S. court. Our legal counsel in Japan, Nagashima Ohno & Tsunematsu, has advised us that there is doubt as to the enforceability in Japan, in original actions or in actions to enforce judgments of U.S. courts, of civil liabilities based solely on U.S. securities laws. A Japanese court may refuse to allow an original action based on U.S. securities laws. Our legal counsel has further advised that the United States and Japan do not currently have a treaty providing for reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters. Therefore, if you obtain a civil judgment by a U.S. court, you will not necessarily be able to enforce it in Japan.

OUR REGISTERED HEAD OFFICE

Mitsubishi UFJ Financial Group, Inc.

7-1, Marunouchi 2-chome

Chiyoda-ku, Tokyo 100-8330

Japan

TRUSTEE, PAYING AGENT, CALCULATION AGENT

AND REGISTRAR FOR THE NOTES

The Bank of New York Mellon

240 Greenwich Street

New York, NY 10286

United States of America

OUR LEGAL ADVISORS

as to U.S. law	as to Japanese law
Paul, Weiss, Rifkind, Wharton & Garrison LLP	Nagashima Ohno & Tsunematsu
Fukoku Seimei Building 2F	JP Tower
2-2, Uchisaiwaicho 2-chome	7-2, Marunouchi 2-chome
Chiyoda-ku, Tokyo 100-0011	Chiyoda-ku, Tokyo 100-7036
Japan	Japan

LEGAL ADVISORS TO THE UNDERWRITERS

as to U.S. law

Simpson Thacher & Bartlett LLP

Ark Hills Sengokuyama Mori Tower 41F

9-10, Roppongi 1-chome

Minato-ku, Tokyo 106-0032

Japan

INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

Deloitte Touche Tohmatsu LLC

Marunouchi Nijubashi Building

3-2-3 Marunouchi

Chiyoda-ku, Tokyo 100-8360

Japan

LISTING AGENT

Mitsubishi UFJ Investor Services & Banking (Luxembourg) S.A.

287-289, route d’Arlon

L-1150 Luxembourg

Grand-Duché de Luxembourg

Mitsubishi UFJ Financial Group, Inc.

$500,000,000 Floating Rate Senior Notes due March 7, 2022

$1,500,000,000 3.218% Senior Notes due March 7, 2022

$1,500,000,000 3.407% Senior Notes due March 7, 2024

$1,500,000,000 3.741% Senior Notes due March 7, 2029

$500,000,000 4.153% Senior Notes due March 7, 2039

PROSPECTUS SUPPLEMENT

MORGAN STANLEY

MUFG

BofA Merrill Lynch

CITIGROUP

J.P. Morgan

Barclays

Bank of China

BNP PARIBAS

Crédit Agricole CIB

HSBC

Nomura

Wells Fargo Securities